     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1996


                                                       REGISTRATION NO. 333-4156

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                AMENDMENT NO. 1


                                       TO


                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                             XYBERNAUT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      3571
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   54-1799851
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                       12701 FAIR LAKES CIRCLE, SUITE 550
                            FAIRFAX, VIRGINIA 22033
                                 (703) 631-6925
                     (NAME, ADDRESS, INCLUDING ZIP CODE AND
                     TELEPHONE NUMBER, INCLUDING AREA CODE,
                      OF REGISTRANT'S PRINCIPAL EXECUTIVE
                    OFFICES AND PRINCIPAL PLACE OF BUSINESS)
                                EDWARD G. NEWMAN
                       12701 FAIR LAKES CIRCLE, SUITE 550
                            FAIRFAX, VIRGINIA 22033
                                 (703) 631-6925
                     (NAME, ADDRESS, INCLUDING ZIP CODE AND
                     TELEPHONE NUMBER, INCLUDING AREA CODE,
                       OF REGISTRANT'S AGENT FOR SERVICE)

                               ------------------

                                   Copies to:


                            MARIO V. MIRABELLI, ESQ.
                               BAKER & HOSTETLER
                   1050 CONNECTICUT AVENUE, N.W., SUITE 1100
                              WASHINGTON, DC 20036
                                 (202) 861-1500
                             ROBERT W. WALTER, ESQ.
                    BERLINER ZISSER WALTER & GALLEGOS, P.C.
                        1700 LINCOLN STREET, SUITE 4700
                                DENVER, CO 80203
                                 (303) 830-1700

                               ------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                               ------------------
     PURSUANT TO RULE 416, THERE ARE ALSO BEING REGISTERED SUCH ADDITIONAL SHARES AND WARRANTS AS MAY BECOME ISSUABLE PURSUANT TO ANTI-DILUTION PROVISIONS OF THE WARRANTS, EXCHANGE WARRANTS AND THE UNIT PURCHASE OPTION.
                               ------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------------------------------
                                                                      PROPOSED     PROPOSED
                                                                       MAXIMUM      MAXIMUM
                                                           AMOUNT     OFFERING    AGGREGATE    AMOUNT OF
TITLE OF EACH CLASS OF                                      TO BE    PRICE PER     OFFERING REGISTRATION
SECURITIES TO BE REGISTERED                            REGISTERED         UNIT     PRICE(1)          FEE
- --------------------------------------------------------------------------------------------------------
Units, each consisting of one share of Common Stock,
  $.01 par value and one redeemable Warrant..........   2,300,000    $ 5.00    $11,500,000   $ 3,965.52
- --------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(2)......................   2,300,000        --             --           --
- --------------------------------------------------------------------------------------------------------
Warrants(2)..........................................   2,300,000    $ 9.00    $20,700,000   $ 7,137.93
- --------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(3)......................   2,300,000        --             --           --
- --------------------------------------------------------------------------------------------------------
Units, each consisting of one share of Common Stock,
  $.01 par value and one redeemable Warrant(4).......   1,431,429    $ 1.75    $ 2,505,000   $   863.79
- --------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(5)......................   1,431,429        --             --           --
- --------------------------------------------------------------------------------------------------------
Warrants(5)..........................................   1,431,429    $ 9.00    $12,882,861   $ 4,442.37
- --------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(6)......................   1,431,429        --             --           --
- --------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(7)......................      20,000    $ 1.75    $    35,000   $    12.07
- --------------------------------------------------------------------------------------------------------
Unit Purchase Option(8)..............................     200,000        --    $        10           --
- --------------------------------------------------------------------------------------------------------
Units, each consisting of one share of Common Stock,
  $.01 par value and one redeemable Warrant(9).......     200,000    $ 6.00    $ 1,200,000   $   413.79
- --------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(10).....................     200,000        --             --           --
- --------------------------------------------------------------------------------------------------------
Warrants(10).........................................     200,000    $ 9.00    $ 1,800,000   $   620.69
- --------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(11).....................     200,000        --             --           --
- --------------------------------------------------------------------------------------------------------
     TOTAL...........................................                          $50,622,871   $17,456.16
     Paid With Initial Filing........................                                        $15,078.48
     Paid With This Filing...........................                                        $ 2,377.68
- --------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------


 (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

 (2) Included in the Units.

 (3) Issuable upon exercise of the Warrants included in the Units.

 (4) Issuable in exchange for the Company's outstanding 7% Exchangeable Debentures Due 1997 (the "Debentures").

 (5) Included in the Units issuable in exchange for the Debentures.

 (6) Issuable upon exercise of the Warrants included in the Units issued in exchange for the Debentures.

 (7) Issuable upon exercise of a warrant held by a holder of one of the Debentures.

 (8) To be issued to the Representative.

 (9) Issuable upon exercise of the Unit Purchase Option.

(10) Included in the Units underlying the Unit Purchase Option.

(11) Issuable upon exercise of the Warrants underlying the Unit Purchase Option.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE STRUCTURES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY
     NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JUNE 25, 1996


PROSPECTUS


                                2,000,000 UNITS


                             XYBERNAUT CORPORATION


               CONSISTING OF 2,000,000 SHARES OF COMMON STOCK AND


                         2,000,000 REDEEMABLE WARRANTS



    All of the Units offered hereby are being sold by Xybernaut Corporation (the "Company"). Each Unit consists of one share of Common Stock, $.01 par value (the "Common Stock") and one redeemable warrant (the "Warrant"). The Warrants will be immediately separately transferable from the Common Stock. Each Warrant entitles the holder to purchase at any time from the date hereof until
  , 1999, subject to the Company's earlier right of redemption as described herein, one share of Common Stock at a price of $9.00. Commencing 18 months from the date of this Prospectus and until the expiration of the Warrants, the Company, in its discretion, may redeem outstanding Warrants, in whole but not in part, upon not less than 30 days' notice, at a price of $.05 per Warrant, provided that the closing bid price of the Common Stock equals or exceeds $18.00 for 20 consecutive trading days ending five days immediately prior to such notice. See "Description of Securities."



    Prior to this offering there has been no market for the Company's securities. For a discussion of the factors considered in determining the initial public offering price of the Units, see "Underwriting." It is currently anticipated that the initial public offering price will be $5.00 per Unit. Application has been made to include the Units, Common Stock, and Warrants on The Nasdaq SmallCap Market under the trading symbols XYBRU, XYBR and XYBRW. There can be no assurance that an active trading market in the Company's securities will develop or be sustained.



    Concurrent with this offering, the Company is registering for resale 1,431,429 units (the "Exchange Units") to be exchanged for $2,505,000 principal amount of the Company's outstanding 7% Exchangeable Debentures Due 1997 (the "Debentures"). Each Exchange Unit consists of one share of Common Stock and one Warrant (the "Exchange Warrant"). The terms of the Exchange Warrants are identical to those of the Warrants included in the Units. The Exchange Units may be sold 180 days from the date of this Prospectus or earlier with the consent of Royce Investment Group, Inc., the Representative of the Underwriters (the "Representative"). See "Description of Securities" and "Shares Eligible for Future Sale."

                            ------------------------
 AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE
                           AND SUBSTANTIAL DILUTION.

  SEE "RISK FACTORS" BEGINNING ON PAGE 5 AND "DILUTION" BEGINNING ON PAGE 16.

                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE
   COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
     CRIMINAL OFFENSE.

- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------


                                                              UNDERWRITING DISCOUNTS
                                     PRICE TO PUBLIC            AND COMMISSIONS(1)        PROCEEDS TO COMPANY(2)
- -------------------------------------------------------------------------------------------------------------------
Per Unit.......................            $5.00                       $.50                       $4.50
- -------------------------------------------------------------------------------------------------------------------
Total(3).......................         $10,000,000                 $1,000,000                  $9,000,000
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------



(1) The Company has agreed to issue and sell to the Representative, for nominal
    consideration, an option to purchase 200,000 Units exercisable at $    per
    Unit, a price equal to       % of the Price to Public, and to pay the
    Representative a non-accountable expense allowance equal to three percent (3%) and a consulting fee equal to one percent (1%) of the aggregate gross proceeds from the sale of the Units, including the Over-Allotment Option. The Company also has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"). See "Underwriting."



(2) Before deducting offering expenses payable by the Company estimated at $850,000, including the Representative's non-accountable expense allowance.



(3) The Company has granted the Representative a 45-day option to purchase an aggregate of up to 300,000 additional Units solely to cover over-allotments, if any (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $11,500,000, $1,150,000 and $10,350,000, respectively. See "Underwriting."

                               ------------------
    The Units are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to the right of the Underwriters to withdraw, cancel or modify such offer and reject orders in whole or in part. It is expected that delivery of certificates representing the Units will be made at the offices of the Representative on or about
                    , 1996.

                          ROYCE INVESTMENT GROUP, INC.


                         KENSINGTON WELLS INCORPORATED


                 THE DATE OF THIS PROSPECTUS IS        , 1996.

Front: Pictures of Mobil Assistant hardware and of workers utilizing the Mobil Assistant while performing technical tasks.

                         [FOUR COLOR PICTURES TO COME]

     Mobile Assistant(R) is a registered trademark, and Mobile Inspector(TM) is a trademark, of Xybernaut Corporation. This Prospectus also contains trademarks of other companies.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE UNITS, COMMON STOCK AND WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     On the effective date of the Registration Statement of which this Prospectus forms a part, the Company will become a "reporting company" under the Securities Exchange Act of 1934 (the "1934 Act"). The Company intends to register the Units, Common Stock and Warrants under the 1934 Act as of the effective date of the Registration Statement. The Company is a "small business issuer" as defined under Regulation S-B adopted under the Act and will file reports with the Commission pursuant to the 1934 Act on forms applicable to small business issuers.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may from time to time deem appropriate or as may be required by law.

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes (i) no exercise of the Representative's Over-Allotment Option, and (ii) issuance of the Exchange Units for the Debentures. For a description of the various risks associated with purchase of the Company's Common Stock, see "Risk Factors."


                                  THE COMPANY


     The Company is engaged in the research, development and commercialization of mobile computer systems and related software solutions designed to enhance all aspects of personal productivity, especially in commercial, industrial and military applications. The Company's first mobile computing product is the patented Mobile Assistant(R), which is a full function body-worn, voice-controlled personal computer with a head-mounted video display providing true computing mobility through hands-free operation. With the speed, memory, data processing, multimedia and communications capabilities of a desktop PC in a lightweight unit, the Mobile Assistant(R) combines full function PC features with simultaneous user mobility. The Mobile Assistant(R) with application software is designed to allow workers with minimal training to perform complex and time consuming tasks such as maintenance, repair and inspection of complex technological and mechanical systems, retrieval and analysis of medical information from remote locations, and coordination of remote commercial and industrial activities and military field operations, in a more efficient manner than current technology allows. Purchasers of Mobile Assistants(R) have included, among others, AT&T, Rockwell International Corporation, Eaton Corporation, Martin Marietta (now Lockheed Martin), SRI International and the United States Army. Recently, Rockwell International Corporation, which manufactures the computing unit utilized in the Mobile Assistant(R), licensed from the Company the right to manufacture and market mobile computers utilizing the intellectual property and related technical know-how which has been developed by the Company.


     Since the introduction of the first large mainframe computers in the 1950's, there has been an ongoing evolution in the computer industry which has resulted in both reductions in the size of computer hardware and significant increases in the number and scope of software applications. The Company believes the next phase in this evolution will be the commercialization of mobile, body-worn computers which will combine portability with new and expanded software applications. Based upon the current size and projected growth of the market for all types of portable computers (i.e., less than eight pounds), the Company believes that there exists the potential to develop a substantial market for mobile computer systems and related software. The Company also believes that, with the advent of hands-free mobile computing, the Mobile Assistant(R) can be used to capitalize on the development of new markets by providing computer capability in environments and applications where computer capability previously was unavailable due to environmental constraints and hardware and software limitations.

     The Mobile Assistant(R) utilizes technologically advanced features such as real time, two-way video and audio communications through radio frequency transmissions, integrated cellular linkups and conventional telephone lines, global positioning system tracking capabilities, and access to information through the Internet and World Wide Web. The head-mounted display unit includes a two-way audio system, weighs less than 16 ounces and presents a monochrome image that is approximately equivalent to that of a 14" VGA monitor. The body-worn computing unit is designed with a case allowing operation in environmental extremes in which conventional portable computers could not previously operate, weighs less than three pounds and is capable of running software applications designed for Microsoft Windows and Windows 95, DOS and SCO UNIX.

     The Company intends to utilize its software development expertise acquired through custom programming, including development of a graphical user interface and neutral data storage systems for United States intelligence agencies, to create standard and custom software toolkits for commercial applications. Software toolkits provide a cost-effective platform for user customized programs for the storage, processing and retrieval of information necessary for specific commercial, industrial, military and other applications. The Company is the exclusive licensee for body-worn applications of the Mobile Inspector(TM), its first custom software toolkit, which develops protocols and procedures to facilitate inspection of commercial, industrial and military facilities and equipment. The Company intends to integrate its hardware and software capabilities to provide total mobile computing solutions, thereby capitalizing on all aspects of the Company's expertise.

     The Company is developing mobile computing systems to provide simultaneous "hands-free" access to computerized data and information to technical personnel while working in various applications including:

     - Commercial maintenance: There are over 5,460,000 mechanics and technicians (U.S. Bureau of Labor, 1996) in the United States alone engaged in the maintenance and repair of equipment in such industries as construction, transportation and telecommunications.

     - Military: The Mobile Assistant(R) has been tested by United States Army technicians for the maintenance and repair of the AH64 Apache Attack helicopter. The Army also is performing feasibility studies on more specialized versions of body-worn computers, including components of the Mobile Assistant(R), for coordination of personnel movement and artillery support. There are an estimated 700,000 mechanics in the U.S. Armed Forces.

     - Emergency healthcare: The Mobile Assistant(R) is designed to provide a direct voice, video and data link between emergency medical personnel and emergency room physicians to facilitate the remote diagnosis and treatment of patients and can transmit global positioning and patient information to medical helicopters and other evacuation vehicles transporting the critically ill and injured.

     The Company's objective is to become a leading supplier of integrated mobile computing systems for use in a broad variety of commercial, industrial and military applications. The Company intends to achieve this objective by (i) continuing development of the functions and capabilities of the Mobile Assistant(R), (ii) achieving market penetration for planned application development software toolkit products, (iii) expanding and developing specific software applications for the Mobile Assistant(R) through introduction of custom software toolkits, such as the Mobile Inspector(TM), (iv) initiating a sustained marketing program for its hardware and software products through value added resellers ("VARs") and original equipment manufacturers ("OEMs"), and (v) establishing technological leadership through continuous systems innovation to meet the needs of a broad range of end users. Through these strategies, the Company believes it will be well positioned to take advantage of anticipated growth and expansion of the mobile computing industry.

                                  THE OFFERING


Securities offered......................   2,000,000 Units, each Unit consisting of one share
                                           of Common Stock and one Warrant. Each Warrant
                                           entitles the holder to purchase one share of Common
                                           Stock at a price of $9.00 per share at any time
                                           from the date hereof until                , 1999,
                                           subject to the Company's right to redeem the
                                           Warrants under certain circumstances. See
                                           "Description of Securities -- Warrants."
Common stock outstanding prior to this
  offering(1)...........................   10,387,789 shares
Common stock outstanding after this
  offering(1)(2)........................   13,819,218 shares
Use of Proceeds.........................   The net proceeds of the offering will be used for:
                                           (i) marketing and sales, (ii) acquisition of
                                           inventory for the Mobile Assistant, (iii) research
                                           and development, (iv) capital expenditures, (v)
                                           repayment of indebtedness, (vi) acquisition of an
                                           affiliate, and (vii) working capital, including
                                           general and administrative expenses. See "Use of
                                           Proceeds."



                                PROPOSED SYMBOLS                                     NASDAQ
- ---------------------------------------------------------------------------------   --------
Units............................................................................      XYBRU
Common Stock.....................................................................       XYBR
Warrants.........................................................................      XYBRW


- ---------------

(1) Includes 1,800,000 shares of Common Stock held in escrow and subject to release upon the Company achieving certain objectives in the 12-month periods ending September 30, 1997, 1998 and 1999. Does not include 300 shares of Tech Virginia. See "Principal Stockholders -- Escrowed Shares."
(2) Excludes (i) 921,530 shares of Common Stock issuable upon the exercise of currently outstanding options and warrants, (ii) 2,000,000 shares of Common Stock issuable upon the exercise of the Warrants and 1,431,429 shares of Common Stock issuable upon exercise of the Exchange Warrants, (iii) 600,000 shares of Common Stock issuable upon exercise of the Over-Allotment Option and the shares issuable upon the exercise of the Warrants underlying the Units in such Option, and (iv) up to 400,000 shares of Common Stock issuable upon full exercise of the Representative's Unit Purchase Option (as hereinafter defined) and Warrants included in the Unit Purchase Option. See "Management" and "Underwriting."

                        SUMMARY COMBINED FINANCIAL DATA



                                                                NINE MONTHS ENDED       THREE MONTHS ENDED MARCH
                                  YEAR ENDED MARCH 31,            DECEMBER 31,                     31,
                                -------------------------   -------------------------   -------------------------
                                   1994          1995          1994          1995          1995          1996
                                -----------   -----------   -----------   -----------   -----------   -----------
Statement of Operations
  Data(1):
Revenues......................  $    16,981   $    79,324   $    52,250   $   352,648   $    27,074   $   315,371
Operating expenses............       56,541     1,325,715       873,472     2,211,675       452,243       769,580
Cost of sales.................        8,155        61,301        35,544       263,621        25,757       228,289
Net loss......................      (47,352)   (1,303,892)     (853,249)   (2,141,190)     (450,643)     (699,386)
Net loss per share............           --   $     (0.12)  $     (0.08)  $     (0.18)  $     (0.04)  $     (0.06)
Weighted average shares
  outstanding.................   10,200,244    11,164,748    10,984,499    11,793,120    11,715,505    11,803,618



                                                                                            MARCH 31, 1996
                                                                      -----------------------------------------------------------
                                                 DECEMBER 31, 1995         ACTUAL            PRO FORMA(2)          ADJUSTED(3)
                                                 -----------------    -----------------    -----------------    -----------------
Balance Sheet Data:
Working capital (deficit)......................     $   (38,534)         $     (535,174)      $      324,826       $    8,474,826
Total assets...................................       1,393,538               1,093,255            2,233,255            9,671,964
Total liabilities..............................       2,486,491               2,882,594            4,022,594            1,222,836
Stockholders' equity (deficit).................      (1,092,953)             (1,789,339)          (1,789,339)           8,449,128


- ---------------


(1) The Company changed from a fiscal year ended March 31 to a calendar year ended December 31 effective for the transition period ended December 31, 1995.



(2) In April 1996 the Company sold $1,000,000 in principal amount of the Debentures. Pro forma balance sheet information was prepared assuming these Debentures were outstanding as of March 1996. See Note 13 to Combined Financial Statements.



(3) Adjusted to give effect to the sale of 2,000,000 Units offered hereby at an assumed offering price of $5.00 per Unit, and the application of the estimated net proceeds therefrom. See "Use of Proceeds."



     The Company was incorporated in Virginia in October 1990 and was reincorporated in Delaware in April 1996. The Company's principal executive offices are located at 12701 Fair Lakes Circle, Suite 550, Fairfax, Virginia, 22033, and its telephone number is (703) 631-6925. As used herein, the term "Company" includes references to Xybernaut Corporation and Tech International of Virginia, Inc., an affiliate of the Company. See "Certain Transactions -- Tech International and Tech Virginia."

                                  RISK FACTORS

     Investment in the Company's securities involves substantial risks, some of which are summarized below. Prospective investors should carefully consider the following risks, among others, concerning the Company and this offering prior to investing.

HISTORY AND EXPECTATION OF FUTURE LOSSES; NEED FOR ADDITIONAL FINANCING


     The Company was incorporated in October 1990 and commenced operations in November 1992. In the fiscal years ended March 31, 1994 and 1995, the Company incurred a net loss of $47,352 and $1,303,892, respectively. In the nine months ended December 31, 1995, the Company incurred a net loss of $2,141,190. In the three months ended March 31, 1996, the Company incurred a net loss of $699,386. At March 31, 1996, the Company had an accumulated deficit of $4,233,727 and a working capital deficit of $535,174. During the nine months ended December 31, 1995 and continuing to date, the Company has experienced severe cash flow difficulties and a corresponding lack of liquidity, which has been addressed through the sale of $2,505,000 in principal amount of the Debentures concluded in April 1996. The Company has a limited operating history. The Company intends to conduct significant additional research, development and testing which, together with establishment of marketing and distribution capabilities, are expected to require substantial funding and to result in continuing operating losses for the foreseeable future. There can be no assurance that, notwithstanding these efforts and the expenditure of substantial funds, the Company ever will achieve substantial sales of any of its products or profitable operations. In the event the Company continues to incur losses after the application of proceeds from this offering or requires more working capital than is currently anticipated, the Company would be required to raise additional capital in order to fund its operations. There can be no assurance that the Company will be capable of raising additional capital or that the terms upon which such capital would be available to the Company would be acceptable, in which case the Company could be required to curtail materially, suspend or cease operations. The success of the Company will be affected by expenses, operational difficulties and other factors frequently encountered in the development of a business enterprise in a competitive environment, many of which may be beyond the Company's control. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."


GOING CONCERN QUALIFICATION

     The report of the Company's independent accountants contains an explanatory paragraph as to the Company's ability to continue as a going concern. Among the factors cited by the independent accountants as raising substantial doubt as to the Company's ability to continue as a going concern is that the Company has incurred losses since inception and has a working capital deficit. There can be no assurance that the Company will ever achieve significant revenues or profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Combined Financial Statements and Notes thereto.

UNCERTAINTY OF MARKET DEVELOPMENT AND PRODUCT ACCEPTANCE


     The mobile computing market is emerging and relatively undeveloped. The Company sold its first Mobile Assistant(R) in 1993 and as of June 18, 1996 had sold a total of 49 Mobile Assistants(R). Approximately 10 Mobile Inspector(TM) software packages were sold by the licensor of the software prior to the Company licensing the rights thereto. The Company recently has initiated marketing of the Mobile Inspector(TM) but has not sold any Mobile Inspectors(TM) to date. The size of the mobile computing market is currently limited by the high unit prices of mobile computers as compared to laptops and other portable computers, the specialized nature of each application and the need for custom applications and system integration. The potential size of the market will be limited by the rate at which prospective customers recognize and accept the functions and capabilities of integrated mobile computing systems. There can be no assurance that a significant market will develop for mobile computing systems or, if a market develops, that the Mobile Assistant(R) and any of the Company's other products will become a significant factor in any market which develops.


     The commercial success of the Mobile Assistant(R), the Mobile Inspector(TM) and any other product which the Company may develop will depend upon acceptance by commercial, industrial and military markets, of which there can be no assurance. The Company believes that any product acceptance will be substantially dependent upon educating the commercial, industrial and military markets as to the capabilities, characteristics, benefits and efficacy of the Mobile Assistant(R) and any of the Company's other products, of which there can be no assurance. See "Business."


COMPETITION


     The computer industry is intensely competitive and is characterized by rapid technological advances, evolving industry standards and technological obsolescence. Many of the Company's current competitors have longer operating histories and greater financial, technical, sales, marketing and other resources than the Company. In addition, there exist a number of large, well-capitalized hardware companies such as IBM, Dell Computers, Compaq, Toshiba and Apple that could, should they choose to do so, market mobile computers in direct competition with the Company. The Company believes that the principal immediate competitive factor which it will encounter will be the development of a significant market for mobile computing. Assuming the development of such a market, the principal competitive factors which the Company will encounter include mobility, ease of use, adaptability to applications, integration of functions and capabilities, and reliability as well as price, service and support, and market presence. Other present or future competitors may develop products or alternative technologies which render the Mobile Assistant(R), the Mobile Inspector(TM) or the Company's planned products obsolete. The Company currently considers InterVision, Phoenix Group, Computing Devices International, a division of Ceridian Corporation, Texas Microsystems and a consortium of Litton and TRW as competitors. At least two of these competitors have introduced mobile computers which compete directly with the Mobile Assistant(R). There can be no assurance that the Company will be able to compete successfully against its competitors or that its patent will prevail over or can be enforced against these and other competitors. See "Business -- Competition" and "Business -- Intellectual Property."


DEPENDENCE UPON KEY SUPPLIERS


     The Company purchases numerous parts and components from various suppliers, which the Company assembles into the Mobile Assistant(R). Certain components are currently purchased from single suppliers. The Company has not entered into written agreements with its suppliers except for Rockwell International Corporation ("Rockwell International") and Kopin Corporation ("Kopin"), its primary suppliers for computing units and head-mounted displays, respectively. Although the Company believes there are multiple sources for many parts and components, the Company currently depends heavily on Rockwell International and Kopin as well as on Sony Corporation, which has supplied the lithium-ion batteries utilized by the Mobile Assistant(R). The Company's agreement with Kopin obligates Kopin to provide a total of 1,200 head-mounted displays for the Company's mobile computers. The Company is vulnerable to limits in supply and pricing and product changes by its suppliers. Although management believes that the Company could adapt to any such occurrences, supply interruptions could necessitate changes in product design or assembly methods for the Mobile Assistant(R) and cause the Company to experience temporary delays or interruptions in supply while such changes are incorporated. Further, because the order time for certain components may range up to approximately three months, the Company also could experience delays or interruptions in supply in the event the Company is required to find a new supplier for any of these components. Any disruptions in supply of necessary parts and components from the Company's key suppliers could have a material adverse effect on the Company's results of operations.



     At various times there have been shortages of components in the computer hardware industry and certain components have been subject to limited allocation by some of the Company's suppliers. The Company estimates that approximately 25% of the Mobile Assistants(R) scheduled for delivery through March 31, 1996 have been delayed by 60 days or more as a result of such shortages and limited allocation. Any future shortage or limited allocation of components for the Mobile Assistant(R) could have a material adverse effect on the Company. See "Business -- Key Suppliers."

SUBSTANTIAL DEPENDENCE UPON SINGLE PRODUCT; POSSIBILITY OF UNSUCCESSFUL NEW PRODUCT DEVELOPMENT


     The Mobile Assistant(R) is the Company's principal product, and its success will depend upon its commercial acceptance, which cannot be assured. For single unit purchases, the Mobile Assistant(R) currently is priced from $8,749 to $22,000, depending upon the features included. As technological developments cause declines in hardware costs, the Company expects that mobile computer sales will be driven by system capabilities and integration. There is no assurance that the Mobile Assistant(R) will offer the performance capabilities or features that customers will value and, if not, the Company could be required to modify the design of the Mobile Assistant(R). While the Mobile Inspector(TM) and the Company's planned software toolkits are intended for use both with the Mobile Assistant(R) and independently, there can be no assurance that a separate market for the Company's existing and planned software products will develop. There can be no assurance that any products, if sold, will generate significant revenues or any profits. The Company also intends to modify the Mobile Assistant(R) for use in other applications and to develop other products utilizing its core technologies. Additional product development will result in the Company incurring significant research and development expenses that may be unrecoverable should commercialization of new products prove unsuccessful. The Company also could require additional funding if research and development expenses are greater than anticipated. There can be no assurance that the Company will be successful in its future product development efforts or in diversifying its product line. See "Business."


UNCERTAIN PROTECTION OF PATENT AND PROPRIETARY RIGHTS; NO ASSURANCE OF ENFORCEABILITY OR SIGNIFICANT COMPETITIVE ADVANTAGE


     The Company considers its patent, trade secrets, and other intellectual property and proprietary information to be important to its business prospects. In September 1995 the Company received a notification from the United States Patent and Trademark Office (the "Patent Office") entitled "office action in reexamination" which indicated that the Company's claims under its existing patent for the Mobile Assistant(R) were subject to reexamination and had been preliminarily rejected. In April 1996 the Company received notification that a second reexamination request had been filed with the Patent Office by the same party which had initiated the prior reexamination. In April 1996 the Patent Office essentially held that the Company's patent had been upheld with respect to the issues raised in the September 1995 reexamination. The ultimate validity of the patent will not be resolved until the second reexamination request has been decided. Approximately 65% of the Company's revenue for the nine months ended December 31, 1995 and approximately 95% of the Company's revenue for the three months ended March 31, 1996 were derived from product based upon the patent. A final rejection of the Company's patent could have a material adverse effect on the Company, including, but not limited to, its license agreement with Rockwell International. The Company has granted to Rockwell International a nonexclusive license to the patent and related technical know-how. See
"Business -- Marketing and Sales." In October 1995 the Company filed a patent application covering additional embodiments and extensions of the technologies used in the Mobile Assistant(R). Notwithstanding the foregoing, there can be no assurance that the Company's pending patent application will issue as a patent, that any issued patent will provide the Company with significant competitive advantages or that challenges will not be instituted against the validity or enforceability of any patent held by the Company. The cost of litigation to uphold the validity and prevent infringement of patents can be substantial. There also can be no assurance that others will not independently develop similar or more advanced products, design patentable alternatives to the Company's products or duplicate the Company's trade secrets. The Company may in some cases be required to obtain licenses from third-parties or to redesign its products or processes to avoid infringement. The Company licensed exclusive rights for body-worn applications to the Mobile Inspector(TM) from a software developer, the president of which is now a consultant to the Company. There can be no assurance that the license will be sufficient to protect the Company's right to the Mobile Inspector(TM). The Company also relies on trade secrets and proprietary technology and enters into confidentiality agreements with its employees and consultants. There can be no assurance that the obligation to maintain the confidentiality of such trade secrets or proprietary information will not be breached by employees or consultants or that the Company's trade secrets or proprietary technology will not otherwise become known or be independently developed by competitors in such a manner that the Company has no practical recourse. See "Business -- Intellectual Property."

LIMITED MARKETING AND DIRECT SALES EXPERIENCE; DEPENDENCE ON OTHERS FOR MARKETING AND SALES


     The Company only recently has begun to develop a sales organization to market and sell its mobile computing products to VARs, OEMs and end users and intends to accelerate development of its sales organization following completion of this offering. The Company intends to rely upon a network of VARs and OEMs and to enter into joint ventures and licensing or other collaborative arrangements to market and sell its mobile computing products. The Company currently is a party to VAR agreements with FC Imaging, Inc., Electronic Surveillance Technologies Corporation and NeuroSystems Europe Limited and a license agreement with Rockwell International. Such arrangements may result in a loss of control by the Company over the marketing and sale of its products. There can be no assurance that the Company will be successful in entering into any such arrangements or be able effectively to manage and maintain its relationships with others, or that any marketing and sales efforts undertaken for the Company by others will be successful. The Company also intends to market its products outside of the United States. A number of risks are inherent in international transactions, such as the imposition of governmental controls including restrictions on the exporting of currency, fluctuations in foreign currency exchange rates, export license requirements, political and economic instability, trade restrictions, changes in tariffs and difficulties and expenses in managing international operations. These and other factors beyond the Company's control may adversely affect the Company's ability to achieve significant sales. See "Business."


DEPENDENCE UPON AND NEED FOR KEY PERSONNEL; LIMITED MANAGEMENT TEAM


     The Company's success depends to a significant extent on Edward G. Newman, its President, Chief Executive Officer and Chairman of its Board of Directors. The loss of Mr. Newman would have a material adverse effect on the Company's progress and ultimate likelihood of success. Because the Company is substantially dependent on Mr. Newman's services and there are currently only two other executive officers of the Company, the Company may be considered to have limited management. Although the Company has entered into a three-year employment agreement with Mr. Newman, this agreement may not assure the Company the continued services of Mr. Newman. The Company has obtained a key-person life insurance policy on the life of Mr. Newman in the amount of $2,000,000. The Company's success also will depend upon its ability to attract and retain highly qualified and experienced management and technical personnel. The Company faces competition for such personnel from numerous other entities, many of which have significantly greater resources than the Company. There can be no assurance that the Company will be successful in recruiting such personnel, or that if recruited such persons would succeed in establishing profitable operations for the Company. See "Business" and "Management."


BROAD MANAGEMENT DISCRETION IN USE OF PROCEEDS


     The Company has allocated $1,900,000 (23.3% of the estimated net proceeds from this offering) to marketing and sales; $750,000 (9.2% of estimated net proceeds) to manufacturing inventory of the Mobile Assistant(R); $2,870,118 (35.3% of estimated net proceeds) to research and product development; $500,000 (6.1% of estimated net proceeds) to capital expenditures; $279,882 (3.4% of estimated net proceeds) to repayment of indebtedness to the Representative; $50,000 (0.6% of estimated net proceeds) to the acquisition of an affiliate; and $1,800,000 (22.1% of estimated net proceeds) to working capital. The Company's success will depend in part on the discretion and judgment of the Company's management with respect to the application and allocation of these proceeds. Furthermore, management will retain broad discretion over the allocation of amounts budgeted for working capital and proceeds received from the exercise of Warrants, if any. See "Use of Proceeds," "Business" and "Management."


CUSTOMER CONCENTRATION


     For the transitional period ended December 31, 1995, three of the Company's customers, Rockwell International, SRI International and Scientific Applications International Corporation (SAIC), accounted for 15%, 18% and 19%, respectively, of the Company's revenues. For the three month period ended March 31, 1996, Rockwell International accounted for 100% of the Company's revenues. Accordingly, the Company is significantly dependent on revenues derived from these customers. The loss of one or more significant customers may have a material adverse effect on the ability of the Company to achieve profitability. To the extent the Company's dependence increases on large corporate customers in the future, the Company will be subject to an increased risk that the loss of any such customers will have a material adverse effect on the Company's results of operations. Because of the Company's limited historical revenues, the Company may remain dependent in the immediate future upon a limited number of customers (the identity of which may be subject to change from year to year) for a material percentage of its annual operating revenue. See "Business."


RAPID TECHNOLOGICAL CHANGE AND RISK OF OBSOLESCENCE

     The market for computer products is characterized by rapid technological advances, evolving industry standards, changes in end user requirements and frequent new product introductions and enhancements. The introduction of products embodying new technologies and the emergence of new industry standards could render the Company's existing products and products currently under development obsolete and unmarketable. The Company's success will depend upon its ability to enhance its current products and develop and successfully introduce and sell new products that keep pace with technological developments and respond to evolving end user requirements. Any failure by the Company to anticipate or respond adequately to technological developments or end user requirements, or any significant delays in product development or introduction, could damage the Company's competitive position in the marketplace and reduce revenues. The Company expects to increase the size of its product development staff in the near term to meet these challenges. There can be no assurance that the Company will be successful in hiring and training qualified product development personnel to meet its needs. There can be no assurance that the Company will be successful in developing and marketing new products or product enhancements on a timely basis. Any failure to successfully develop and market new products and product enhancements would have a material adverse effect on the Company's results of operations. See "Business."

INDUSTRY CYCLICALITY


     The computer industry historically has been affected by general economic downturns which have had an adverse economic effect on manufacturers of computer hardware and software as well as upon end users of computers. In addition, the life cycle of existing computer products and timing of new product development and introduction can affect demand for computer products. The Company's results of operations for any particular period may be adversely affected by numerous factors, such as the loss of key suppliers or customers, price competition, problems encountered in managing inventories or receivables, the timing or cancellation of purchase orders with suppliers and the timing of expenditures in anticipation of increased sales and customer product delivery requirements, if any. Price competition in the computer industry in which the Company competes is intense and could result in gross margin declines which could have an adverse impact on the Company's financial performance. See "Business."


EFFECT OF POSSIBLE NON-CASH FUTURE CHARGE


     The Company's stockholders have been required by the Representative to deposit an aggregate of 1,800,000 shares of Common Stock (at least 1,620,000 of which are owned by officers and directors of the Company) into an escrow account (the "Escrowed Shares"). The Escrowed Shares will be subject to release to such stockholders in increments over a three-year period only in the event the Company's gross revenues and earnings (loss) per share for the 12-month periods ending September 30, 1997, 1998 and 1999 equal or exceed certain gross revenue and earnings (loss) per share targets which have been established through negotiations with the Representative (the "Performance Targets"). If the Performance Targets are not met in any of the relevant 12-month periods (and the price of the Common Stock does not meet or exceed the price described below), the Escrowed Shares will be returned to the Company in amounts which have been agreed upon between the Representative and the Company for each period and cancelled. In addition to the foregoing, all then Escrowed Shares will be released to the stockholders if the closing price of the Common Stock as reported on The Nasdaq SmallCap Market following this offering equals or exceeds $11.00 for 25 consecutive trading days or 30 out of 35 consecutive trading days during the period ending September 30, 1999. In the event any Escrowed Shares held by officers, employees and consultants are released, the difference between the initial offering price and the market value of such shares at the time of release will be deemed to be additional compensation expense to the Company. Assuming the price of Common Stock is equal to or greater than the assumed offering price of $5.00 per Unit (of which there can be no assurance), the release of the Escrowed Shares could result in an earnings charge which would have the effect of reducing or eliminating any earnings per share and could have a negative effect on the market price for the Common Stock. The earnings per share target calculation will be based on the average number of shares issued and outstanding during each period, but excluding shares issued pursuant to the Representative's Unit Purchase Option (as hereinafter defined), extraordinary items, or compensation expense charged to the Company related to the release of the Escrowed Shares. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Principal Stockholders."


CONTROL BY EXISTING STOCKHOLDERS


     Following this offering, the Company's executive officers, directors and principal stockholders will, in the aggregate, beneficially own approximately 63.4% of the Company's outstanding shares of Common Stock (assuming the exercise of their currently exercisable options to purchase the Company's Common Stock). These stockholders, if acting together, will be able effectively to control most matters requiring approval by the stockholders of the Company, including the election of directors. The voting power of these stockholders under certain circumstances could have the effect of delaying or preventing a change in control of the Company. See "Management," "Principal Stockholders" and "Description of Securities."


ARBITRARY DETERMINATION OF OFFERING PRICE; POSSIBLE PRICE VOLATILITY


     The initial public offering price of the Units and the exercise prices and other terms of the Warrants have been determined by negotiations between the Company and the Representative and are not related to the Company's asset value, net worth or results of operations or other investment criteria. The market prices for securities of emerging technology companies historically have been highly volatile. Future announcements concerning the Company or its competitors, including the results of testing, technological innovations or new commercial products, government regulations and developments concerning proprietary rights or litigation may have a significant impact on the market price of the Company's securities. See "Underwriting."


DILUTION


     This offering will result in immediate substantial dilution of $4.40 (88.0%) per share, which amount represents the difference between the pro forma net tangible book value per share after this offering and the assumed public offering price of $5.00 per Unit, assuming no part of the Unit offering price is allocated to the Warrants. See "Dilution."


LIMITATION OF LIABILITY


     The Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable for monetary damages to the Company or its stockholders for a breach of fiduciary duty as a director, subject to limited exceptions. Although such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission, these provisions of the Certificate of Incorporation could prevent the recovery of monetary damages against directors of the Company. See "Management -- Limitation of Liability and Indemnification Matters."


WARRANT EXERCISE AND REDEMPTION PROVISIONS


     Each Warrant offered hereby entitles the holder to purchase one share of Common Stock at a price of $9.00 per share commencing on, and expiring three years from, the date hereof. The Warrants may be exercised only if a current prospectus relating to the Common Stock underlying the Warrants is then in effect and only if such shares are qualified for sale under applicable state securities laws of the states in which holders of the Warrants reside. There can be no assurance that the Company will be successful in maintaining a current prospectus in effect during the Warrant exercise period. The Warrants may be rendered valueless in the event this Prospectus or another prospectus covering the shares issuable upon exercise of the Warrants is not kept current or if the shares are not registered or otherwise qualified in the state in which the holder of the Warrant resides. Although during this offering the Warrants will not knowingly be sold in any jurisdiction in which they are not registered or otherwise qualified, purchasers of the Warrants may relocate to a jurisdiction in which the Common Stock underlying the Warrants is not so registered or qualified. In addition, purchasers of the Warrants in the open market may reside in a jurisdiction in which the Common Stock underlying the Warrants is not registered or qualified. If the Company is unable or chooses not to register or qualify or maintain the registration or qualification of the Common Stock underlying the Warrants for sale in all of the states in which the Warrant holders reside, the Company would not permit such Warrants to be exercised and Warrant holders in those states may have no choice but either to sell their Warrants or let them expire. Prospective investors and other interested persons can inquire concerning whether Common Stock may be issued upon the exercise of Warrants by holders in a particular state by sending a written inquiry to the Company or the Representative. Commencing 18 months from the date hereof, the Warrants may be redeemed by the Company, in whole but not in part, upon 30 days prior written notice at a price of $.05 per Warrant at such time as the closing bid price of the Common Stock on the Nasdaq SmallCap Market has equaled or exceeded $18.00 for 20 consecutive trading days. The redemption notice must be provided not more than five business days after the conclusion of the 20 consecutive trading days for which the closing bid price of the Common Stock has equaled or exceeded $18.00 per share. While the Warrants may be exercised during the 30-day notice period prior to the date of redemption, the holder may be unable (for financial or other reasons) to exercise the Warrants at the time of receipt of the notice of redemption. The foregoing terms also are applicable to the Exchange Warrants. See "Description of Securities -- Warrants."


SHARES ELIGIBLE FOR FUTURE SALE


     Sales of a substantial number of shares of the Company's Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. Of the 13,819,218 shares of Common Stock to be outstanding upon the completion of this offering, the 2,000,000 shares sold in this offering and included in the Units will be freely tradeable and the 1,431,429 shares of Common Stock, 1,431,429 Exchange Warrants and, upon exercise thereof, 1,431,429 shares of Common Stock underlying the Exchange Warrants, all of which are registered on the Registration Statement of which this Prospectus forms a part, will be freely tradeable 180 days from the date hereof, or earlier with the consent of the Representative. The remaining 10,387,789 shares of the Common Stock are eligible for sale in the public market, subject to compliance with Rule 144 under the Act. Rule 144 generally provides that beneficial owners of shares who have held such shares for two years may sell within a three-month period a number of shares not exceeding the greater of one percent of the total outstanding shares or the average trading volume of the shares during the four calendar weeks preceding such sale. In the absence of agreements with the Representative, the outstanding restricted Common Stock could be sold in accordance with Rule 144 commencing 90 days from the date of this Prospectus and at various times thereafter through November 1997. However, pursuant to the terms of the Underwriting Agreement, the Representative has required that the holders of 10,180,543 shares enter into lock-up agreements which restrict the sale or disposition of such shares for two years from the date of this Prospectus without the prior written consent of the Representative. The Representative also has required that holders of the remaining 207,246 restricted shares enter into lock-up agreements which restrict the sale or disposition of such shares for 12 months from the date of this Prospectus without the prior written consent of the Representative. See "Shares Eligible for Future Sale."


SECURITIES ISSUABLE PURSUANT TO OPTIONS, WARRANTS AND REPRESENTATIVE'S UNIT PURCHASE OPTION


     At the date of this Prospectus, the Company has reserved an aggregate of 921,530 shares of Common Stock for issuance on exercise of outstanding options and warrants. The exercise prices of the options presently outstanding are $0.01 per share for 250,000 shares granted in September 1994 and $6.00 per share for 551,530 shares granted between April 1995 and June 1996. The exercise price of the warrants is $1.75 per share for 20,000 warrants granted in November 1995 and $6.00 per share for 100,000 warrants granted in April 1996. At the completion of this offering, the Representative will receive an option (the "Unit Purchase
Option") to purchase 200,000 Units at a price of $     per Unit (        % of
the offering price of the Units)
during a period of four years commencing one year from the date of this Prospectus. During the terms of the outstanding options, warrants and the Unit Purchase Option, the holders are given the opportunity to profit from a rise in the market price of the Common Stock, and their exercise may dilute the ownership interest of existing stockholders, including investors in this offering. The existence of the options, the warrants and the Unit Purchase Option may adversely affect the terms on which the Company may obtain additional equity financing. Moreover, the holders are likely to exercise their rights to acquire Common Stock at a time when the Company would otherwise be able to obtain capital on terms more favorable than could be obtained through the exercise of such securities. See "Description of Securities" and "Underwriting."

NO DIVIDENDS ANTICIPATED

     The Company has never paid any dividends on its securities and does not anticipate the payment of dividends in the foreseeable future. See "Description of Securities -- Dividend Policy."

ABSENCE OF PUBLIC MARKET


     Prior to this offering, there has been no public trading market for the Units, Common Stock or Warrants. Although the Company has applied for inclusion of the Units, Common Stock and Warrants on The Nasdaq SmallCap Market, there can be no assurance that an active market in any of these securities will develop or, if such a market develops, that it will be sustained. Most of the Company's current stockholders acquired their shares at a cost substantially below the offering price. To the extent the Company incurs losses, investors in this offering will bear a disproportionate risk of such losses. See "Shares Eligible for Future Sale."


POSSIBLE RESTRICTIONS ON MARKET-MAKING ACTIVITIES IN THE COMPANY'S SECURITIES

     Rule 10b-6 under the 1934 Act will prohibit the Representative from engaging in any market-making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by the Representative of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Representative may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Representative may be unable to make a market in the Company's securities during certain periods while the Warrants are exercisable. Any temporary cessation of such market-making activities could have an adverse effect on the market prices of the Company's securities. See "Underwriting."

RIGHTS OF PREFERRED STOCK

     The Company's Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of $.01 par value preferred stock (the "Preferred Stock"). As of the date of this Prospectus, none of the shares of Preferred Stock are issued and outstanding. The authorized and unissued Preferred Stock may be issued with voting, conversion or other terms determined by the Board of Directors which could be used to delay, discourage or prevent a change of control of the Company. Such terms could include, among other things, dividend payment requirements, redemption provisions, preferences as to dividends and distributions and preferential voting rights. The issuance of Preferred Stock with such rights could have the effect of limiting stockholder participation in certain transactions such as mergers or tender offers and could discourage or prevent a change in management of the Company. The Company has no present intention to issue any Preferred Stock. See "Description of Securities -- Preferred Stock."

                                USE OF PROCEEDS


     The Company estimates that the cash proceeds from the sale of the 2,000,000 Units offered in this offering will be approximately $8,150,000 ($9,440,000 if the Over-Allotment Option is exercised in full) after deducting underwriting discounts and commissions and expenses of this offering. The Company intends to apply the net proceeds of this offering as follows:



                                                                                      PERCENTAGE OF
                       APPLICATION OF PROCEEDS                            AMOUNT      NET PROCEEDS
- ---------------------------------------------------------------------   ----------    -------------
Marketing and sales(1)...............................................   $1,900,000         23.3%
Acquisition of inventory for the Mobile Assistant(R).................      750,000          9.2
Research and development(2)..........................................    2,870,118         35.3
Capital expenditures.................................................      500,000          6.1
Repayment of indebtedness(3).........................................      279,882          3.4
Acquisition of affiliate(4)..........................................       50,000          0.6
Working capital(5)...................................................    1,800,000         22.1
                                                                        ----------       ------
     Total...........................................................   $8,150,000        100.0%
                                                                         =========    ==========


- ---------------
(1) Includes continued development of the Company's marketing capability for the Mobile Assistant(R), the Mobile Inspector(TM) and the Company's proposed products, expanding marketing and sales of the Mobile Assistant(R), and establishing a distribution network or entering into joint ventures, partnerships, licensing or similar collaborative arrangements. See "Business."

(2) Includes (i) continued development and testing of the various custom hardware and software applications of the Mobile Assistant(R), and (ii) research and development of other products using Mobile Assistant(R) technology, including the development of software toolkits.

(3) Represents commissions and expenses payable to the Representative for serving as placement agent in the sale of the Debentures. See
    "Underwriting."

(4) Simultaneous with the closing of this offering the Company will acquire all of the issued and outstanding shares of Tech International of Virginia, Inc., which is owned by Edward G. Newman, the Company's President, Chief Executive Officer and Chairman of the Board of Directors, and Steven A. Newman and Eugene J. Amobi, directors of the Company. The purchase price was established with Messrs. Newman, Newman and Amobi and approved by the Company's disinterested directors. See "Certain Transactions."


(5) Working capital will be used for corporate and other general and administrative purposes including the costs attributable to the Company's public reporting obligations and the payment of accrued salaries and expense reimbursement from Tech Virginia as follows: Eugene J. Amobi, $145,000; Edward G. Newman, $40,500; Steven A. Newman, $40,500. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions."


     The net proceeds, if any, from the exercise of the Over-Allotment Option, the Warrants, the Exchange Warrants or the Unit Purchase Option will be added to working capital.

     The foregoing represents the Company's best estimate of the allocation of the net proceeds of this offering during a minimum of the next 12 months. This estimate is based upon certain assumptions, including that research, development and testing of the Company's technology can be completed at anticipated costs. Projected expenditures are estimates or approximations only. Future events, including the delays, expenses and complications frequently encountered by companies in an early stage of development, changes in economic, regulatory, or competitive conditions, or the success or lack thereof of the Company's development and sales and marketing efforts during the 12-month period following completion of this offering or thereafter may necessitate reallocation of funds and curtailment of certain planned expenditures. Any changes in the utilization of the proceeds of this offering will be at the discretion of the Company.

     Until used, the net proceeds of this offering will be invested in short-term interest-bearing securities, money market funds or United States government securities.

                                    DILUTION

     The following tables and discussion assume that no part of the Unit offering price is allocated to the Warrants.


     At March 31, 1996, the Company's net tangible deficit was $2,252,494, or $0.22 per share. Net tangible deficit per share is determined by dividing the Company's tangible assets less total liabilities by the number of shares of Common Stock outstanding. Adjusted net tangible worth is $112,506, or $0.01 per share, and gives effect to the exchange of all of the Company's Debentures for 1,431,429 Exchange Units. Assuming no changes in the adjusted net tangible book value at March 31, 1996 other than to give effect to the sale of 2,000,000 Units by the Company (based on an assumed initial public offering price of $5.00 per Unit after deducting underwriting discounts and commissions and other estimated offering expenses) the Company's pro forma net tangible book value at March 31, 1996 would have been $8,262,506 or $0.60 per share, representing an immediate increase in net tangible book value of $0.82 per share to existing stockholders and an immediate dilution of $4.40 (88.0%) per share to purchasers of Units in this offering. Dilution to Unit purchasers is determined by subtracting pro forma net tangible book value per share of Common Stock immediately after completion of this offering from the assumed initial public offering price per Unit. The following table illustrates this per share dilution.



Assumed initial public offering price per Unit...............................             $5.00
  Net tangible deficit per share at March 31, 1996...........................   $(0.22)
  Increase per share attributable to Debenture exchange(1)...................     0.23
  Increase per share attributable to Unit purchasers.........................     0.59
                                                                                ------
Pro forma net tangible book value per share after the offering...............              0.60
                                                                                          -----
Dilution in net tangible book value per share to Unit purchasers.............             $4.40
                                                                                          =====


- ---------------

(1) Assumes the issuance of 1,431,429 shares of Common Stock included in the Exchange Units. Does not include the shares of Common Stock underlying the Exchange Warrants.



     The following table sets forth as of March 31, 1996 (i) the number of shares of Common Stock issued by the Company to the existing stockholders and the number of shares of Common Stock issuable in exchange for the Debentures, the total consideration paid and the average price per share paid for such shares by the existing stockholders, and (ii) the 2,000,000 shares of Common Stock to be included in the Units, the total consideration to be paid and the price per share to be paid by Unit purchasers:



                                                SHARES PURCHASED        TOTAL CONSIDERATION       AVERAGE
                                              ---------------------    ----------------------      PRICE
                                                NUMBER      PERCENT      AMOUNT       PERCENT    PER SHARE
                                              ----------    -------    -----------    -------    ----------
Existing stockholders......................   10,372,789      75.1%    $ 2,282,634      15.4%      $ 0.22
Stockholders from exchange of
  Debentures(1)............................    1,431,429      10.4       2,505,000      17.0         1.75
Unit purchasers............................    2,000,000      14.5     $10,000,000      67.6         5.00
                                              ----------    -------    -----------    -------
     Total.................................   13,804,218     100.0%    $14,787,634     100.0%
                                               =========     =====      ==========     =====


- ---------------
(1) Assumes the issuance of 1,431,429 shares of Common Stock included in the Exchange Units. Does not include the shares of Common Stock underlying the Exchange Warrants.

     The foregoing information assumes no exercise of the Over-Allotment Option, outstanding options and warrants to purchase the Common Stock, the Warrants, the Exchange Warrants or the Representative's Unit Purchase Option or underlying Warrants. See "Description of Securities" and "Underwriting." To the extent that currently outstanding options and warrants are exercised, there will be further dilution to Unit purchasers in this offering.

                                 CAPITALIZATION


     The following table sets forth the pro forma capitalization of the Company at March 31, 1996 and as adjusted to reflect (i) the sale by the Company of 2,000,000 Units offered hereby at an assumed initial public offering price of $5.00 per Unit and the application of the net proceeds therefrom, and (ii) the exchange of all outstanding Debentures for 1,431,429 Exchange Units (excluding shares in exchange for accrued interest, if any). See "Use of Proceeds." The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Combined Financial Statements and Notes thereto and other financial information included in this Prospectus.



                                                                           MARCH 31, 1996(1)
                                                                    --------------------------------
                                                                    PRO FORMA(2)     AS ADJUSTED(3)
                                                                    -------------    ---------------
Long-term debt:
     Notes and loans payable.....................................    $    70,965       $    70,965
     Debentures..................................................      2,505,000                --
                                                                    -------------    ---------------
     Total long-term debt........................................      2,575,965            70,965
                                                                    -------------    ---------------
Stockholders' equity:
Preferred Stock
     5,000,000 shares authorized; no shares outstanding..........             --                --
Common Stock
     30,000,000 shares authorized; 10,372,789 shares outstanding;
      13,804,218 shares outstanding, as adjusted.................        103,731           138,045
Additional paid-in capital.......................................      2,340,657        12,544,810
Accumulated deficit..............................................     (4,233,727)       (4,233,727)
                                                                    -------------    ---------------
     Total stockholders' equity (deficit)........................     (1,789,339)        8,449,128
                                                                    -------------    ---------------
     Total capitalization........................................    $   786,626       $ 8,520,093
                                                                     ===========       ===========


- ---------------

(1) Sets forth capitalization of the Company and Tech Virginia as of such date. Shares of Common Stock outstanding do not include 300 outstanding shares of Tech Virginia.


(2) In April 1996 the Company sold $1,000,000 in principal amount of the Debentures. Pro forma balance sheet information was prepared assuming all Debentures were outstanding in March 1996. See Note 13 to Combined Financial Statements.



(3) Does not include (i) 600,000 shares issuable upon exercise of the Over-Allotment Option and the shares issuable upon exercise of the Warrants underlying the Units in such Option, (ii) 2,000,000 shares issuable upon exercise of the Warrants and 1,431,429 shares issuable upon exercise of the Exchange Warrants, (iii) 200,000 shares issuable upon exercise of the Unit Purchase Option and 200,000 shares issuable upon exercise of the Warrants included therein, and (iv) 921,530 shares of Common Stock issuable upon the exercise of the outstanding options and warrants. See "Management," "Description of Securities" and "Underwriting."

                            SELECTED FINANCIAL DATA


     The combined selected historical financial data set forth below as of December 31, 1995 and March 31, 1994 and 1995 and for the nine months ended December 31, 1995 and for each of the two years in the period ended March 31, 1995 has been derived from the financial statements of the Company included elsewhere herein which have been audited by Coopers & Lybrand L.L.P., independent accountants (whose report thereon includes an explanatory paragraph which refers to conditions that raise substantial doubt about the Company's ability to continue as a going concern) and should be read in conjunction with those financial statements (including the notes thereto) and with "Management's Discussion and Analysis of Financial Condition and Results of Operations," all appearing elsewhere in this Prospectus. The statement of operations data for the three-month periods ended March 31, 1995 and 1996 and the nine months ended December 31, 1994 and the selected balance sheet data as of March 31, 1996 have been derived from the Company's unaudited consolidated financial statements which, in the opinion of management, reflect all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the results for these periods and as of this date. The selected financial data provided below is not necessarily indicative of the future results of the operations or financial performance of the Company.



                                       YEARS ENDED              NINE MONTHS ENDED          THREE MONTHS ENDED
                                        MARCH 31,                 DECEMBER 31,                  MARCH 31,
                                -------------------------   -------------------------   -------------------------
                                   1994          1995          1994          1995          1995          1996
                                -----------   -----------   -----------   -----------   -----------   -----------
Statement of Operations Data:
Revenues....................... $    16,981   $    79,324   $    52,250   $   352,648   $    27,074   $   315,371
Cost of sales..................       8,155        61,301        35,544       263,621        25,757       228,289
                                -----------   -----------   -----------   -----------   -----------   -----------
  Gross margin.................       8,826        18,023        16,706        89,027         1,317        87,082
                                -----------   -----------   -----------   -----------   -----------   -----------
Operating expenses:
  Sales and marketing..........      15,521       207,377       150,934       383,960        56,443       114,010
  General and administrative...      35,970       859,082       575,346       917,533       283,736       449,685
  Research and development.....       5,050       259,256       147,192       910,182       112,064       205,886
                                -----------   -----------   -----------   -----------   -----------   -----------
Total operating expenses.......      56,541     1,325,715       873,472     2,211,675       452,243       769,580
                                -----------   -----------   -----------   -----------   -----------   -----------
Interest income (expense)......         363         3,800         3,517       (18,542)          283       (16,888)
                                -----------   -----------   -----------   -----------   -----------   -----------
Net loss....................... $   (47,352)  $(1,303,892)  $  (853,249)  $(2,141,190)  $  (450,643)  $  (699,386)
                                ============  ============  ============  ============  ============  ============
Net loss per common and common
  equivalent share(1).......... $     (0.00)  $     (0.12)  $     (0.08)  $     (0.18)  $     (0.04)  $     (0.06)
                                ============  ============  ============  ============  ============  ============
Weighted average number of
  common and common equivalent
  shares outstanding...........  10,200,244    11,164,748    10,984,499    11,793,120    11,715,505    11,803,618
                                ============  ============  ============  ============  ============  ============



                                                                                          MARCH 31, 1996
                                                                                    ---------------------------
                                                       MARCH 31,    DECEMBER 31,                        PRO
                                                         1995           1995           ACTUAL        FORMA(2)
                                                       ---------    ------------    ------------    -----------
Balance Sheet Data:
Working capital (deficit)...........................   $(129,634)   $   (38,534)    $   (535,174)   $   324,826
Total assets........................................     336,809      1,393,538        1,093,255      2,233,255
Total liabilities...................................     310,763      2,486,491        2,882,594      4,022,594
Stockholders' equity (deficit)......................      26,046     (1,092,953)      (1,789,339)    (1,789,339)


- ---------------
(1) Net loss per share of Common Stock is computed based upon the weighted average number of shares of Common Stock outstanding during the period.


(2) Pro forma balance sheet information was prepared assuming all Debentures were outstanding in March 1996.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

OVERVIEW


     The Company was incorporated in October 1990 to develop, manufacture and sell mobile computing systems and commenced active operations in November 1992. Since commencing operations, the Company has incurred significant operating losses. In April 1996, the Company was reincorporated under the laws of the State of Delaware and its name changed to Xybernaut Corporation. The Company has derived its revenues from sales of the Mobile Assistant(R) and from consulting services related to application software for the Mobile Assistant(R) and other computer platforms, together with other computing applications. During the nine months ended December 31, 1995, the Company derived approximately 65% of its revenues from sales of the Mobile Assistant(R) and 35% of its revenues from consulting services. All of the Company's sales for the three months ending March 31, 1996 were to Rockwell International. During the three months ending March 31, 1996, the Company derived 95% of its revenues from sales of the Mobile Assistant(R) and 5% of its revenues from consulting services. In the future, the Company expects to derive additional revenues from the sale of software development toolkits, software runtime modules and additional optional components of the Mobile Assistant(R). The Company intends to increase expenditures on research and development of additional products, especially software development toolkits, and to establish a full-service sales and support function. See "Business." The Company also anticipates an increase in general and administrative expenses related to legal, auditing, investor relations and other obligations.


     The Company's revenues include sales of the Mobile Assistant(R) and related software and consulting services which relate to the Mobile Assistant(R) and to other software applications, less volume discounts on product sales. Cost of sales include the cost of Mobile Assistant(R) components, direct labor and overhead expense, manuals, diskettes and duplication, packaging materials, assembly, paper goods and shipping. Research and development expenses consist primarily of personnel and equipment costs required to conduct the Company's development activities. Software development costs are expensed as incurred until technological feasibility is established in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86 (Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed), after which any additional costs are capitalized until the software is ready for release. The Company has expensed all software development costs to date.

     Revenues from sales to VARs and OEMs and direct sales are recognized when products are shipped. The Company's sales agreements generally do not involve any significant obligations to customers subsequent to delivery except as provided in separate service or support agreements. Revenues from future software sales will be recognized at the time the software master is delivered in accordance with Statement of Position No. 91-1.


     Research and development expenses consist primarily of consulting fees and test components, as well as salaries and related benefits paid to Company personnel engaged in the research and design of new products. Research and development expenses during fiscal 1994 and 1995, the nine months ended December 31, 1994 and 1995, and the three months ended March 31, 1995 and 1996 were $5,050, $259,256, $147,192, $910,182, $112,064 and $205,886, respectively, none of which was capitalized. Salaries paid to the Company's software programmers and fees paid to outside software development consulting firms for further development and enhancement after technological feasibility of a product has been established and related development expenses, will be capitalized in the future in accordance with SFAS No. 86.


     The Company's combined financial statements include the results of operations of Tech International of Virginia, Inc. ("Tech Virginia"), a supplier of software and consulting services to the United States government and others. Tech Virginia is owned by Edward G. Newman, the Company's President, Chief Executive Officer and Chairman of the Board of Directors, and Steven A. Newman and Eugene Amobi, directors of the Company. Messrs. Newman, Newman and Amobi are also the officers and directors of Tech Virginia. From December 1992 until November 1994, the Company sublet office space and contracted for personnel services from the Virginia business unit of Tech International, Inc. ("Tech International"), which spun-off its Virginia operations as Tech Virginia on December 30, 1994. In December 1994 the Company received an option to purchase Tech Virginia for $50,000. In March 1996 the Company notified Tech Virginia that it intends to exercise this option upon the closing of this offering. See "Certain Transactions." The combined financial statements contain eliminations for all material transactions between the Company and Tech Virginia in prior periods.

     Prior to March 31, 1995 the Company had elected Subchapter S status under the Internal Revenue Code. The Company has revoked its Subchapter S election and will be taxed as a C corporation. The change in the Company's tax status may result in the Company recording current and deferred income taxes. As of the date of this Prospectus, the Company has a history of operating losses and has not had any taxable income.


     The Company's financial statements do not contain a provision for income tax expense in fiscal 1994 and fiscal 1995 due to the Company's prior status as a Subchapter S Corporation from its inception through the revocation of its Subchapter S election. Subject to realization, the Company has generated net operating losses that can be used to offset taxable operating income in the future. The Company's future operations, if profitable, will be subject to income tax expense not previously incurred by the Company. See Note 8 to Combined Financial Statements. At March 31, 1996, the Company had approximately $2,900,000 of net operating loss carryforwards for federal income tax purposes which expire in 2011. The use of these carryforwards may be limited in any one year under Internal Revenue Code sec. 382 because of significant ownership changes.


RESULTS OF OPERATIONS


     The following table sets forth certain combined financial data as a percentage of revenues for the years ended March 31, 1994 and 1995, the nine-month periods ended December 31, 1994 and 1995 and the three-month periods ended March 31, 1995 and 1996.



                                     YEARS ENDED            NINE MONTHS ENDED        THREE MONTHS ENDED
                                      MARCH 31,                DECEMBER 31,              MARCH 31,
                                 --------------------      --------------------      ------------------
                                  1994         1995          1994         1995        1995        1996
                                 ------      --------      --------      ------      -------      -----
Revenues......................    100.0%        100.0%        100.0%      100.0%       100.0%     100.0%
Cost of sales.................     48.0          77.3          68.0        74.8         95.1       72.4
                                 ------      --------      --------      ------      -------      -----
  Gross margin................     52.0          22.7          32.0        25.2          4.9       27.6
                                 ------      --------      --------      ------      -------      -----
Operating expenses:
  Sales and marketing.........     91.4         261.4         410.5       108.9        208.5       36.1
  General and
     administrative...........    211.8       1,083.0         979.5       260.2      1,048.0      142.6
  Research and development....     29.7         326.8         281.7       258.1        413.9       65.3
                                 ------      --------      --------      ------      -------      -----
Total operating expenses......    333.0       1,671.3       1,671.7       627.2      1,670.4      244.0
                                 ------      --------      --------      ------      -------      -----
Interest income (expense).....      2.1           4.8           6.7        (5.3)         1.0       (5.4)
                                 ------      --------      --------      ------      -------      -----
Net loss......................   (278.9)%    (1,643.8)%    (1,633.0)%    (607.2)%    1,664.5%     221.8%
                                 ------      --------      --------      ------      -------      -----



THREE MONTHS ENDED MARCH 31, 1995 AND 1996



     Revenues. Revenues for the three months ended March 31, 1996 were $315,371, an increase of $288,297, or 1,065%, compared to $27,074 for the corresponding period in 1995. This increase resulted primarily from increased sales of the Mobile Assistant(R), all of which were to one customer.



     Cost of goods sold. The cost of goods sold for the three months ended March 31, 1996 was $228,289, an increase of $202,532, or 786%, compared to $25,757 for the corresponding period in 1995. This increase resulted primarily from costs related to increased sales of the Mobile Assistant(R).



     Research and development expense. Research and development expense for the three months ended March 31, 1996 was $205,886, an increase of $93,822, or 84%, from $112,064 for the corresponding period in 1995. This increase was related to the opening of a design center in Los Gatos, California, the internal development of a head-mounted display, the development of a new body-worn computing unit and planning and development for software toolkits.



     Sales, marketing, general and administrative expenses. Sales, marketing, general and administrative expenses for the three months ended March 31, 1996 were $563,695, an increase of $223,516, or 66%, from $340,179 for the corresponding period in 1995. Of this increase, $67,221 was for compensation expense related to the issuance of the Common Stock to consultants. Sales and marketing expenses increased resulting from the establishment of a full-time sales group and general and administrative expenses increased resulting from an increase in staff and the use of outside service providers.



     Net loss. As a result of the factors described above, the net loss for the three months ended March 31, 1996 was $699,386, an increase of $248,743, or 55%, from $450,643 for the corresponding period in 1995. Although the Company was subject to taxation during the three months ended March 31, 1996, the Company incurred a net loss during the period and no provision for taxes was made.


NINE MONTHS ENDED DECEMBER 31, 1994 AND 1995

     Revenues. Revenues for the nine months ended December 31, 1995 were $352,648, an increase of $300,398, or 575%, compared to $52,250 for the corresponding period in 1994. This increase resulted primarily from increased sales of the Mobile Assistant(R) and, to a lesser extent, increased consulting revenues.

     Cost of goods sold. The cost of goods sold for the nine months ended December 31, 1995 was $263,621, an increase of $228,077, or 642%, compared to $35,544 for the corresponding period in 1994. This increase resulted primarily from costs related to increased sales of the Mobile Assistant(R).

     Research and development expense. Research and development expense for the nine months ended December 31, 1995 was $910,182, an increase of $762,990, or 518%, from $147,192 for the corresponding period in 1994. Of this increase, $494,500 was for compensation expense related to the issuance of stock to employees and a consultant involved in research and development. The remaining increase was related to additional research and development of software toolkits as well as power management, accessories and communication capabilities for the Mobile Assistant(R).

     Sales, marketing, general and administrative expenses. Sales, marketing, general and administrative expenses for the nine months ended December 31, 1995 were $1,301,493, an increase of $575,213, or 79% from the corresponding period in 1994. Of this increase, $58,022 was for compensation expense attributable to the issuance of stock to employees and a consultant involved in sales and marketing and general and administrative activities. The remaining increase resulted from establishing a business plan, arranging manufacturing capacity with third-party suppliers, establishing relationships with potential VARs and OEMs, obtaining orders from customers, supervising beta-site tests and initial installations of the Company's products, attending trade shows, sales presentations and demonstrations.

     Net loss. As a result of the factors described above, the net loss for the nine months ended December 31, 1995 was $2,141,190, an increase of $1,287,941, or 151%, from $853,249 for the corresponding period in 1994. No provision for taxes was required for the nine months ended December 31, 1994 because the Company was a Subchapter S corporation during that period and the Company incurred a net loss. Although the Company was subject to taxation during the nine months ended December 31, 1995, the Company incurred a net loss during the period and no provision for taxes was made.

FISCAL YEARS ENDED MARCH 31, 1994 AND 1995

     Revenues. Revenues increased 367% from $16,981 for the fiscal year ended March 31, 1994 ("fiscal 1994") to $79,324 for the fiscal year ended March 31, 1995 ("fiscal 1995"). This increase is attributable primarily to increased sales of the Mobile Assistant(R) and, to a lesser extent, increased consulting revenues.

     Cost of goods sold. Costs of goods sold increased 652% from $8,155 for fiscal 1994 to $61,301 for fiscal 1995. This increase was related to increased sales of the Mobile Assistant(R).

     Research and development expense. Research and development expense increased 5,034% from $5,050 for fiscal 1994 to $259,256 for fiscal 1995. Of this increase, $5,500 was for compensation expense related to the issuance of stock and stock options to employees involved in research and development. The remaining increase was attributable to the establishment in October 1994 of Company operations separate from those of Tech International, the hiring of personnel to staff the Company's research and development functions and continued development of the Mobile Assistant(R) hardware, software and accessories.

     Sales, marketing, general and administrative expenses. Sales, marketing, general and administrative expenses increased 1,971% from $51,491 for fiscal 1994 to $1,066,459 for fiscal 1995. Of this increase, $188,841 was for compensation expense related to the issuance of stock and stock options to employees involved in sales and marketing and general and administrative activities. The remaining increase was attributable to the establishment in October 1994 of Company operations in its current location, the hiring of personnel to staff the Company's marketing, financial and administrative functions and the subsequent expansion of related activities. These related activities included establishing a business plan, arranging manufacturing capacity with third-party suppliers, establishing relationships with potential VARs and OEMs, obtaining orders from customers, supervising beta-site tests and initial installations of the Company's products, attending trade shows and sales presentations and demonstrations.

     Net loss. As a result of the factors described above, the Company's net loss increased 2,654% from $47,352 for fiscal 1994 to $1,303,892 for fiscal 1995. No provision for taxes is made for fiscal 1994 or 1995 since the Company was not a taxable entity during these periods and the Company incurred a net loss.

LIQUIDITY AND CAPITAL RESOURCES

     Since its inception, the Company has financed its operations through the private sale of its securities, from vendor credit and by short-term loans from management, stockholders and others. Funding requirements through October 1994 were met by credit extended by Tech International for services provided to the Company. In conjunction with the Company's business activities prior to November 1994, the Company subleased space at the offices of Tech International and used certain equipment and facilities of Tech International. The Company contracted for the services of certain Tech International employees in conducting its business until October 1994 when the Company hired several of such employees directly. The Company has continued to contract for the services of several other Tech International employees since October 1994. See "Certain Transactions."

     From October 1994 to August 1995 the Company raised $1,243,476 from the private sale of shares of Common Stock at $6.00 per share. From November 1995 to April 1996 the Company raised $2,505,000 through the private sale of the Debentures. The Company received $1,201,718 and $2,143,642 from these financings net of offering costs, a portion of which are payable from the proceeds of this offering. See "Use of Proceeds."


     For the three months ended March 31, 1996, the Company's operating activities used cash of $221,198 compared to $329,087 for the corresponding period in 1995. The net use of cash during the three months ended March 31, 1996 was primarily the result of a $699,386 net loss, offset by a $300,000 licensing fee, an increase in accounts payable and accrued expenses of $100,468 and depreciation and amortization of $71,406. The net use of cash by operations for the three months ended March 31, 1995 was primarily the result of a $450,643 net loss, partially offset by an increase in accounts payable and accrued expenses of $47,870. Cash used by investing activities in the three months ended March 31, 1996 was $4,685 for the acquisition of office equipment and $13,444 related to the maintenance and defense of patents. Cash used by investing activities in the three months ended March 31, 1995 was $300 for the acquisition of property and equipment. The Company's financing activities in the three months ended March 31, 1996 consisted primarily of $78,943 of capitalized expenses related to the initial public offering. The Company's financing activities in the three months ended March 31, 1995 consisted of $396,000 raised through the private placements of Common Stock, offset by issuance costs of $41,758. As a result of the above, cash on hand as of March 31, 1996 was $191,031, or a decrease of $317,635 from the $508,666 of cash on hand as of December 31, 1995.

     For the nine months ended December 31, 1995, the Company's operating activities used cash of $1,400,230 compared to $442,774 for the corresponding period in 1994. The use of cash by operations for the nine months ended December 31, 1995 was primarily the result of a $2,141,190 net loss and $240,709 of cash used by inventories, offset by $671,500 of non-cash charges for Common Stock issued for services. The use of cash by operations for the nine months ended December 31, 1994 was primarily the result of a $853,249 net loss offset by a $220,950 increase in accounts payable and accrued expenses. Cash used by investing activities in the nine months ended December 31, 1995 was $33,958 for the acquisition of property and equipment and $45,998 related to the acquisition of patents. Cash used by investing activities in the nine months ended December 31, 1994 was $92,756 for the acquisition of property and equipment, furniture, leasehold improvements and fixtures related to the establishment of separate Company offices in November 1994 and $23,878 related to the acquisition of patents in the United States and internationally. The Company's financing activities in the nine months ended December 31, 1995 consisted primarily of $1,505,000 raised through the sale of the Debentures in November 1995 and $185,924 in other loans, offset by $98,608 in deferred financing expenses in connection with the Debentures. The Company's financing activities in the nine months ended December 31, 1994 consisted primarily of $600,000 raised through the private placements of Common Stock. As a result of the above, cash on hand as of December 31, 1995 was $508,666, or an increase of $359,606 from the $149,060 of cash on hand as of March 31, 1995.


     The Company's operations generated cash for fiscal 1994 of $104 and used cash for fiscal 1995 of $829,792. The generation of cash by operations for fiscal 1994 was primarily the result of a $47,352 net loss that was more than offset by a $41,943 increase in accounts payable and accrued expenses and $7,358 in depreciation and amortization. The use of cash by operations for fiscal 1995 was primarily the result of a $1,303,892 net loss offset by $194,341 of non-cash charges for Common Stock issued for services and a $268,820 increase in accounts payable and accrued expenses. Cash used by investing activities for fiscal 1994 was $20,215 for the acquisition of property and equipment, primarily demonstration units, and $25,020 related to the acquisition of patents. Cash used by investing activities for fiscal 1995 was $93,056 for the acquisition of property and equipment, furniture, leasehold improvements and fixtures related to the establishment of the Company's current offices in November 1994, and $23,878 related to the acquisition of patents in the United States and internationally. The Company's financing activities in fiscal 1994 consisted primarily of raising $30,424 in capital contributions from stockholders of the Company. The Company's financing activities in fiscal 1995 consisted primarily of raising $996,000 through the private placement of Common Stock. As a result of the above, cash on hand as of March 31, 1995 was $149,060, an increase of $148,307 from the $753 of cash on hand as of March 31, 1994.


     At March 31, 1996, the Company had no material capital commitments, a working capital deficit of $535,174 and pro forma working capital of $324,826 after giving effect of the sale of $1,000,000 of Debentures after March 31, 1996.


     The Company anticipates that its working capital needs and operating expenses will increase as the Company implements its business plan to expand production and sales of the Mobile Assistant(R), establishes a full sales and service function and expands research and development, primarily of its software development toolkits. See "Use of Proceeds." The proceeds of this offering are expected to be sufficient to meet the Company's working capital needs and operating expenses for a minimum of 12 months. The timing of development for the software toolkits, the amount of working capital consumed by accounts receivable and inventories and competitive pressures on gross margins will impact the magnitude and timing of the Company's cash requirements. To meet working capital needs created by anticipated increases in accounts receivable, the Company intends to obtain a bank working capital line of credit following this offering. There can be no assurance that the Company can or will obtain a bank working capital line of credit.

POSSIBLE NON-CASH FUTURE CHARGE


     As a condition of this offering, the Representative has required the Company's officers, directors and certain other stockholders to deposit an aggregate of 1,800,000 shares of Common Stock (at least 1,620,000 of which are owned by directors and officers of the Company) into an escrow account (the "Escrowed Shares"). The Escrowed Shares will be subject to release to such stockholders in increments over a three-year period only in the event the Company's gross revenues and earnings (loss) per share for the 12-month periods ending September 30, 1997, 1998 and 1999 equal or exceed targets which have been established through negotiations with the Representative (the "Performance Targets"). If the Performance Targets are not met in any of the relevant 12-month periods (and the price of the Common Stock has not met or exceeded the price described below), the Escrowed Shares will be returned to the Company in amounts which have been agreed upon between the Representative and the Company for each period and cancelled. In addition to the foregoing, all then Escrowed Shares will be released to the stockholders if the closing price of the Common Stock as reported on The Nasdaq SmallCap Market following this offering equals or exceeds $11.00 for 25 consecutive trading days or 30 out of 35 consecutive trading days during the period ending September 30, 1999. In the event any Escrowed Shares held by officers, employees or consultants are released, the difference between the initial offering price and the market value of such shares at the time of release will be deemed to be additional compensation expense to the Company. Assuming the price of Common Stock is equal to or greater than the assumed offering price of $5.00 per Unit (of which there can be no assurance), the release of the Escrowed Shares could result in an earnings charge which would have the effect of reducing or eliminating any earnings per share and could have a negative effect on the market price for the Common Stock. The earnings per share target calculation will be based on the average number of shares issued and outstanding during each period, but excluding shares issued pursuant to the Representative's Unit Purchase Option (as hereinafter defined), extraordinary items, or compensation expense charged to the Company related to the release of the Escrowed Shares. See "Risk
Factors -- Effect of Possible Non-Cash Future Charge" and Principal
Stockholders -- Escrowed Shares."

                                    BUSINESS

INTRODUCTION


     The Company is engaged in the research, development and commercialization of mobile computer systems and related software solutions designed to enhance all aspects of personal productivity, especially in commercial, industrial and military applications. The Company's first mobile computing product is the patented Mobile Assistant(R), which is a full function body-worn, voice-controlled "486" computer with a head-mounted video display providing true computing mobility through hands-free operation. With the speed, memory, data processing, multimedia and communications capabilities of a desktop PC in a lightweight unit, the Mobile Assistant(R) combines full function PC features with simultaneous user mobility. The Mobile Assistant(R) with application software is designed to allow workers with minimal training to perform complex and time consuming tasks such as maintenance, repair and inspection of complex technological and mechanical systems, retrieval and analysis of medical information from remote locations, and coordination of remote commercial and industrial activities and military field operations, in a more efficient manner than current technology allows. Purchasers of Mobile Assistants(R) have included, among others, AT&T, Rockwell International, Eaton Corporation, Martin Marietta (now Lockheed Martin), SRI International and the United States Army. Recently, Rockwell International, which manufactures the computing unit utilized in the Mobile Assistant(R), licensed from the Company the right to manufacture and market mobile computers utilizing the intellectual property and related technical know-how which has been developed by the Company.



     The Mobile Assistant(R) utilizes technologically advanced features such as real time, two-way video and audio communications through radio frequency transmissions, integrated cellular linkups and conventional telephone lines, global positioning system tracking capabilities and access to information through the Internet and World Wide Web. The head-mounted display unit includes a two-way audio system, weighs less than 16 ounces and presents a monochrome image that is approximately equivalent to that of a 14" VGA monitor. The body-worn computing unit is designed with a case allowing operation in environmental extremes in which conventional portable computers could not previously operate, weighs less than three pounds and is capable of running software applications designed for Microsoft Windows and Windows 95, DOS and SCO UNIX.


     The Company intends to utilize its software development expertise acquired through custom programming, including development of a graphical user interface and neutral data storage systems for United States intelligence agencies, to create standard and custom software toolkits for commercial applications. Software toolkits provide a cost-effective platform for user customized programs for the storage, processing and retrieval of information necessary for specific commercial, industrial, military and other applications. The Company is the exclusive licensee for body-worn applications of the Mobile Inspector(TM), its first custom software toolkit, which develops protocols and procedures to facilitate inspection of commercial, industrial and military facilities and equipment. The Company intends to integrate its hardware and software capabilities to provide total mobile computing solutions, thereby capitalizing on all aspects of the Company's expertise.

INDUSTRY OVERVIEW

     Since the introduction of the first large mainframe computers in the 1950's, there has been an ongoing evolution in the computer industry which has resulted in both reductions in the size of computer hardware and significant increases in the number and scope of software applications. The Company believes the next phase in this evolution will be the commercialization of mobile, body-worn computers which will combine portability with new and expanded software applications. The Company believes it is in the forefront of the development of mobile computing technology and that the potential to develop a substantial market for its mobile computing hardware and software products is demonstrated by the substantial historic and projected growth in all forms of mobile and portable computers. According to MarkIntel, a service which compiles market research reports, total revenues from the overall portable computer market (20 pounds or lighter) were expected to exceed $12 billion in 1995, with anticipated average annual growth of approximately 13% to over $23 billion through the year 2000. MarkIntel reports that notebook computers (i.e. weighing from 5 to 8 pounds) currently constitute over 70% of portable units sold. MarkIntel also states that sub-notebook computers (3 to 5 pounds) currently constitute approximately 15% of sales of portable computers and are expected to increase to almost 19% of sales by the year 2000. Sales of mini-computing and communication devices (3 pounds or less, and which still are considered to be in an evolutionary cycle) are projected by

MarkIntel to experience an average annual sales growth rate of 65% and an average annual revenue growth rate of 33%. The Company believes that these projected figures demonstrate the significant potential size of this still-evolving market for various forms of mobile and portable computers.

BUSINESS STRATEGY

     The Company's objective is to be a leading provider of mobile computing systems and related software solutions to enhance productivity in a wide variety of applications for commercial, industrial and military customers. To achieve this objective, the Company intends to pursue the following strategies:

          Provide Custom Software Solutions for Diverse Customer Needs. The Company intends to develop software toolkits to enable its customers to more rapidly create customized software applications for use with the Mobile Assistant(R) and on a stand-alone basis. These toolkits will be designed to provide prepackaged application expertise that incorporates the end user's existing programs, procedures and technical documentation, thereby permitting the cost-effective development of productivity-enhancing software applications by customers. The Company believes that revenues from custom software such as the Mobile Inspector(TM) and other application development toolkits may become an important contributor to operating margins in the future.

          Penetrate Target Markets Through OEMs, VARs and Direct Sales. The Company believes that its mobile computing technology is especially well suited for the repair and maintenance of complex commercial, industrial and military equipment and facilities. The Company intends to penetrate its target markets through multiple sales channels, including direct sales and by leveraging internal marketing and sales resources using OEMs and VARs. Through implementation of this strategy, the Company will seek to achieve rapid foreign and domestic market penetration resulting in a diversified customer base.

          Achieve Technology Leadership. The Company is committed to achieving and maintaining technological superiority of the Mobile Assistant(R) and its other mobile computing products through the continuous reassessment of product performance and the utilization and integration of state of the art components and technologies. The Company believes its substantial expenditure of time and effort in developing the Mobile Assistant(R) has resulted in a set of core competencies which provide the Company with an advantage over its competition in the mobile computing industry. The Company intends to maintain this advantage through ongoing research and development, which will ensure that the Mobile Assistant(R) will continue to provide a full range of PC capabilities, including two-way video communication and access to the Internet, World Wide Web, remote databases and other reference resources as well as additional capabilities which may be developed in the future.

          Commitment to Open Architecture. The Company utilizes standard PC hardware and software architectures and designs its products using open systems technologies, including industry standard operating systems and open system computer platforms. The Company continually evaluates the feasibility of integrating its software and hardware products with new technologies as these are developed and accepted in the marketplace. The Company anticipates that its current products will be upgraded to incorporate, and its future products designed using, open architectures to allow use with existing and emerging standards and hardware and software technology.

          Leverage Core Competencies. The Company believes its core competencies which have been developed since its inception are the integration and adaptation of innovative computer hardware and software technologies into mobile computing products that enhance end user productivity. The Company will seek to expand applications for its technologies and to capitalize on the breadth of its expertise to develop new hardware and software products. Consistent with this strategy, the Company will continue to focus on integration of mobile computing hardware with internally developed custom software applications rather than the research and development of basic technologies or the internal mass manufacture of its products.

          Develop and Strengthen Strategic Alliances. The Company intends to form strategic associations with VARs, OEMs and hardware and software vendors. The benefits that the Company receives from these associations include access to a larger potential customer base and to complementary technologies, and reduced capital investment through utilization of outside resources. The Company currently has strategic relationships with Rockwell International, which supplies computing units and has purchased and resold Mobile Assistant(R) units, and Kopin, which supplies head-mounted displays and has worked with the Company on joint development projects. Recently, Rockwell International, which manufactures the computing unit utilized in the Mobile Assistant(R), licensed from the Company the right to manufacture and market mobile computers utilizing the intellectual property and related technical know-how which has been developed by the Company. See "Business -- Marketing and Sales." The Company intends to pursue additional strategic associations to enhance its product offerings and expand its marketing activities.

PRODUCTS AND PRODUCT DEVELOPMENT

    The Company's principal existing and proposed products and applications are summarized in the following table.

- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------

     PRODUCT NAME                   DESCRIPTION/FUNCTION                         APPLICATIONS
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
 MOBILE ASSISTANT(R)      Body-worn, hands-free, voice-activated      Hands-free access to information
 INTEGRATED MOBILE        battery powered integrated hardware and     while performing tasks in conditions
 COMPUTING SYSTEM         software computer system utilizing a        that require full mobility.
                          head-mounted display.
- ----------------------------------------------------------------------------------------------------------
 MOBILE INSPECTOR(TM)     Software toolkit for the rapid user         Aerospace, utilities and other
                          customization of simple or sophisticated    commercial, industrial and military
                          protocols and procedures for inspection     uses which rely on
                          of facilities and equipment.                maintenance-intensive heavy or
                                                                      complex equipment.
- ----------------------------------------------------------------------------------------------------------
 CELLULAR AND RADIO       Used for hands-free access with cellular    Hands-free access to information
 COMMUNICATIONS           phones or radio links for wireless          stored on databases or the Internet,
 TOOLKIT*                 communications anywhere in the world        or to audio and/or video
                          through telephone, modem or Internet        communications on remote work sites.
                          lines.
- ----------------------------------------------------------------------------------------------------------
 VOICE USER               Software tools and procedures to            Hands-free, voice-activated
 INTERFACE(TM) TOOLKIT*   integrate voice navigation capability       applications with accurate voice
                          into existing applications or               navigation and a simple voice
                          applications under development or for a     interface on the Mobile Assistant(R)
                          computer system.                            or a computer platform.
- ----------------------------------------------------------------------------------------------------------
 AUDIOVISUAL              Camera and communication hardware with      Capture, transfer or communication
 COMMUNICATIONS           voice-controlled software to allow          of audio and/or video information on
 TOOLKIT*                 hands-free capture, transmission and        a real time or delayed basis.
                          reception of video information and
                          two-way teleconferencing.
- ----------------------------------------------------------------------------------------------------------
 DATA CONVERSATION        Software standards and procedures on        Conversion of information or
 TOOLKIT*                 converting hard copy, digital, audio        existing hard copy, digital, audio
                          and/or visual data into suitable form for   and/or video information to neutral
                          inclusion in a neutral database for         format.
                          operation.
- ----------------------------------------------------------------------------------------------------------
 MICROCOSM VOICE*         A software shell for consistent             Creation of maintenance, repair and
                          navigation through, and presentation of,    operation applications by linking
                          existing computer files regardless of       existing computer files without
                          original format, hardware or software.      reprogramming or altering data in
                                                                      existing files or databases.
- ----------------------------------------------------------------------------------------------------------
 PRESENTATION MANAGER*    Graphical user interface and navigation     Expansion of the scope of
                          software toolkit for user customization     information available on job sites
                          of applications with consistent,            allowing performance of an expanded
                          easy-to-use interface to the user of a      range of tasks with minimum training
                          computer platform. Uses HTML software       by accessing information utilizing a
                          similar to that used on the Internet.       consistent methodology and format.
- ----------------------------------------------------------------------------------------------------------
 MOBILE COUNTER(TM)*      Bar-code readers combined with software     Performance of continuous or
                          and voice recognition to interface with     periodic hands-free counting and
                          customized and existing inventory           inspection of inventories with
                          applications.                               minimum personnel, time and
                                                                      training.
- ----------------------------------------------------------------------------------------------------------


- ---------------
* Product under development.

     The Mobile Assistant(R) is a combination of hardware and software specifically designed for body-worn mobile computing. A patent has been issued by the Patent Office regarding certain aspects of the Mobile Assistant(R). See "Business -- Intellectual Property" and "Risk Factors -- Uncertain Protection of Patent and Proprietary Rights; No Assurance of Enforceability or Significant Competitive Advantage."

     The Company believes that commercial, industrial and military mechanics and technicians frequently spend a significant portion of their time searching for and accessing needed technical data and information rather than performing the substantive work to which the information is applied, even when conventionally digitized manuals are used on a desktop or notebook PC. The concept for the Mobile Assistant(R) originates from the perceived need for, and potential significant cost savings which would result from, providing commercial, industrial and military mechanics and technicians hands-free, immediate access to computerized reference materials and other data necessary for completion of maintenance and technical work.

     In order to address the market which the Company believes exists for body-worn mobile computers, the Mobile Assistant(R) has been designed with four key features:

     - Compact, lightweight and rugged hardware specifically designed for mobile, body-worn use

     - Easy to use human interface and expert systems

     - Voice command control

     - Head-worn miniature display

     Compact Hardware for Mobile, Body-Worn Use. The Mobile Assistant(R) currently utilizes primarily off-the-shelf miniaturized hardware components in a body-worn package weighing approximately three pounds. The base system currently features:

     - "486" computer running at 50 MHZ

     - Main memory of 4 Mb to 16 Mb RAM

     - Internal hard disk (currently ranging from 540 Mb to 810 Mb)

     - Internal dual PCMCIA readers (industry-standard peripheral cards)


     - Enclosure to allow use in a wide range of environmental conditions


     - Advanced-technology battery and power management

     - Serial, parallel, keyboard and printer ports

     - Compatibility with DOS, Windows(TM), Windows 95(TM) and SCO UNIX operating systems

     - Integrated pointing device (trackball)

     The base system Mobile Assistant(R) utilizes advanced batteries and power management to provide an estimated three to four hour duty cycle. Spare batteries can be carried on the user's belt to provide additional duty cycle time. The Company offers optional lithium-ion batteries to purchasers.

     As a full-featured PC, the Mobile Assistant(R) has external serial and parallel ports, and ports for a keyboard, printer and monitor to allow its use as a desktop PC. The Mobile Assistant(R) has a modular design for the incorporation of a wide range of capabilities including a portable CD ROM reader, a bar code reader, a battery-operated printer, still and motion video cameras, global positioning technology, cellular and radio frequency communications and interfaces for medical and test equipment.


     The Company intends to include advanced processors, such as "586," "686," Pentium and Power PC chips, in the Mobile Assistant(R) in the future. The Company is developing a Mobile Assistant(R) with Pentium-class processing capability using a "586" Cyrix chip and expects to have this system available for sale during 1996. The Company also intends to incorporate evolving operating systems into the Mobile Assistant(R) as they become available.


     Easy to Use Human Interface and Expert Systems. The Company believes that a consistent "look and feel" presentation and an easy, intuitive means of navigation through the application software used in the

Mobile Assistant(R) are critical aspects of its full productivity potential. The presentation and means of navigation for Mobile Assistant(R) applications are based upon software which served as a model for use by the United States Department of Defense and several United States federal agencies. Using a United States federal secure network similar to the Internet, and with familiar screens and navigation techniques, this software allows personnel from one agency easily to access the information gathered by another agency, regardless of the computer platform or operating system used. Previously, this benefit was unavailable largely because of the learning time required for an analyst at one agency to learn other agencies' presentation and navigation methods.


     Voice Command Control. The Mobile Assistant(R) includes the use of proprietary and licensed state-of-the-art voice recognition software, hardware and algorithms to communicate digitized speech as input to the processor through an integrated analog-to-digital/digital-to-analog circuit. The voice recognition aspect of the Mobile Assistant(R) is based upon independent software which incorporates state-of-the-art, off-the-shelf voice recognition algorithms and utilizes analog/digital circuitry to recognize predeveloped vocabularies. Significant user training generally is not required because the operable vocabulary is created in advance to be recognizable by a wide range of users. The system can be programmed to "learn" on the fly during real time field use. The speaker-independent approach works well for the menu and button-driven programs used in the Mobile Assistant(R). System accuracy is improved greatly since the words and phrases for each menu screen can be predetermined, preprogrammed and used to limit recognition ranges to the screen at hand.


     An integrated pointing device (trackball) is installed in the Mobile Assistant(R) for environments where voice navigation is not possible. The combination of voice recognition and head-worn display provides the user of the Mobile Assistant(R) with hands-free access to information and the ability to apply this information to operations and tasks with direct lines of sight and tactile access. The Company believes that this combination results in "See and Speak" technology which has the potential for opening additional commercial, industrial and military markets for the Mobile Assistant(R).



     Head-Worn Miniature Display. The Mobile Assistant(R) uses a lightweight, head-worn miniature display which currently is offered in monochrome 640 X 480 pixel (VGA) 256 gray scale resolution. It is anticipated that this display will be offered by the Company in color VGA, monochrome 1280 X 1024 pixel (SVGA) resolution, color SVGA and eventually in color resolutions exceeding those planned for High-Definition TV. All displays are approximately one square inch in size. These displays are available in monocular form, and can be worn on a mounting device similar to a runner's visor or sunglasses, or on helmets, hardhats, soft baseball caps or similar headgear. These high quality, miniature displays present information in a heads-up display format without occluding vision.



     Development of Software Packages. Initially, development of software for the Mobile Assistant(R) was targeted primarily at specific military uses. The Company has invested significant sums in converting this software to a variety of other uses. The Company has identified the proprietary software packages described in "Business -- Products and Product Development." The Company intends to continue the development of these software packages through a combination of its employees, third-party software developers and contract labor. There can be no assurance that the Company will have sufficient capital to develop all or any of these software packages or, even if successfully developed, that there will be any significant market for these software packages. See "Risk Factors."


MARKETING AND SALES

     Markets

     The Company's marketing efforts are designed to increase awareness of and demand for its products in the commercial, industrial and military markets. Within these markets, the Company believes there are defined submarkets which are well-suited to use the Company's mobile computing products. The following are examples of select submarkets that initially will be addressed by the
Company:


          Commercial Maintenance and Repairs. Information from the United States Bureau of Labor Statistics and Bureau of Census indicates that as of 1994 there were more than 5,460,000 mechanics and technicians in the United States, whom the Company believes are potential users of the Mobile Assistant(R) and the Company's other products. There are three sources of savings available from use of the Mobile Assistant(R) and the Company's other products in maintenance and repair operations: less formal training is required for a similar level of performance, the time required for tasks is reduced as "just in time" refreshers and improved technical information can be provided, and personnel can address a wider range of complex tasks or products with the same level of basic training. While these savings can be realized in most industries, the Company anticipates that these savings will be most immediate and apparent in those industries that require a large investment in equipment and machinery, including the transportation, automotive, construction, power generation, health services and agriculture industries and the military. In industries such as construction or mining, the Company believes downtime on critical equipment can cost $1,000 or more a minute. Accordingly, a reduction measured in minutes or hours of downtime in these industries can, in the Company's view, provide ample cost justification for a Mobile Assistant(R). The telecommunications industry is expected to be a prime candidate for mobile computing systems given the industry's complex technologies, increased competition and assets spread over a wide geographic area. The Mobile Assistant(R) can provide needed knowledge to workers on the top of a telephone pole, at a remote relay station or in a conduit tunnel. Crew locations can be monitored and coordinated in the field with the Mobile Assistant(R) through optional global positioning system technology. Crews at remote locations can consult with experts using two-way audio and/or video communications.



          Healthcare. It is estimated that over 13.9% of the U. S. Gross Domestic Product, or $1 trillion, is spent annually on healthcare, with an estimated 25% of such expenses consumed by administrative expenses. According to the National Center for Health Statistics, Health, United States, 1994, the United States has over 6,000 hospitals and over 540 health maintenance organizations. According to the United States Department of Labor, in 1994 there were approximately 4,714,000 healthcare workers in the United States. The Company believes that many of the current processing and data systems used in healthcare, both in institutions and in the field, are not well developed or integrated and that mobile computing systems could reduce expenses and increase efficiency in this industry. The Mobile Assistant(R) is believed to present great potential in field medical operations by providing on-board and remote diagnostics, audio and/or video communication with doctors for emergency procedures, and transmission of locations for helicopter pickup through global positioning systems integrated into the Mobile Assistant(R). Another anticipated benefit of the Company's mobile computing technologies is that fewer healthcare personnel will be needed to perform complex tasks. By providing remote delivery of medical information, the Company's mobile computing systems can become a key component within both managed care and telemedicine organizations, which are two key submarkets developing within the healthcare industry.


          Education. The Company believes that its mobile computing systems are well-suited for educational applications. The Mobile Assistant(R) is especially suited for hands-free applications, such as laboratory work, field research and dissections and has the potential to serve as a mobile student workstation. In addition, it can provide an ideal computing and control platform for special education and handicapped needs.


          Military. Potential military applications for the Company's mobile computing systems include intelligence, maintenance and field operations. The military has long been an early adopter of advanced technologies and, as a result, was one of the first sectors to experience problems with the ability of personnel to maintain, diagnose and repair the advanced technology employed in both weapons and equipment. These problems have been compounded by the downsizing of the United States military and related budget constraints. As a result, even greater pressure will be placed upon the military to maintain its equipment and weapons platforms with fewer personnel. The Company believes that most of the United States' estimated 700,000 military maintenance personnel could be made more efficient and productive by the Company's mobile computing systems.


          The United States' increasingly sophisticated weapon systems require volumes of operational and technical manuals and have dramatically increased the importance of maintenance. The United States

     Army has purchased the Mobile Assistant(R) and has tested its use in the maintenance and repair of the AH64 Apache Attack helicopter. The Apache can send and receive maintenance data via an industry-standard electrical interface which can be read by an optional interface for the Mobile Assistant(R). Operating and performance data can be downloaded directly from the Apache and the Mobile Assistant(R) can be used to diagnose existing and potential maintenance and repair problems. The Company anticipates that manufacturers of complex military equipment increasingly will incorporate integrated data collection and transmission capabilities into their technologies to reduce downtime and repair and maintenance related costs.


          The ability to deliver information to soldiers in combat field operations is the focus of several development programs sponsored by the United States Army. The Army has been conducting simulated combat maneuvers using body-worn computing components, including those provided by the Company, to determine effectiveness for use in coordinating troop locations and movements, determining enemy locations, and using global positioning systems to provide coordinates for artillery, helicopter pickup and air support.

     Marketing


     Because the Company's products are frequently combined with products from other manufacturers to form complete integrated information systems, the Company believes that it is more effective to sell principally through multiple distributors and resellers with defined market niche expertise and presence as well as to end users. The Company believes that by forming relationships with VARs and OEMS who supply various submarkets and types of end users, serve customers or have in-place sales and distribution channels that identify new customers and sales opportunities, the Company is able to reach end users more rapidly in a variety of industries.


     To ensure VAR and OEM quality, the Company intends to offer detailed in-house training sessions to prepare and update personnel for field sales and training. In addition, the Company is developing a comprehensive sales manual to be used by VARs and OEMs. To avoid computer memory conflicts and hardware interruptions (a potential problem when adding third-party peripherals to any computer), the Company is developing a standard architecture with preapproved hardware and software that can be combined on the Mobile Assistant(R) without risk of conflict.


     The Company's marketing and sales employees are responsible for implementing direct marketing plans and sales programs, coordinating sales activities with VARs and OEMs and customer service. The Company has had limited sales to date and therefore has maintained a limited sales and marketing staff, which the Company intends to increase following completion of this offering. The Company expects to add 10 marketing and sales representatives and three customer service personnel using the proceeds of this offering. The Company also expects to expand its marketing activities significantly to meet anticipated increase in product demand. These activities are expected to include increased attendance at trade shows, preparation of advertising and sales materials, advertising in industry literature and maintenance of its web site for technical and product inquiries.


     Sales and Backlog


     As of June 18, 1996 the Company had sold and delivered approximately $650,000 of Mobile Assistant(R) units and had a purchase order backlog of approximately $1,500,000 which the Company anticipates to be shipped prior to December 31, 1996. As of March 31, 1995, the Company's order backlog was $545,000. Customers who have placed orders for these units in the past include, among others, AT&T, Eaton Corporation, Battelle Memorial Institute, PRC Inc., SRI International, Rockwell International, Martin Marietta (now Lockheed Martin), IAI Elta Electronics and the United States Army. Purchase orders are cancellable by the customers without penalty.


     The Company anticipates that for at least the immediate future, it will be dependent upon a limited number of key customers for its revenues. The Company believes that as more Mobile Assistant(R) units are delivered, the number of its customers will increase and it will be less dependent upon a few key customers.

While the Company has received letters of intent from additional prospective customers to purchase Mobile Assistant(R) units, these letters are not binding and there can be no assurance that it will receive purchase orders on the basis of these letters of intent.

     The Company entered into an exclusive license agreement for the Mobile Inspector(TM) in June 1995. Prior to the execution of the license agreement, the licensor had made approximately ten sales of Mobile Inspector(TM) software. Although prior sales of Mobile Inspector(TM) software were for stand-alone use, the Company intends to sell the Mobile Inspector(TM) for both stand-alone use and for use with the Mobile Assistant(R).

     Rockwell International Agreement


     In March 1996 Rockwell International, which manufactures the computing unit utilized in the Mobile Assistant(R), and the Company entered into a non-exclusive five-year license agreement (the "License Agreement"). Pursuant to the License Agreement, Rockwell International has been granted the nonexclusive worldwide (excluding Germany and Japan) rights to manufacture, sell, distribute, lease or repair under the Rockwell International name portable computers meeting certain operating specifications utilizing and limited to the technical information and intellectual property (including patent) rights which have been developed by the Company as of the effective date of the License Agreement. The License Agreement provides for an initial payment of $300,000 by Rockwell International to the Company, the release of the Company from the obligation to pay Rockwell International $1,395,000 pursuant to the current purchase order between the Company and Rockwell International, and for the payment by Rockwell International to the Company of a royalty of 4% of units sold by Rockwell International through August 31, 1998; 3% of units sold by Rockwell International from September 1, 1998 through August 31, 1999; 2% of units sold by Rockwell International from September 1, 1999 through August 31, 2000; and 1% of units sold by Rockwell International from September 1, 2000 through August 31, 2001. Pursuant to the License Agreement, Rockwell International will sell the Company computing units meeting certain specifications on price, performance and delivery terms no less favorable than offered by Rockwell International to any other customer. Upon the termination of the License Agreement pursuant to its terms, Rockwell International will receive an irrevocable, unrestricted, perpetual license to the Company's intellectual property rights related to mobile computers including data, designs, methodology, processes and procedures as granted in, and as of the effective date of, the License Agreement. An adverse determination by the Patent Office with respect to the pending reexamination of the Company's Patent or any other material adverse development concerning the Patent or the Company's other intellectual property rights could have a material adverse effect upon the Company's future rights under the License Agreement. See "Risk Factors -- Uncertain Protection of Patent and Proprietary Rights; No Assurance of Enforceability or Significant Competitive Advantage" and "-- Intellectual Property."


KEY SUPPLIERS


     The Company currently has subcontracted the manufacture of the body-worn computing unit, headset and battery portions of the Mobile Assistant(R) unit to third-party vendors. These components are assembled and integrated with the software applications for the Mobile Assistant(R) at the Company's headquarters. The Company currently has a contract with Rockwell International for the manufacture and supply of the body-worn mobile computing unit of the Mobile Assistant(R). Under this contract, Rockwell International is to provide the Company with processing units and body-worn computing systems on the most favorable pricing, system performance and delivery terms available to any Rockwell International customer. Rockwell International purchases and manages parts and components inventory, manufactures computer boards, and assembles and tests (including obtaining Federal Communications Commission certification) the body-worn computing unit of the Mobile Assistant(R). Rockwell International also provides warranty coverage and warranty service for the body-worn unit. The contract between Rockwell International and the Company is terminable by mutual agreement of the parties upon 90 days prior written notice. The Company currently is purchasing head-mounted displays from Kopin at a fixed unit cost pursuant to an interim agreement which expires in August 1996. This interim agreement obligates the Company and Kopin to negotiate a further agreement for the purchase and sale of head-mounted displays beyond August 1996. There can be no assurance that the

Company and Kopin will reach a mutually satisfactory agreement for the sale of head-mounted displays subsequent to the expiration of the current interim agreement. See "Risk Factors -- Dependence upon Key Suppliers."


     Most of the parts and components for the current Mobile Assistant(R) are off-the-shelf PC components that are available in high quantity from multiple vendors. Custom-designed components and Application Specific Integrated Circuits
(ASIC) will be utilized to reduce weight, size and power consumption of the Mobile Assistant(R) as well as to increase its capabilities and performance.

WARRANTIES


     The Company provides customers with a parts and labor warranty for 90 days and a one-year warranty on parts only. Warranty services for the body-worn computing unit are provided by Rockwell International. Warranty services for the head-mounted display are provided by Kopin.


COMPETITION


     The Company anticipates that ultimately it will face severe competition from laptop PC and other portable computing systems manufacturers. Several other companies are engaged in the manufacture and development of body-mounted or hand-held computing systems which compete with the Mobile Assistant(R), including InterVision, Phoenix Group, Computing Devices International, a division of Ceridian Corporation, Texas Microsystems and a consortium of Litton and TRW. Personal digital assistants and laptop and notebook computers also are products that could compete against the Mobile Assistant(R) in applications where hands-free, voice-activated operation is not required. Many of these computers are manufactured by major domestic and foreign computer manufacturers which possess far more resources than the Company and can be expected to compete vigorously with the Company for the market at which the Mobile Assistant(R) is directed. The Company believes the principal competitive factors in the mobile computing market include mobility, ease of use, adaptability to applications, integration of functions and capabilities, reliability, price, service, support and market presence. The Company is aware of at least two competitors which have introduced mobile computing systems that compete directly with the Mobile Assistant(R). There can be no assurance the Company will be able to compete successfully against its competitors or that the competitive pressures faced by the Company will not adversely affect its financial performance.


INTELLECTUAL PROPERTY

     The Company relies on a combination of patent, trade secret, copyright and trademark laws and contractual restrictions to establish and protect its proprietary rights. The Company has entered into confidentiality and invention assignment agreements with its employees, and enters into non-disclosure agreements with its suppliers, VARs, OEMs and actual and potential customers to limit access to and disclosure of its proprietary information. There can be no assurance that these statutory protections and contractual arrangements will prove sufficient to deter misappropriation of the Company's trade secrets or independent third-party development of similar technologies. The laws of certain foreign countries in which the Company may conduct business may not protect the Company's products or intellectual property rights to the same extent as the laws of the United States and thus lessen the protection of the Company's products and intellectual property. The Company will endeavor to keep the results of its research and development programs proprietary, but may not be able to prevent others from using some or all of such information or technology with or without compensation. The Company has registered its Mobile Assistant trademark on the Principal Register of the United States Patent and Trademark Office ("Patent Office"). The Company also has a common law trademark for the Mobile Inspector(TM).


     In April 1994 U.S. patent number 5,305,244 ("hands-free, user-supported portable computers") (the "Patent") for the Mobile Assistant(R) was granted to the Company. The patent application was previously assigned to the Company by several employees of the Company. In September 1995 the Company received a notification from the Patent Office entitled "office action in reexamination," which indicated that certain claims under the Patent were subject to reexamination and were preliminarily rejected. The reexamination of the Patent was initiated as a result of a request from one of the Company's competitors. See "Risk Factors -- Uncertain Protection of Patent and Proprietary Rights; No Assurance of Enforceability or Significant Competitive Advantage."


     The Company has been advised by its patent counsel, who is the Company's Secretary and a director, that it is common for the Patent Office to grant reexamination requests, which ordinarily are accompanied by a preliminary rejection. Once a reexamination request is granted, the patent holder has an opportunity to respond, both in writing and in person, with respect to the reexamination and preliminary rejection. The Company filed a written response to this request for reexamination and preliminary rejection on December 27, 1995. Subsequently, representatives of the Company, including legal counsel, met with representatives of the Patent Office to discuss the status of the matter. In May 1996 the Patent Office issued a Notice of Intent to Issue Reexamination Certificate and Reexamination Reasons for Patentability/Confirmation with respect to the September 1995 reexamination wherein it concluded that the Company's claims are patentable with respect to the issues raised by that request for reexamination.



     On April 16, 1996 a second reexamination request was filed with the Patent Office by the same competitor of the Company which filed the first such request in September 1995. The Company has been advised by patent counsel that the Patent Office permits multiple copending reexamination proceedings and that the second request will be processed essentially in the same manner as the prior request. If the Patent Office determines that the second request raises substantial new questions of patentability, a second order granting request for reexamination will be issued and the Company will have two months within which to make an optional response to the request before the Patent Office issues a formal office action. The Company has been advised by its patent counsel that the prior proceeding will not be concluded until the second request has been acted upon by the Patent Office.



     The Company has been advised by its patent counsel handling this matter that it is unlikely that the Patent Office will issue a Reexamination Certificate (which certifies that the Company's Patent has been upheld) unless the April 1996 reexamination request is denied. Even if the Company's patent claims ultimately are rejected, the Company has pending another patent application which the Company believes it may rely upon to assist in the protection of the Company's proprietary rights. However, there is no assurance that any patent will be granted to the Company or upheld in the future.


     The Company has notified two of its competitors of the existence of the Patent, which the Company's counsel believes may have been infringed by each of such competitors. In the event that the Patent is upheld, the Company intends to take any and all appropriate measures, including legal action, necessary to maintain and enforce its rights under the Patent and to recover any damages suffered as a result of any alleged infringement.


     A second patent application for related mobile computing technology was filed on October 2, 1995 in the United States by certain employees of the Company, and it is anticipated that one or more of the claims in this application may be filed as separate applications. All patents obtained by Company employees under pending and future applications have been and will be assigned to the Company under existing invention agreements.



     The Company also has applied for patent protection for its hands-free, body-worn mobile computing technology under the laws of European countries as well as The People's Republic of China, Japan, Republic of Korea, Republic of China (Taiwan), Canada and Australia.


LITIGATION

     The Company is not a party to any litigation and is not aware of any pending or threatened litigation. An "office action in reexamination" and a second reexamination request have been filed with the Patent Office regarding the Company's claims under the Patent for the Mobile Assistant(R). See
"-- Intellectual Property."

EMPLOYEES AND CONSULTANTS


     As of June 14, 1996, the Company had 22 full-time and seven part-time employees. Of these, three are executive officers, six are administrative employees, 10 are engaged in research and development, seven are engaged in assembly and testing and three are engaged in marketing. None of the Company's employees are represented by a union and management believes that the Company's relations with its employees are good.



     In November 1995 the Company entered into a consulting agreement with CMC Services, whereby CMC Services agreed to provide sales representation and marketing services to the Company at the Company's direction in exchange for the payment of $5,000 a month. An affiliate of the principal of CMC Services, Pacel, is the licensor of the Mobile Inspector(TM) software. The consulting agreement may be terminated by either party upon 30 days prior written notice.



     The Company has entered into a consulting agreement with Steven Newman, a director of the Company, whereby Mr. Newman has agreed to provide negotiating, strategic planning, financial advisory and general management services to the Company through 1998. The agreement provides for an annual minimum payment of $100,000 subject to a minimum annual increase of at least the annual increase in the United States Consumer Price Index plus 2%; an annual cash bonus of 1% of the Company's annual pretax income (as defined in the consulting agreement); and a stock option bonus of one ten-year stock option to acquire one share of the Common Stock at an exercise price of $1.75 per share for every $1.75 of cash bonus earned. Mr. Newman's consulting agreement provides for an automatic three-year renewal unless terminated in writing by either party on or before October 31, 1998. Mr. Newman's consulting agreement also provides for termination at his option in the event of a change of control (which is defined as Edward Newman or his nominee ceasing to serve as Chairman of the Company's Board of Directors or its president and chief executive officer) and that upon any such termination Mr. Newman is entitled to at least two years of compensation pursuant to his proposed agreement. While Mr. Newman's consulting agreement has been executed the final terms of such agreement are subject to the approval of the Representative, which has not yet been obtained.



     In 1996 the Company entered into a two-year consulting agreement with Victor J. Lombardi whereby Mr. Lombardi agreed to provide business development and marketing services to the Company in exchange for warrants which entitle Mr. Lombardi to purchase 100,000 shares of Common Stock at $6.00 per share through December 31, 1999.



     In May 1995 the Company entered into a three-year consulting agreement with Andrew Heller whereby Mr. Heller agreed to provide strategic planning, business management, strategic product development and market and financial introductions services to the Company in exchange for 100,000 shares of Common Stock which vest over a three-year period and which, for financial reporting purposes, are valued at $5 per share.


FACILITIES

     The Company's office and development facility consists of 7,276 square feet located at 12701 Fair Lakes Circle, Fairfax, Virginia. The Company's current lease is for a three-year term expiring November 1997 and requires monthly rent of approximately $9,500. The lease is renewable at the Company's option for an additional three years.


     The Company also has a month to month tenancy agreement for the lease of approximately 1,497 square feet located at 142 South Santa Cruz Avenue, Los Gatos, California which is used as the Company's design and prototype center. The tenancy agreement requires monthly base rent of $3,293 plus a pro-rata share of building operating expenses, and that the Company give at least 60 days prior written notice before vacating the premises. This lease is personally guaranteed by Edward G. Newman, the Company's President, Chief Executive Officer and Chairman of the Board of Directors. See "Certain Transactions."


     The Company leases an apartment located at 4401 Sedgehurst Drive, #301, Fairfax, Virginia 22033 pursuant to a month to month lease requiring monthly rent of $875. The Company must give at least 45 days prior written notice before termination of the lease.

BUSINESS HISTORY



     The Company was incorporated in Virginia as Contemporary Products & Services, Inc. in November 1990 and changed its name to Computer Products & Services, Inc. in November 1992. In April 1996 the Company merged with Xybernaut Corporation, a Delaware corporation, in order to change its name and reincorporate in Delaware.



     Simultaneously with the closing of this offering, the Company will acquire 100% of the issued and outstanding shares of Tech Virginia. Tech Virginia is the former Virginia business unit of Tech International. In December 1994 Tech International spun-off its Virginia business unit as Tech Virginia, and Tech Virginia was incorporated in Delaware in June 1994. See "Certain
Transactions -- Tech International and Tech Virginia."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company are as follows:


                    NAME                    AGE                         POSITION
    ------------------------------------    ----    ------------------------------------------------
    Edward G. Newman                         53     President, Chief Executive Officer and Chairman
                                                    of the Board of Directors
    John F. Moynahan                         39     Vice President, Chief Financial Officer,
                                                    Treasurer and Director
    John W. Williams                         53     Vice President and Chief Operating Officer
    Lt. Gen. Harry E. Soyster (Ret.)(1)      60     Director
    James J. Ralabate, Esq.                  68     Secretary and Director
    Keith P. Hicks, Esq.(2)                  74     Director
    Steven A. Newman, M.D.(1)(2)             50     Director
    Phillip E. Pearce(1)(2)                  67     Director
    Jacques Rebibo                           56     Director
    Eugene J. Amobi                          51     Director


- ---------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     Officers are appointed by and serve at the discretion of the Board of Directors. Each director holds office until the next annual meeting of stockholders or until a successor has been duly elected and qualified. All of the Company's officers will devote full time to the Company's business and affairs following the completion of this offering.

     Edward G. Newman has been the Company's President since March 1993, Chief Executive Officer and Chairman of the Board of Directors since December 1994 and a director since 1990. Mr. Newman served as Treasurer of the Company from 1993 to 1994. From 1984 to 1992 Mr. Newman was President of Electro-Tech International Corporation, a software consulting firm. From 1973 to 1981 Mr. Newman was employed by Xerox Corporation in several management positions in office systems strategy, legal systems and international financial systems. Mr. Newman served with the Central Intelligence Agency from 1966 to 1972. Mr. Newman also has been an Executive Vice President and a director of Tech International since 1990, and of Tech Virginia since 1994. See "Certain Transactions." Mr. Newman is a graduate of the University of Maryland (B.A. 1971) and the University of New Haven (M.B.A. 1984). Mr. Newman is the brother of Steven A. Newman, M.D., a director of the Company.


     John F. Moynahan joined the Company in October 1994, has served as a director since January 1995 and currently serves as the Company's Vice President, Chief Financial Officer and Treasurer. From 1992 to 1994 Mr. Moynahan was Vice President and Treasurer of Joy Technologies Inc., a publicly-traded machinery and pollution control equipment manufacturer. From 1990 to 1992 he was Vice President and Chief Financial Officer of Sym-Tek Systems, Inc., a publicly-traded high technology company. Prior to that time, Mr. Moynahan was Treasurer of Fisher Scientific Group, Inc., a publicly-traded medical, health and research equipment manufacturer and distributor. Mr. Moynahan is a graduate of Colgate University (B.A. 1979) and New York University (M.B.A. 1982).



     John W. ("Wes") Williams joined the Company in May 1996 and currently serves as the Company's Vice President and Chief Operating Officer. From 1994 to 1996 Mr. Williams was Director of Advanced Concepts of the CACD Division of Rockwell International, and from 1991 to 1994 he was Director of Programs of Tecom Industries, a subsidiary of Tech-Sym Corp. Prior to 1991, Mr. Williams served as International Marketing Manager, Deputy Director of Navigation Systems Engineering and Avionics Integration Manager for Magnavox Advanced Products and Systems Company. Mr. Williams is a graduate of California State University (B.S. 1980, M.B.A. 1982). It is the intention of management to nominate, and utilize its best efforts to elect, Mr. Williams as a director at the Company's Annual Meeting of Stockholders in 1997.


     Lt. Gen. Harry E. Soyster (Ret.) has been a director of the Company since January 1995. He is currently Director of Washington Operations and Vice President of International Operations of Military Professional Resources, Inc. From 1988 until his retirement in 1991, Lieutenant General Soyster (Ret.) was the Director of the United States Defense Intelligence Agency. Prior to that time, he was Commander of the United States Army Intelligence and Security Command and a Deputy Assistant Chief of Staff for Intelligence, Department of the Army. Lieutenant General Soyster (Ret.) is a graduate of the United States Military Academy at West Point (B.S. 1957), Penn State University (M.S. 1963), the University of Southern California (M.S. 1973) and the National War College
(1977).

     James J. Ralabate, Esq. has been a director of the Company since January 1995 and currently serves as the Company's Secretary. Mr. Ralabate has been in the private practice of patent law since 1982. Prior to that time, Mr. Ralabate was General Patent Counsel for Xerox Corporation, responsible for worldwide patent licensing and litigation, and an examiner for the Patent Office. Mr. Ralabate is intellectual property counsel to the Company, and is a graduate of Canisius College (B.S. 1950) and The American University (J.D. 1959).

     Keith P. Hicks, Esq. has been a director of the Company since July 1994 and currently is a principal in C&H Properties and the owner of Hicks Bonding Co., Hicks Auctioneering Co. and Hicks Cattle Co. Mr. Hicks is a graduate of the University of Denver (B.A. 1954) and LaSalle University School of Law (L.L.B.
1969).


     Steven A. Newman, M.D. has been a director of the Company since January 1995 and a consultant to the Company since January 1996. See
"Business -- Employees and Consultants." Dr. Newman was Executive Vice President and Secretary of the Company from December 1994 through October 1995. Dr. Newman also provides business, management and administrative consulting services to medical groups. Dr. Newman was President of Fed American, Inc., a mortgage banking firm, from 1988 to 1991. In connection with the bankruptcy of Sandco American Inc., a real estate development company in California of which he was the principal and guarantor, Dr. Newman declared personal bankruptcy and was discharged from liabilities in 1992. Dr. Newman has been a director of Tech International since 1990, a director of Tech Virginia since 1994 and an employee of Tech Virginia since 1994. See "Certain Transactions." Dr. Newman is a graduate of Brooklyn College (B.A. 1967) and the University of Rochester (M.D.
1972). Dr. Newman is the brother of Edward G. Newman, the Company's President, Chief Executive Officer and Chairman of the Board of Directors.



     Phillip E. Pearce has been a director of the Company since October 1995. Mr. Pearce has been an independent business consultant with Phil E. Pearce & Associates, Chairman and Director of Financial Express Corporation since 1990 and since 1988 has been a principal of Pearce-Henry Capital Corp. Prior to 1988 Mr. Pearce was Senior Vice President and a director of E.F. Hutton, Chairman of the Board of Governors of the National Association of Securities Dealers, a Governor of the New York Stock Exchange and a member of the Advisory Council to the United States Securities and Exchange Commission on the Institutional Study of the Stock Markets. Mr. Pearce also is a director of RX Medical Services, Inc., a publicly-traded operator of medical diagnostic facilities and clinical laboratories, InfoPower International, Inc., a software development company and Starbase Company, a software development company. Mr. Pearce is a graduate of the University of South Carolina (B.A. 1953) and attended the Wharton School of Investment Banking at the University of Pennsylvania.


     Jacques Rebibo has been a director of the Company since January 1996. Since 1983 Mr. Rebibo has been Chairman of the Board and a director of Selfware, Inc., a software development and consulting firm, and since 1985 has been President, Chief Executive Officer and a director of Mortgage Investment Corporation, a mortgage banking firm. Prior to 1983 Mr. Rebibo was President of Rebibo and Chorazy, a financial planning firm, and Executive Vice President of Systematics General Corporation, a publicly-traded manufacturer and distributor of computer systems. Mr. Rebibo was a director of Fairfax Bank & Trust from 1985 through 1995. Mr. Rebibo is a graduate of Memphis State University (B.S. 1962) and the University of Maryland (M.A. 1964).

     Eugene J. Amobi has been a director of the Company since January 1996. Since 1983 Mr. Amobi has been President, a director and a principal stockholder of Tech International, which provides engineering, technical support and consulting services to government and domestic and international commercial clients. Mr. Amobi has been president and a director of Tech Virginia since its spin-off from Tech International and will serve in this position until the acquisition of Tech Virginia by the Company. Prior to 1983, Mr. Amobi was a Senior Engineer with E.I. DuPont de Nemours and a Managing Director of Stanley Consultants, an international engineering consulting firm. Mr. Amobi is a graduate of The Technion, Israel Institute of Technology (B.S. 1969), Princeton University (M.S. 1970) and Syracuse University (M.B.A. 1973).


ADVISORS



     Advisors to the Board of Directors are:



     Maarten Heybroek has been an advisor to the Board of Directors since 1992. Since 1986 Mr. Heybroek has been employed by Citibank, as Chief of Staff and Controller for consumer banking activities in central Europe and, most recently, as Director, Compliance and Risk Management for Citibank's United States consumer banking operations. Prior to that time, Mr. Heybroek was Director, Finance-European Operations and then Director, Corporate Finance for Intergraph Corporation, a publicly-traded computer hardware and software firm, and with Xerox Corporation in a variety of financial and management positions. Mr. Heybroek is a graduate of Pace University.



     Andrew Heller is an advisor to the Board of Directors for a three-year term through May 5, 1998. Since 1989 Mr. Heller has been Chairman and Chief Executive Officer of Heller Associates, a consulting firm to high technology companies. From 1990 to 1993 Mr. Heller was Chairman and Chief Executive Officer of HaL Computer Systems, Inc., a software and hardware systems development company. From 1966 to 1989 Mr. Heller was employed by IBM (where he was the youngest person ever to be selected as an IBM Fellow) in a variety of positions including Corporate Director of Advanced Technology Systems, member of the Executive Committee on Technology, member of the Technical Review Board, and General Manager, Advanced Workstation Independent Business Unit. While at IBM, Mr. Heller created and ran the business unit that created the AIX (UNIX) operating system for IBM and the RISC RS/6000 family of workstations and servers, from which the current Power PC was developed. Mr. Heller is a director of Rambus, Inc., Cross/Z, Inc., Network Translation, Inc., EPR, Inc., Eco Instrumentation, Inc. and UDI Software, Inc. Mr. Heller has a three-year consulting agreement with the Company whereby Mr. Heller has agreed to provide strategic planning, business management, strategic product development and market and financial introductions services to the Company. See "Business -- Employees and Consultants."


LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS


     The Company's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to the Company or its stockholders, intentional misconduct or wilful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.



     The Company's Certificate of Incorporation also authorizes the Company to indemnify its officers, directors and other agents, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law.


     The Company intends to enter into an Indemnification Agreement (the "Indemnification Agreement") with each of its directors and officers which may, in some cases, be broader than the specific indemnification provisions contained in the Company's Certificate of Incorporation or as otherwise permitted under Delaware law. Each Indemnification Agreement may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as a director or officer, against liabilities arising from willful misconduct of a culpable nature, and to obtain directors' and officers' liability insurance if available on reasonable terms.

     Although the Company intends to obtain directors' and officers' liability insurance, there can be no assurance that the Company will qualify for such insurance or that such insurance will be available to the Company on acceptable terms. If the Company is unable or elects not to obtain directors' and officers' liability insurance, any payments required to be made by the Company with respect to its indemnification obligations will have an adverse impact on the Company's earnings, if any.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

     It is the position of the Securities and Exchange Commission (the "Commission") that insofar as the foregoing provisions may be invoked to indemnify against liability for damages arising under the Act, such provisions are against public policy as expressed in the Act and are unenforceable.

EXECUTIVE COMPENSATION


     Summary Compensation Table. The following sets forth the annual and long-term compensation for services in all capacities to the Company (i) for the transitional year ended December 31, 1995 and the fiscal years ended March 31, 1995 and 1994 of Edward G. Newman, the Company's President, Chief Executive Officer and Chairman of the Board of Directors, and (ii) for the transitional year dated December 31, 1995 of John F. Moynahan, the Company's Vice President, Chief Financial Officer, Treasurer and a director. No other officer of the Company received annual salary and bonus exceeding $100,000 during the relevant periods.



                                                                     LONG TERM
                                                                    COMPENSATION
                                                   ANNUAL            AWARDS(1)
                                              COMPENSATION(1)       ------------
            NAME AND                         ------------------       OPTIONS         ALL OTHER
       PRINCIPAL POSITION           YEAR      SALARY      BONUS       (SHARES)       COMPENSATION
- ---------------------------------   ----     --------     -----     ------------     ------------
Edward G. Newman.................   1995*    $112,500     $-0-            -0-            $-0-
President, Chief Executive          1995     $ 68,750     $-0-            -0-            $-0-
  Officer and Chairman of the       1994     $ 26,500     $-0-            -0-            $-0-
Board of Directors
John F. Moynahan.................   1995*    $105,000     $-0-            -0-            $-0-
Vice President, Chief Financial     1995     $ 64,167     $-0-        200,000            $-0-
Officer and Treasurer               1994           --       --             --              --


- ---------------
 *  Transitional year ended December 31, 1995.


     Option Grants Table. The following table sets forth information on grants of stock options during fiscal 1995 to John F. Moynahan, the Company's Vice President, Chief Financial Officer, Treasurer and a director. All such options are exercisable to purchase shares of Common Stock. No options were granted to Messrs. Edward G. Newman or John F. Moynahan during the transitional year ended December 31, 1995.


                                                        PERCENT OF TOTAL      EXERCISE OR
                                    OPTIONS GRANTED    OPTIONS GRANTED TO     BASE PRICE
              NAME                     (SHARES)        EMPLOYEES IN YEAR       ($/SHARE)        EXPIRATION DATE
- ---------------------------------   ---------------    ------------------     -----------     -------------------
John F. Moynahan.................       200,000(1)             80%               $0.01        September 30, 2004

- ---------------
(1) Mr. Moynahan's options vest pro rata over the five-year period from 1995 through 1999.

     Fiscal Year-End Options/Option Values Table.


                                        NUMBER OF SECURITIES
                                       UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                               OPTIONS                    IN-THE-MONEY OPTIONS
                                        AT FISCAL YEAR-END(#)           AT FISCAL YEAR-END($)(1)
                                    -----------------------------     -----------------------------
              NAME                  EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- ---------------------------------   -----------     -------------     -----------     -------------
John F. Moynahan.................      40,000          160,000         $ 199,600        $ 798,400


- ---------------

(1) Dollar values are the difference between $5.00, the assumed offering price for the Units and the exercise price of the options at issuance.



     In 1996, in addition to 70,000 options granted to certain employees, the Company has granted to an executive officer and certain directors an aggregate of 225,000 ten-year options to purchase the Common Stock at $6.00 per share as follows: Mr. Williams -- 50,000; Mr. Pearce -- 50,000; Mr. Rebibo -- 50,000; Mr. Hicks -- 50,000; Mr. Soyster -- 25,000. All of the foregoing options will vest pro-rata over the five-year period ending either in April 2001 or June 2001. None of the foregoing options are exercisable within 60 days of the date of this Prospectus.


     The Company has no retirement, pension or profit sharing program for the benefit of its directors, officer or other employees, but the Board of Directors may recommend one or more such programs for adoption in the future.

COMPENSATION OF DIRECTORS


     The Company currently does not pay or accrue salaries or consulting fees to outside directors for each board or committee meeting attended. While it is the Company's intention to establish such payments eventually, it does not anticipate doing so in the foreseeable future. Any payments when implemented will be comparable to those made by companies of similar size and developmental stage. The Company also has adopted an Omnibus Stock Incentive Plan in which directors are eligible to participate. See "--Omnibus Stock Incentive Plan." Steven A. Newman has entered into a consulting agreement with the Company the final terms of which are subject to the approval of the Representative, which has not yet been obtained. See "Business--Employees and Consultants."


EMPLOYMENT AGREEMENTS


     The Company has entered into employment agreements with Edward G. Newman and John F. Moynahan. Mr. Newman's employment agreement provides for a three-year term through December 31, 1998; initial annual base compensation of $150,000 subject to a minimum annual increase to $198,000 on January 1, 1997 and of at least the annual increase in the United States Consumer Price Index ("CPI") plus two percent annually thereafter; an annual cash bonus of 1 1/2 percent of the Company's annual pretax income (as defined in the employment agreement) and a stock option bonus of one ten-year stock option to acquire one share of the Common Stock at an exercise price of $1.75 per share for every $1.75 of cash bonus earned; and a $2,000,000 life insurance policy payable to his designated beneficiaries.



     Mr. Moynahan's employment agreement provides for a three-year term through December 31, 1998; initial annual base compensation of $140,000 subject to a minimum annual increase to $150,000 on January 1, 1997 and of at least the annual increase in the CPI thereafter; and an annual cash bonus in an amount to be determined by the Company and a stock option bonus of one ten-year stock option to acquire one share of the Common Stock at an exercise price of $1.75 per share for every $1.75 of cash bonus awarded.



     The employment agreements with Mr. Newman and Mr. Moynahan also entitle them to participate in all benefits which the Company may offer to its executive officers and employees. The Company anticipates that such benefits will include an automobile, health insurance and expense reimbursement. Each of the employment agreements renew for an additional three-year term unless terminated in writing by either party on or before October 31, 1998. Each of the employment agreements also provides for termination at the option of the employee in the event of a change of control (which is defined as Mr. Edward Newman or his nominee ceasing to serve as either the Chairman of the Company's Board of Directors or its president and chief executive officer) and that upon any such termination the employee is entitled to at least two years of annual compensation under his employment agreement. While each of these employment agreements have been executed, the final terms of Mr. Newman's and Mr. Moynahan's employment agreements are subject to approval by the Representative, which has not yet been obtained.


OMNIBUS STOCK INCENTIVE PLAN


     The 1996 Omnibus Stock Incentive Plan (the "Incentive Plan") was adopted by the Company's Board of Directors effective January 1, 1996. The Incentive Plan provides for the granting of incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options, stock appreciation rights ("SARs") and grants of shares of Common Stock subject to certain restrictions ("Restricted Stock") up to a maximum of 650,000 shares to officers, directors, employees and others. Incentive Stock Options can be awarded only to employees of the Company at the time of the grant. No options, SARs or restricted stock ("Restricted Stock") may be granted under the Incentive Plan subsequent to December 31, 2006.


     The Incentive Plan is administered by the Compensation Committee of the Board of Directors (subject to the authority of the full Board of Directors), which determines the terms and conditions of the options, SARs and Restricted Stock granted under the Incentive Plan, including the exercise price, number of shares subject to the option and the exercisability thereof. Messrs. Steven A. Newman, Soyster and Pearce currently are the members of the Compensation Committee.

     The exercise price of all Incentive Stock Options granted under the Incentive Plan must equal at least the fair market value of the Common Stock on the date of grant. In the case of an optionee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company ("Substantial Stockholders"), the exercise price of Incentive Stock Options must be at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price of all nonqualified stock options granted under the Incentive Plan shall be determined by the Compensation Committee. The term of any Incentive Stock Option granted under the Incentive Plan may not exceed ten years, or, for Incentive Stock Options granted to Substantial Stockholders, five years. The Incentive Plan may be amended or terminated by the Board of Directors, but no such action may impair the rights of a participant under a previously granted option.

     The Incentive Plan provides the Board of Directors or the Compensation Committee the discretion to determine when options granted thereunder shall become exercisable and the vesting period of such options. Upon termination of a participant's employment or relationship with the Company, all options terminate and no longer are exercisable unless termination is due to death or disability, in which case the options are exercisable within one year of termination.

     The Incentive Plan provides that upon a change in control of the Company, all previously granted options and SARs immediately shall become exercisable in full and all Restricted Stock immediately shall vest and any applicable restrictions shall lapse. The Incentive Plan defines a change of control as the consummation of a tender offer for 25% or more of the outstanding voting securities of the Company, a merger or consolidation of the Company into another corporation less than 75% of the outstanding voting securities of which are owned in aggregate by the stockholders of the Company immediately prior to the merger or consolidation, the sale of substantially all of the Company's assets other than to a wholly-owned subsidiary, or the acquisition by any person, business or entity other than by reason of inheritance of over 25% of the Company's outstanding voting securities. The change of control provisions of the Incentive Plan may operate as a material disincentive or impediment to the consummation of any transaction which could result in a change of control.

     The Incentive Plan provides the Board of Directors or the Compensation Committee discretion to grant SARs in connection with any grant of options. Upon the exercise of a SAR, the holder shall be entitled to receive a cash payment in an amount equal to the difference between the exercise price per share of options then exercised by him and the fair market value of the Common Stock as of the exercise date. The holder is required to exercise options covering the number of shares which are subject to the SAR so exercised. SARs are not exercisable during the first six months after the date of grant, and may be transferred only by will or the laws of descent and distribution.

     The Incentive Plan also provides the Board of Directors or the Compensation Committee discretion to grant to key persons shares of Restricted Stock subject to certain limitations on transfer and substantial risks of forfeiture.


     As of June 1, 1996 a total of 801,530 options were outstanding, 400,000 of which either will be formally reissued under the Incentive Plan or counted against the number of shares subject to issuance under the Incentive Plan. Each of the outstanding options has an exercise price greater than the assumed public offering price of the Units offered hereby with the exception of 200,000 shares which are subject to acquisition by Mr. Moynahan and 50,000 shares which are subject to acquisition by an employee of the Company at $.01 per share over the period 1995 through 1999. As of the date of this Prospectus there were no SARs outstanding and there have been no grants of Restricted Stock other than 10,000 shares granted to Mr. Williams. All outstanding options vest on a pro-rata basis over a five-year period.


                             PRINCIPAL STOCKHOLDERS


     The following table sets forth, as of the date of this Prospectus, certain information as to the beneficial ownership of the Common Stock of (i) each of the Company's directors and executive officers, (ii) directors and executive officers as a group, and (iii) all persons known by the Company to be the beneficial owners of more than five percent of the outstanding Common Stock of the Company prior to this offering and giving pro forma effect to the sale of 2,000,000 Units offered hereby and the exchange of the Debentures for 1,431,429 Exchange Units.



                                                              SHARES BENEFICIALLY
                                                                     OWNED
                                                               PRIOR TO OFFERING
                                                              --------------------    PERCENTAGE OWNED
                          NAME(1)                              NUMBER      PERCENT     AFTER OFFERING
- -----------------------------------------------------------   ---------    -------    ----------------
Edward G. Newman(2)........................................   4,790,000      46.1%          34.7%
John F. Moynahan(3)........................................      50,000          *              *
Lt. Gen. Harry E. Soyster (Ret.)...........................      25,000          *              *
James J. Ralabate..........................................      50,000          *              *
Keith P. Hicks.............................................     368,000       3.5%           2.7%
Steven A. Newman(4)........................................   1,617,940      15.6%          11.7%
Phillip E. Pearce..........................................          --        --             --
Jacques Rebibo(5)..........................................     177,500       1.7%           1.3%
Eugene J. Amobi............................................     300,000       2.9%           2.2%
Frances C. Newman(6).......................................     800,000       7.7%           5.8%
Manassas Bay Trust(7)......................................     580,000       5.6%           4.2%
Officers and directors (9 persons).........................   8,758,440      84.3%          63.4%


- ---------------
 *  Less than 1%


(1) The address for Messrs. Edward G. Newman and Moynahan and Mrs. Newman is 12701 Fair Lakes Circle, Suite 550, Fairfax, Virginia 22033; the address for Mr. Steven A. Newman is 303 Avenida Cerritos, Newport Beach, California 92660; the address for Mr. Hicks is 4121 Roberts Road, Fairfax, Virginia 22032; the address for Mr. Rebibo is 7216 Dulany Drive, McLean, Virginia 22101; the address for Mr. Amobi is 100 Jade Drive, Wilmington, Delaware 19810; the address for Mr. Ralabate is 5792 Main Street, Williamsville, New York 14221; the address for Lt. Gen. Soyster (Ret.) is 1201 E. Abingdon Drive, Suite 425, Alexandria, Virginia 22314; and the address for the Manassas Bay Trust is South Esplanade Street, St. Peter Port, Island of Guernsey, United Kingdom.



(2) Includes 200,000 shares owned by a trust for Mr. Newman's children and 580,000 shares owned by the Manassas Bay Trust, a trust established by Mr. Newman. See footnote 7 below. Excludes 800,000 shares owned by Mr. Newman's wife, Frances C. Newman. See footnote 6 below.


(3) Includes 40,000 shares of Common Stock subject to acquisition by Mr. Moynahan at $.01 per share pursuant to a stock option.

(4) Includes 100,000 shares owned by a trust for Dr. Newman's children.

(5) Includes 17,500 shares owned by Mortgage Investment Corp., an affiliate of Mr. Rebibo.

(6) Frances C. Newman is the wife of Edward G. Newman.

(7) A trust created by Edward G. Newman. Mr. Newman disclaims beneficial ownership of the shares of Common Stock owned by the trust.

ESCROWED SHARES


     As a condition to this offering, the Representative has required the Company's stockholders to deposit the Escrowed Shares, which are 1,800,000 shares of Common Stock (of which 1,620,000 shares are owned by officers and directors of the Company) in escrow pursuant to an escrow agreement with Continental Stock Transfer & Trust Company, the escrow agent and the Representative. The Escrowed Shares will be subject to incremental release to the depositing stockholders based upon the Company's total revenues and net earnings (loss) for the 12-month periods ending September 30, 1997, 1998 and 1999. The Escrowed Shares will be released in the amounts set forth below only upon the achievement by the Company of the following Performance Targets:



          - 300,000 shares if the Company achieves gross revenues of at least $20,000,000 and a net loss, if any, not in excess of $500,000 for the 12 months ending September 30, 1997;



          - 750,000 shares if the Company achieves gross revenues of at least $45,000,000, and earnings per share of at least $1.00 for the 12 months ending September 30, 1998;



          - 750,000 shares if the Company achieves gross revenues of at least $90,000,000 and earnings per share of at least $1.25 for the 12 months ending September 30, 1999.



     Notwithstanding the foregoing, if at any time the closing bid price of the Common Stock reported on The Nasdaq SmallCap Market equals or exceeds $11.00 per share for 25 consecutive trading days or for 30 out of 35 consecutive trading days (the "Nasdaq Price Target") during the period ending September 30, 1999, all Escrowed Shares then remaining in escrow will be released from the escrow and returned to the stockholders.



     The Escrowed Shares will be subject to incremental release only in the event the Company achieves the Performance Targets in the 12 months ending September 30, 1997, 1998 and/or 1999. In addition, upon achieving the Nasdaq Price Target at any time during the period ending September 30, 1999 all then-Escrowed Shares will be released. If the Performance Targets are not met in any of the relevant 12-month periods (and the price of the Common Stock has not met or exceed the price described above prior to the expiration of the applicable 12-month period), the Escrowed Shares in the amounts stated above will be returned to the Company and cancelled. The earnings per share calculation will be based on the fully diluted earnings per share, but excluding shares issued pursuant to the Unit Purchase Option, extraordinary items, or any compensation expense charged to the Company related to the release of the Escrowed Shares. The determination of earnings per share will be made in accordance with generally accepted accounting principles and will be based on the financial statements of the Company filed pursuant to the Securities Exchange Act of 1934, as amended. Escrowed shares are not transferable or assignable, although they may be voted by the holder.



     The Performance Targets and the Nasdaq Price Target were determined by negotiation between the Company and the Representative and do not imply or predict any future performance by the Company. The market value of any Escrowed Shares held by officers, employees or consultants at the time they are released will be deemed to be additional compensation expense to the Company. Upon such an occurrence the Company will recognize a potentially material charge to income which could reduce or eliminate earnings, if any. The amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity or working capital. See "Risk Factors -- Effect of Possible Non-Cash Future Charge."

                              CERTAIN TRANSACTIONS

     In connection with the transactions described below, the Company did not secure an independent determination of the fairness and reasonableness of such transactions and arrangements with affiliates of the Company. In each instance described below, the disinterested directors (either at or following the time of the transaction) reviewed and approved the fairness and reasonableness of the terms of the transaction. The Company believes that each transaction was fair and reasonable to the Company and on terms at least as favorable as could have been obtained from non-affiliates. Transactions between any corporation and its officers and directors are subject to inherent conflicts of interest. There is no assurance that approval of such transactions by the Company's Board of Directors will protect the best interests of the Company. The Company could be subject to litigation or claims by stockholders or third-parties, or regulatory action, in the event such transactions are found to be contrary to the best interests of the Company.

TECH INTERNATIONAL AND TECH VIRGINIA

     Since December 1992 the Company has maintained various business relationships with Tech International and since 1994, with Tech Virginia. Tech International operates a computer software and consulting business. Until December 30, 1994, Tech International's Virginia operations were conducted through its Virginia business unit. On December 30, 1994, Tech International spun-off the Virginia business unit (the "Spin-Off") as Tech Virginia. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Edward G. Newman, a principal stockholder, director, the Chairman, President and Chief Executive Officer of the Company and Steven A. Newman and Eugene J. Amobi, directors of the Company, are the stockholders, officers and directors of Tech Virginia. Eugene J. Amobi is the sole director and stockholder of Tech International.

     From December 1992 until November 1994 the Company utilized, on a fee basis, a portion of the office facilities and certain personnel, office support and equipment of Tech International's Virginia business unit. In November 1994 the Company relocated its office to its current location and ceased using Tech International's office facility, support and equipment. The Company continued to use certain Tech International personnel until the Spin-Off, after which the Company began purchasing certain consulting services from Tech Virginia.


     As part of the Spin-Off, Tech Virginia acquired approximately $45,000 of net receivables owed by the Company to Tech International for office and personnel support. On December 31, 1994, Tech Virginia forgave those receivables and agreed to provide six months of free consulting services to the Company in exchange for serving as the Company's principal VAR and Small Business contracting agent for federal government contracts accounts. The Company treated approximately $45,000 of net payables forgiven by Tech Virginia as a contribution to capital as of December 31, 1994 for which no additional shares were issued.



     Simultaneous with the closing of this offering the Company will acquire 100% of the issued and outstanding shares of Tech Virginia, which are owned by Messrs. Amobi, Edward G. Newman and Steven A. Newman, for $50,000 pursuant to a December 31, 1994 option agreement (the "Tech Virginia Option"). The Tech Virginia Option was executed together with an agreement pursuant to which Tech Virginia forgave the Company's net indebtedness of approximately $45,000 for services rendered and the Company retained Tech Virginia as its VAR and contracting agent for all sales to the United States government. The acquisition of Tech Virginia provides the Company with the technical capability, data and key personnel for portions of the data conversion, voice and presentation manager toolkits and the ability to bid Company products in United States government contracts requiring security clearances and to have Company products listed on approved United States Government purchasing lists. Tech Virginia has accrued salary obligations and expense reimbursement of $145,000 to Mr. Amobi, $40,500 to Mr. Edward Newman and $40,500 to Mr. Steven Newman which will be paid by the Company following the completion of the offering. See "Use of Proceeds." The terms of the Tech Virginia Option were negotiated between Mr. Amobi and the Company, and approved by the Company's disinterested directors. Upon the conclusion of this transaction Tech Virginia will be a wholly-owned subsidiary of the Company.

PATENT


     In 1993 each of Messrs. Edward G. Newman, the Company's President, Chief Executive Officer and Chairman of the Board of Directors, Gil Christian, a former employee of the Company, and Michael Jenkins, an employee of the Company, assigned to the Company all of their right, title and interest in and to the Patent. In consideration of the assignment of their interests in the Patent, Mr. Edward G. Newman, Mr. Christian and Mr. Jenkins each received 300,000 shares of Common Stock, and $22,500 in the aggregate. In addition, Messrs. Edward G. Newman, Jenkins and Steven J. Schwartz, who also is an employee of the Company, have related patent applications pending in the United States and certain other countries. Any patents obtained by employees of the Company will be assigned to the Company under existing invention agreements. See "Business -- Intellectual Property."



     In September 1995 the Company received a notification from the Patent Office entitled "office action in re-examination," which indicated that certain claims were subject to re-examination and were preliminarily rejected. The re-examination of the Patent was initiated as a result of a request from one of the Company's competitors. A second request for re-examination was received by the Company in April 1996. In April 1996 the Company was notified by the Patent Office that the Patent had been upheld with respect to the issues raised by the September 1995 re-examination. Mr. James J. Ralabate, the Company's Secretary and a director has advised the Company with respect to legal matters concerning the reexamination requests (and other intellectual property matters) although he is not formally representing the Company before the Patent Office on those matters. During the transitional period ended December 31, 1995, the Company paid Mr. Ralabate fees, in cash or in shares of Common Stock, of $135,904 for legal services rendered to the Company.


CONVERSION OF DEBT AND PAYABLES


     On December 30, 1994, Messrs. Edward G. Newman, Steven A. Newman and Keith
P. Hicks forgave outstanding loans due to them from the Company. For financial statement purposes, these amounts were considered to be paid-in capital which increased the Company's paid-in capital surplus by $105,000. On December 31, 1994, the Company also agreed with Tech Virginia to forgive approximately $45,000 of net accounts payable owed to Tech Virginia by the Company.


MANAGEMENT PERSONNEL EMPLOYMENT AGREEMENTS WITH TECH VIRGINIA

     Messrs. Edward G. Newman, Steven A. Newman and Eugene Amobi each have employment agreements with Tech Virginia under which each of them is entitled to a salary and is eligible to receive certain bonuses. The agreements with Messrs. Edward G. Newman and Steven A. Newman require each of them to devote only reasonable time and attention to Tech Virginia, provided their activities for Tech Virginia do not interfere with their obligations to the Company. Upon the acquisition of Tech Virginia by the Company, such employment agreements will terminate by agreement with Messrs. Newman, Newman, and Amobi.

GUARANTY OF DESIGN CENTER LEASE

     Mr. Edward G. Newman, the Company's President, Chief Executive Officer and Chairman of the Board of Directors, personally guaranteed the Company's lease of approximately 1,497 square feet located at 142 South Santa Cruz Avenue, Los Gatos, California which is used as the Company's design and prototype center. Mr. Newman was not separately compensated for providing such guaranty.

                           DESCRIPTION OF SECURITIES

GENERAL


     The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. As of the date hereof, 10,387,789 shares of Common Stock are issued and outstanding and no Preferred Stock is issued and outstanding. The Company currently has reserved 2,352,959 shares of Common Stock for issuance pursuant to outstanding options, a warrant and its obligations pursuant to the Debentures. Upon completion of the offering, the Company will have reserved 6,484,388 shares of Common Stock for issuance pursuant to outstanding options, Warrants, Exchange Warrants and the Representative's Unit Purchase Option.


UNITS

     Each Unit consists of one share of Common Stock and one Warrant. The Warrants will be immediately separately transferrable from the Common Stock.

COMMON STOCK

     The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The Company's Certificate of Incorporation and By-Laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of Common Stock have no preemptive, conversion or redemption rights. All of the outstanding shares of Common Stock are fully paid and nonassessable.

WARRANTS


     Each Warrant will entitle the holder to purchase one share of Common Stock
at an exercise price of $9.00 until        , 1999, subject to the Company's
redemption rights described below. The Warrants will be issued pursuant to the terms of a Warrant Agreement between the Company and Continental Stock Transfer & Trust Company (the "Warrant Agent"). The Company has authorized and reserved for issuance the shares of Common Stock issuable on exercise of the Warrants. The Warrants are exercisable to purchase a total of 2,000,000 shares of Common Stock of the Company unless the Over-Allotment Option is exercised, in which case the Warrants are exercisable to purchase a total of up to 2,300,000 shares of Common Stock. Upon exchange of the Debentures, 1,431,429 Exchange Warrants will be issued to the holders of the Debentures. The terms of the Exchange Warrants are identical to those of the Warrants.


     The Warrant exercise price and the number of shares of Common Stock purchasable upon exercise of the Warrants are subject to adjustment in the event of, among other events, a stock dividend on, or a subdivision, recapitalization or reorganization of, the Common Stock, the merger or consolidation of the Company with or into another corporation or business entity or issuances of Common Stock at a price below the Common Stock market price, subject to certain exceptions.


     Commencing 18 months from the date of this Prospectus and until the expiration of the Warrants, the Company, in its discretion, may redeem outstanding Warrants, in whole but not in part, upon not less than 30 days' notice, at a price of $.05 per Warrant, provided that the closing bid price of the Common Stock equals or exceeds $18.00 for 20 consecutive trading days ending five days immediately prior to such notice. In the event the Company exercises its right of redemption, the Warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder thereof will be entitled only to the redemption price.

     The Company must have on file a current registration statement with the Commission pertaining to the Common Stock underlying the Warrants in order for a holder to exercise the Warrants or in order for the Warrants to be redeemed by the Company. The shares underlying the Warrants also must be registered or qualified for sale under the securities laws of the state in which the Warrant holder resides. The Company intends to use its best efforts to keep the Registration Statement incorporating this Prospectus current, but there can be no assurance that the Registration Statement (or any other registration statement filed by the Company covering shares underlying the Warrants) can be kept current. In the event the Registration Statement is not kept current, or if the Common Stock underlying the Warrants is not registered or qualified for sale in the state in which a Warrant holder resides, the Warrants may be deprived of any value.

     The Company is not required to issue any fractional shares of Common Stock upon the exercise of Warrants or upon the occurrence of adjustments pursuant to anti-dilution provisions. The Company will pay to holders of fractional interests an amount equal to the cash value of such fractional interests based upon the then-current market price of a share of Common Stock.

     The Warrants may be exercised upon surrender of the certificate representing the Warrants on or prior to the expiration date (or earlier redemption date) of the Warrants at the offices of the Warrant Agent with form of "Election to Purchase" on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price by check payable to the order of the Company for the number of Warrants being exercised. Shares of Common Stock issued upon exercise of Warrants for which payment has been received in accordance with the terms of the Warrants will be fully paid and nonassessable.

     The Warrants do not confer upon the Warrant holder any voting or other rights of a stockholder of the Company. Upon notice to the Warrant holders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants. Although this right is intended to benefit Warrant holders, to the extent the Company exercises this right when the Warrants would otherwise be exercisable at a price higher than the prevailing market price of the Common Stock, the likelihood of exercise and resultant increase in the number of shares outstanding, may impede or increase the cost of a change in control of the Company.

DEBENTURES


     As of the date of this Prospectus, the Company has issued and outstanding $2,505,000 in principal amount of 7% Exchangeable Debentures Due 1997 (the "Debentures"). Each Debenture entitles the holder to repayment of the principal amount on November 16, 1997 (the "Maturity Date") and payments of interest at the annual rate of 7% on September 30, 1996, March 30, 1997, and the Maturity Date. Upon the closing of this offering, each Debenture will be exchanged for one Exchange Unit consisting of one share of Common Stock and one Exchange Warrant exercisable for one share of Common Stock for each $1.75 of outstanding principal amount of the Debenture, which exchange shall constitute full and complete satisfaction of the Company's obligations under the Debenture. In this offering, the Company is registering for resale 1,431,429 shares of the Common Stock included in the Exchange Units, the Exchange Warrants and the shares of Common Stock underlying the Exchange Warrants. As of the completion of this offering, there will be no outstanding Debentures. The holders of the Debentures have agreed not to sell or otherwise dispose of the shares of the Exchange Units, the Common Stock, the Exchange Warrants or, upon exercise thereof, the shares of Common Stock underlying the Exchange Warrants exchanged for the Debentures for 180 days following the completion of this offering. See "Shares Eligible for Future Sale."


PREFERRED STOCK

     The Board of Directors has the authority, without further stockholder approval, to issue up to 5,000,000 shares of Preferred Stock from time to time in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to the holders of Common Stock, if any, or could adversely affect the rights and powers, including voting rights, of the holders of the Common

Stock. In certain circumstances, such issuances could have the effect of decreasing the market price of the Common Stock. As of the date of this Prospectus, the Company has not designated any shares of Preferred Stock. There are no shares of Preferred Stock outstanding, and the Company currently has no plans to issue any share of Preferred Stock.

DELAWARE BUSINESS COMBINATION PROVISIONS

     As a Delaware corporation, the Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which regulates large accumulations of shares, including those made by tender offers. Section 203 may have the effect of significantly delaying a purchaser's ability to acquire the entire interest in the Company if such acquisition is not approved by the Company's Board of Directors. In general, Section 203 prevents an "Interested Stockholder" (defined generally as a person with 15% or more of a corporation's outstanding voting stock) from engaging in a "Business Combination" (defined below) with a Delaware corporation for three years following the date such person became an Interested Stockholder. For purposes of Section 203, the term "Business Combination" is defined broadly to include mergers and certain other transactions with or caused by the Interested Stockholder, sales or other dispositions to the Interested Stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the Interested Stockholder (except for transfers in a conversion or exchange or a pro-rata distribution or certain other transactions, none of which increase the Interested Stockholder's proportionate ownership of any class of series of the corporation's or such subsidiary's stock); or receipt by the Interested Stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on Business Combinations by Section 203 does not apply if: (a) prior to the date on which a stockholder becomes an Interested Stockholder, the Board approves either the Business Combination or the transaction which resulted in the person becoming an Interested Stockholder,
(b) the Interested Stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an Interested Stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (c) on or after the date a person becomes an Interested Stockholder, the Board approves the Business Combination, and it is also approved at a stockholder meeting by two-thirds of the voting stock not owned by the Interested Stockholder.

     Under Section 203, the restrictions described above do not apply if, among other things, the corporation's original certificate of incorporation contains a provision electing not to be governed by Section 203. The Company's Certificate of Incorporation does not contain such a provision. The restrictions described above also do not apply to certain Business Combinations proposed by an Interested Stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of a majority of the corporation's directors.

DIVIDEND POLICY

     The Company has never paid any cash dividends on its Common Stock. The Company anticipates that any future earnings will be retained for use in the business of the Company or for other corporate purposes, and it is not anticipated that cash dividends in respect to the Common Stock will be paid.

LISTING


     Application has been made to have the Company's Units, Common Stock and Warrants (including the Exchange Warrants) approved for inclusion on The Nasdaq SmallCap Market.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

     Continental Stock Transfer & Trust Company will serve as the Company's transfer agent for the Units and Common Stock and the Warrant Agent for the Warrants.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of this offering, the Company will have outstanding approximately 13,819,218 shares of Common Stock. All of the shares of Common Stock included in the Units offered hereby will be freely tradeable without restriction or further registration under the Act except for any shares purchased by any person who is or becomes an affiliate of the Company, which shares will be subject to the resale limitations contained in Rule 144 promulgated under the Act.



     Holders of the Warrants included in the Units will be entitled to purchase an aggregate of 2,000,000 shares of Common Stock (not including the Over-Allotment Option) upon exercise of the Warrants at any time through
       , 1999 provided that the Company satisfies certain securities registration requirements with respect to the securities underlying the Warrants. Any and all shares of Common Stock purchased upon exercise of the Warrants will be freely tradeable, except for any shares purchased by any person who is or thereby becomes an affiliate of the Company, provided such registration requirements are met.



     In general under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including a person who may be deemed to be an affiliate of the Company as that term is defined under the Act, is entitled to sell, within any three-month period, a number of shares beneficially owned for at least two years that does not exceed the greater of (i) one percent of the number of the then outstanding shares of Common Stock, or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 also are subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. Furthermore, a person who is not deemed to have been an affiliate of the Company during 90 days preceding a sale by such person and who has beneficially owned such shares for at least three years is entitled to sell such shares without regard to the volume, manner of sale or notice requirements. Upon completion of this offering approximately 8,758,440 shares of the 13,819,218 shares of the Common Stock which will then be issued and outstanding will be held by affiliates of the Company. The Company's officers, directors and certain stockholders have agreed not to publicly offer, sell or otherwise dispose of any shares of Common Stock owned by them (the "Representative's Lock-Up") for a period of two years after the date hereof. Certain stockholders who purchased their shares of Common Stock for at least $6.00 per share (and who in the aggregate own 207,246 shares of the Common Stock) have agreed to a one-year Representative's Lock-Up following the date hereof. Holders of the Debentures exchanging their Debentures for Common Stock pursuant to this offering have agreed to a 180-day Representative's Lock-Up following the date hereof. Shares of the Common Stock subject to the Representative's Lock-Up will be eligible for sale under Rule 144 at various
times commencing in           , 1997. Any of the Representative's Lock-Ups are
subject to earlier release at the discretion of the Representative.


     Prior to this offering, there has been no public market for the Company's securities. Following this offering, the Company cannot predict the effect, if any, that market sales of the Common Stock, or the availability of such shares for sale, will have on the market price prevailing from time to time. Nevertheless, sales by the existing stockholders of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices for the Company's securities. In addition, the availability for sale of substantial amounts of Common Stock acquired through the exercise of the Warrants, Exchange Warrants, options, warrants, or the Unit Purchase Option could adversely affect prevailing market prices for the Common Stock.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the Underwriters named below, for which Royce Investment Group, Inc. is acting as representative (the "Representative"), have severally agreed to purchase from the Company the number of Units set forth below:


                                 UNDERWRITER                                 NUMBER OF UNITS
    ----------------------------------------------------------------------   ---------------
    Royce Investment Group, Inc...........................................
    Kensington Wells Incorporated.........................................
                                                                             ---------------
              Total.......................................................      2,000,000
                                                                             ============


     The Underwriting Agreement provides that the Underwriters' obligations are subject to conditions precedent and that the Underwriters are committed to purchase all Units offered hereby (other than those covered by the Over-Allotment Option described below) if the Underwriters purchase any Units.

     The Underwriters have advised the Company that they propose to offer the Units directly to the public at the price set forth on the cover page of this Prospectus, and that they may allow to certain dealers which are members of the National Association of Securities Dealers, Inc., concessions not in excess of
$     per Unit. The Underwriters may allow, and such dealers may reallow, a
concession not exceeding $     per Unit to other dealers. After the Units are
released for sale to the public, the Underwriters may change the initial price to the public and other selling terms.

     The Company has agreed to pay the Representative a nonaccountable expense allowance of three percent of the aggregate public offering price of the Units, including Units sold on exercise of the Over-Allotment Option, of which $50,000 previously has been paid to the Representative. The Company also has agreed to pay all expenses in connection with qualifying the Units for sale under the laws of such states as the Representative may designate, including expenses of counsel to the Representative which will be retained for such purpose.

     The Company has granted the Representative an option (the "Over-Allotment Option"), exercisable for 45 days after the date of this Prospectus, to purchase up to 300,000 additional Units at the initial public offering price of the Units. The Representative may purchase these Units solely to cover any over-allotments, if any, in connection with the sale of the Units offered hereby.


     The Company's officers, directors and certain stockholders have agreed not to publicly offer, sell or otherwise dispose of any shares of capital stock owned by them for a period of two years after the date of this Prospectus without the prior written consent of the Representative. Certain stockholders who purchased their shares of Common Stock for at least $6.00 per share (and who in the aggregate own 207,246 shares of Common Stock) have agreed to similar restriction for a one-year period following the date of this Prospectus. Holders of the Debentures exchanging their Debentures for Exchange Units have agreed to a similar restriction for a 180-day period following the date of this Prospectus.



     In connection with this offering the Company has agreed to issue and sell to the Representative, for nominal consideration, the Unit Purchase Option to purchase an aggregate of 200,000 Units. The Unit Purchase Option will be
exercisable at a price per share equal to        % of the initial price to the
public of the Units commencing one year after the closing date of this offering and will continue to be exercisable until five years from the date of this Prospectus. During the exercise period, holders of the Unit Purchase Option are entitled to certain demand and incidental registration rights with respect to the securities issuable upon exercise of the Unit Purchase Option. For a period of one year from the date of this Prospectus, the Unit Purchase Option is not transferable except to Underwriters, selling group members and their officers and/or partners.

     Upon any exercise of the Warrants after one year from the date of this Prospectus, the Company will pay the Representative a fee of 6% of the aggregate exercise price for Warrant exercises solicited by it if (i) the market price of the Common Stock on the date the Warrant is exercised is greater than the then-exercise price of the Warrant, (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. and the holder designates in writing on the Warrant Certificate subscription form the broker-dealer to receive compensation for such exercise, (iii) the Warrant is not held in a discretionary account, (iv) disclosure of compensation arrangements was made both at the time of this offering and at the time of exercise of the Warrant, and (v) the solicitation of exercise of the Warrant was not in violation of Rule 10b-6 promulgated under the 1934 Act. A portion of the 6% fee may be reallowed by the Representative to participating broker-dealers. The Company has agreed not to solicit Warrant exercises through any broker-dealer other than the Representative. The Company will not be required to pay a fee to the Representative with respect to any Warrant exercise solicited solely by the Company.

     Rule 10b-6 will prohibit the Representative from engaging in any market-making activities with regard to the Company's securities for the period commencing nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by the Representative of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Representative may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Representative may be unable to make a market in the Company's securities during certain periods while the Warrants are exercisable.


     The Company will enter into a two-year financial consulting agreement with the Representative upon the closing of this offering for a fee of 1% of the gross proceeds of this offering (including proceeds from exercise of the Over-Allotment Option). Pursuant to the consulting agreement, the Representative is not obligated to devote more than two days per month to the affairs of the Company.


     The Representative acted as placement agent in the placement of the Debentures, for which it received a commission of $250,500 evidenced by two promissory notes which bear interest at the rate of 9% per annum and which are payable from proceeds of this offering. See "Use of Proceeds."

     Prior to this offering, there has not been a public market for the Units, Common Stock or Warrants. The public offering price of the Units and the exercise price of the Warrants have been determined by arms-length negotiation between the Company and the Representative. There is no direct relation between the offering price of the Units or the exercise price of the Warrants and the assets, book value or net worth of the Company. Among the factors considered by the Company and the Representative in pricing the Units were the results of operations, the current financial condition and future prospects of the Company, the experience of management, the amount of ownership to be retained by present stockholders, and the general condition of the economy and the securities markets. The Company has agreed to list the securities offered hereby on the Nasdaq National Market at such time, if ever, as the Company meets the listing criteria therefor.

     In connection with this offering, the Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Act, and if such indemnification is unavailable or insufficient, the Company and the Underwriters have agreed to damage contribution arrangements based upon relative benefits received from this offering and relative fault resulting in such damages.

                                 LEGAL MATTERS

     The validity of the securities offered will be passed upon for the Company by Baker & Hostetler, Washington, D.C. Certain patent and proprietary law matters will be passed upon for the Company by James J. Ralabate, Esq., Williamsville, New York. James J. Ralabate is Secretary and a director of the Company and owns 50,000 shares of Common Stock of the Company. Certain legal matters will be passed upon for the Representative by Berliner Zisser Walter & Gallegos, P.C., Denver, Colorado.

                                    EXPERTS

     The combined balance sheets as of March 31, 1994 and 1995 and December 31, 1995 and the combined statements of operations, combined statements of stockholders' equity (deficit) and combined statements of cash flows for the nine months ended December 31, 1995 and for each of the two years in the period ended March 31, 1995 included in this Prospectus have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants (whose report, dated March 15, 1996, except as to the information in Note 13, for which the date is April 24, 1996, includes an explanatory paragraph which refers to conditions that raise substantial doubt about the Company's ability to continue as a going concern), given on the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission, Washington, D.C., a registration statement (together with all amendments thereto, the "Registration Statement") under the Act with respect to the securities offered by this Prospectus. This Prospectus, filed as part of the Registration Statement, omits certain the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and to the financial statements and exhibits filed as a part thereof. Copies of the Registration Statement, together with such financial statements and exhibits, may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048, at prescribed rates. Any statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of such document files as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                      XYBERNAUT CORPORATION AND AFFILIATE

                              REPORT ON AUDITS OF
                         COMBINED FINANCIAL STATEMENTS

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        -----
Report of Independent Accountants....................................................     F-2
Combined Balance Sheets -- March 31, 1994 and 1995, December 31, 1995 and Pro Forma
  December 31, 1995 (unaudited)......................................................     F-3
Combined Statements of Operations -- Years ended March 31, 1994 and 1995 and nine months ended December 31, 1994 (unaudited) and nine months ended December 31,
  1995...............................................................................     F-4
Combined Statements of Stockholders' Equity (Deficit) -- Years ended March 31, 1994
  and 1995 and the nine months ended December 31, 1995...............................     F-5
Combined Statements of Cash Flows -- Years ended March 31, 1994 and 1995 and the nine months ended December 31, 1994 (unaudited) and nine months ended December 31,
  1995...............................................................................     F-6
Notes to the Combined Financial Statements...........................................     F-7
Combined Balance Sheets -- March 31, 1996 (unaudited) and Pro Forma March 31, 1996
  (unaudited)........................................................................    F-17
Combined Statements of Operations -- Three Months ended March 31, 1996 (unaudited)
  and 1995 (unaudited)...............................................................    F-18
Combined Statement of Stockholders' Equity (Deficit) -- Three Months ended March 31,
  1996 (unaudited)...................................................................    F-19
Combined Statements of Cash Flows -- Three Months ended March 31, 1996 (unaudited)
  and 1995 (unaudited)...............................................................    F-20
Notes to the Combined Financial Statements...........................................    F-21

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Xybernaut Corporation and Affiliate:

     We have audited the accompanying combined balance sheets of Xybernaut Corporation (formerly Computer Products & Services, Inc) and Affiliate as of March 31, 1994 and 1995 and December 31, 1995 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended March 31, 1994 and 1995 and the nine months ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Xybernaut Corporation and Affiliate as of March 31, 1994 and 1995 and December 31, 1995 and the results of their operations and their cash flows the years ended March 31, 1994 and 1995 and the nine months ended December 31, 1995 in conformity with generally accepted accounting principles.

     The accompanying combined financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company incurred losses accumulating to $3,492,434 through December 31, 1995, and has a working capital deficit of $38,534 at December 31, 1995. These factors, among others, raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The combined financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 15, 1996, except as to the information in Note 13, for which the date is April 24, 1996

                      XYBERNAUT CORPORATION AND AFFILIATE

                            COMBINED BALANCE SHEETS

                                                      MARCH 31,                            PRO FORMA
                                               -----------------------    DECEMBER 31,    DECEMBER 31,
                   ASSETS                        1994         1995            1995            1995
                                               --------    -----------    ------------    ------------
                                                                                           (UNAUDITED
                                                                                            NOTE 13)
Current assets:
  Cash......................................   $    753    $   149,060    $   508,666     $ 1,508,666
  Accounts receivable.......................                    16,834         90,725          90,725
  Inventories...............................     10,000          9,241        249,950         249,950
  Prepaid and other current assets..........                     5,994         20,617          20,617
                                               --------    -----------    ------------    ------------
          Total current assets..............     10,753        181,129        869,958       1,869,958
                                               --------    -----------    ------------    ------------
Fixed assets:
  Property and equipment....................     24,265        130,352        164,310         164,310
  Less accumulated depreciation.............      5,680         38,281         75,508          75,508
                                               --------    -----------    ------------    ------------
                                                 18,585         92,071         88,802          88,802
                                               --------    -----------    ------------    ------------
Debenture issuance costs, net of accumulated
  amortization of $0, $0, $24,815 and
  $24,815, respectively.....................                                  196,542         336,542
Patent costs, net of accumulated
  amortization of $2,353, $5,264, $31,017
  and $31,017,
  respectively..............................     39,987         61,105        184,565         184,565
Other.......................................                     2,504         53,671          53,671
                                               --------    -----------    ------------    ------------
                                                 39,987         63,609        434,778         574,778
                                               --------    -----------    ------------    ------------
          Total assets......................   $ 69,325    $   336,809    $ 1,393,538     $ 2,533,538
                                               ========     ==========    ===========     ===========
              LIABILITIES AND
       STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Notes payable.............................                              $   263,425     $   383,425
  Accounts payable..........................               $   162,828        420,801         440,801
  Accrued expenses..........................                   147,935        224,266         224,266
                                                           -----------    ------------    ------------
          Total current liabilities.........                   310,763        908,492       1,048,492
                                                           -----------    ------------    ------------
Long-term liabilities:
  Due to Tech International, Inc............   $ 41,943
  Notes and loans payable...................                                   72,999          72,999
  Debentures................................                                1,505,000       2,505,000
                                               --------    -----------    ------------    ------------
          Total long-term liabilities.......     41,943                     1,577,999       2,577,999
                                               --------    -----------    ------------    ------------
          Total liabilities.................     41,943        310,763      2,486,491       3,626,491
                                               --------    -----------    ------------    ------------
Commitments and contingencies
Stockholders' equity (deficit):
  Common stock..............................     86,197        101,763        103,725         103,725
  Additional paid-in capital................     30,444      1,317,434      2,337,663       2,337,663
  Accumulated deficit.......................    (89,259)    (1,393,151)    (3,534,341)     (3,534,341)
                                               --------    -----------    ------------    ------------
                                                 27,382         26,046     (1,092,953)     (1,092,953)
                                               --------    -----------    ------------    ------------
          Total liabilities and
            stockholders'
            equity (deficit)................   $ 69,325    $   336,809    $ 1,393,538     $ 2,533,538
                                               ========    ===========    ===========     ===========

                  The accompanying notes are an integral part
                     of the combined financial statements.

                      XYBERNAUT CORPORATION AND AFFILIATE

                       COMBINED STATEMENTS OF OPERATIONS


                                                                                NINE MONTHS ENDED
                                                 YEAR ENDED MARCH 31,              DECEMBER 31,
                                              --------------------------    --------------------------
                                                 1994           1995           1994           1995
                                              -----------    -----------    -----------    -----------
                                                                            (UNAUDITED)
Revenue:
  Product sales and leases.................   $    13,650    $    51,712    $    25,582    $   227,793
  Consulting...............................         3,331         27,612         26,668        124,855
                                              -----------    -----------    -----------    -----------
          Total revenues...................        16,981         79,324         52,250        352,648
Cost of sales..............................         8,155         61,301         35,544        263,621
                                              -----------    -----------    -----------    -----------
          Gross margin.....................         8,826         18,023         16,706         89,027
                                              -----------    -----------    -----------    -----------
Operating expenses:
  Sales and marketing......................        15,521        207,377        150,934        383,960
  General and administrative...............        35,970        859,082        575,346        917,533
  Research and development.................         5,050        259,256        147,192        910,182
                                              -----------    -----------    -----------    -----------
          Total operating expenses.........        56,541      1,325,715        873,472      2,211,675
                                              -----------    -----------    -----------    -----------
                                                  (47,715)    (1,307,692)      (856,766)    (2,122,648)
Interest income (expense)..................           363          3,800          3,517        (18,542)
                                              -----------    -----------    -----------    -----------
          Net loss.........................   $   (47,352)   $(1,303,892)   $  (853,249)   $(2,141,190)
                                               ==========     ==========      =========     ==========
Net loss per common and common
  equivalents share........................   $     (0.00)   $     (0.12)   $     (0.08)   $     (0.18)
                                               ==========     ==========      =========     ==========
Weighted average number of common and
  common equivalent shares outstanding.....    10,200,244     11,164,748     10,984,499     11,793,120
                                               ==========     ==========      =========     ==========


                  The accompanying notes are an integral part
                     of the combined financial statements.

                      XYBERNAUT CORPORATION AND AFFILIATE

             COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                FOR THE YEARS ENDED MARCH 31, 1994 AND 1995 AND
                      NINE MONTHS ENDED DECEMBER 31, 1995

                           COMMON STOCK         COMMON STOCK          COMMON STOCK
                          TECH VIRGINIA        CLASS A SHARES        CLASS B SHARES
                        ------------------   -------------------   ------------------   ADDITIONAL
                        NUMBER OF            NUMBER OF             NUMBER OF              PAID-IN     ACCUMULATED
                         SHARES     AMOUNT    SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL       DEFICIT         TOTAL
                        ---------   ------   ---------   -------   ---------   ------   -----------   ------------   ------------
Balance, April 1,
  1993................                       8,579,680   $85,797                        $        20   $   (41,507)   $     44,310
Shares issued.........                         40,000        400                                             (400)             --
Contributed capital...                                                                       30,424                        30,424
Net loss..............                                                                                    (47,352)        (47,352)
                                      --
                           ---               ---------   -------   ---------   ------   -----------   ------------   ------------
Balance, March 31,
  1994................                       8,619,680    86,197                             30,444       (89,259)         27,382
Contributed capital...                                                                      153,476                       153,476
Shares issued for
  services and
  incentives..........                       1,040,400    10,404    349,920    $3,499       152,935                       166,838
Shares issued in
  private placements,
  net of costs of
  $41,758.............                        166,000      1,660                            952,582                       954,242
Shares issued.........     300        $3                                                        497                           500
Stock options issued
  for services and
  incentives..........                                                                       27,500                        27,500
Net loss..............                                                                                 (1,303,892)     (1,303,892)
                                      --
                           ---               ---------   -------   ---------   ------   -----------   ------------   ------------
Balance, March 31,
  1995................     300         3     9,826,080    98,261    349,920    3,499      1,317,434    (1,393,151)         26,046
Shares issued.........                         41,246        412                            247,064                       247,476
Shares issued for
  services and
  incentives..........                                              154,943    1,550        773,165                       774,715
Net loss..............                                                                                 (2,141,190)     (2,141,190)
                                      --
                           ---               ---------   -------   ---------   ------   -----------   ------------   ------------
Balance, December 31,
  1995................     300        $3     9,867,326   $98,673    504,863    $5,049   $ 2,337,663   $(3,534,341)   $ (1,092,953)
                        ==========  =======  ==========  ========  ==========  =======   ==========   ============   ============

                  The accompanying notes are an integral part
                     of the combined financial statements.

                      XYBERNAUT CORPORATION AND AFFILIATE

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                          NINE MONTHS ENDED
                                                            YEAR ENDED MARCH 31,             DECEMBER 31,
                                                           -----------------------    --------------------------
                                                             1994         1995           1994           1995
                                                           --------    -----------    -----------    -----------
                                                                                      (UNAUDITED)
Cash flows from operating activities:
  Net loss..............................................   $(47,352)   $(1,303,892)    $ (853,249)   $(2,141,190)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Depreciation and amortization......................      7,358         35,512         23,089         87,795
     Noncash charges for stock and options issued
       for services.....................................                   194,341        194,341        671,500
     (Increase) decrease in assets:
       Inventories......................................     (1,845)           759         (1,952)      (240,709)
       Accounts receivable..............................                   (16,834)       (11,038)       (73,891)
       Other current assets.............................                    (5,994)        (3,121)       (14,623)
       Other assets.....................................                    (2,504)        (2,504)       (23,416)
     Increase in liabilities:
       Accounts payable and accrued expenses............     41,943        268,820        220,950        334,304
                                                           --------    -----------    -----------    -----------
          Net cash provided by (used in) operating
            activities..................................        104       (829,792)      (433,484)    (1,400,230)
                                                           --------    -----------    -----------    -----------
Cash flows from investing activities:
  Acquisition of property and equipment.................    (20,215)       (93,056)       (92,756)       (33,958)
  Acquisition of patents and related costs..............    (25,020)       (23,878)       (23,878)       (45,998)
                                                           --------    -----------    -----------    -----------
          Net cash used in investing activities.........    (45,235)      (116,934)      (116,634)       (79,956)
                                                           --------    -----------    -----------    -----------
Cash flows from financing activities:
  Proceeds from:
     Contributed capital................................     30,424        140,791         73,570
     Issuance of stock..................................                   996,000        600,000        247,476
     Issuance of debentures.............................                                               1,505,000
     Notes payable......................................                                                 185,924
  Debenture issuance costs..............................                                                 (70,857)
  Common stock issuance costs...........................                   (41,758)                      (27,751)
                                                           --------    -----------    -----------    -----------
          Net cash provided by financing activities.....     30,424      1,095,033        673,570      1,839,792
                                                           --------    -----------    -----------    -----------
Net increase (decrease) in cash.........................    (14,707)       148,307        123,452        359,606
Cash, beginning of period...............................     15,460            753            753        149,060
                                                           --------    -----------    -----------    -----------
Cash, end of period.....................................   $    753    $   149,060     $  124,205    $   508,666
                                                           ========    ===========    ===========    ===========

                  The accompanying notes are an integral part
                     of the combined financial statements.

                      XYBERNAUT CORPORATION AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  ORGANIZATION AND BUSINESS ACTIVITY:

     THE COMPANY:

     Since the commencement of operations in November 1992 Xybernaut Corporation (formerly Computer Products Services, Inc.) (the "Company") has engaged in the research, development and commercialization of products intended to bridge the widening gap between people and knowledge. The first product to be commercialized by the Company is the proprietary portable computer technology and related software applications embodied in its Mobile Assistant(R) product. Additional software products are planned for use on the Mobile Assistant(R) and other personal computers.


     During fiscal year 1995, the Company obtained $996,000 of equity financing through private placements of common stock. Additional financing of $1,505,000 and $1,000,000 was received in November 1995 and April 1996 the issuance of 7% convertible debentures, due 1997. The Company is attempting to sell shares of its common stock through an initial public offering. However, there can be no assurance that the Company's business will develop as anticipated by management or that additional financing will be available. The combined financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern.


     The Company was a development stage enterprise through March 31, 1995. Subsequently, the Company has commenced principal operations and, accordingly, these financial statements are not presented in compliance with Statement of Financial Accounting Standard No. 7 which describes the financial presentation for development stage enterprises.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     PRINCIPALS OF COMBINATION:


     The combined financial statements include the accounts of the commonly controlled companies Xybernaut Corporation (formerly Computer Products & Services, Inc.) and Tech International of Virginia Inc. ("Tech Virginia"), because the Company intends to exercise its option to purchase Tech Virginia concurrent with the closing of the contemplated initial public offering. All significant intercompany accounts and transactions have been eliminated.


     FISCAL YEAR:

     In connection with the proposed initial public offering, Computer Products and Services, Inc. changed its fiscal year end from March 31 to December 31. The combined financial statements for the nine months ended December 31, 1994 and the related footnote information are unaudited, but, in the opinion of management, have been prepared on the same basis as the audited consolidated financial statements and reflect all adjustments, consisting of normal recurring accruals, necessary for a fair representation of the information set forth therein.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      XYBERNAUT CORPORATION AND AFFILIATE

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
     CASH AND CASH EQUIVALENTS:

     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     INVENTORIES:

     Inventories, consisting principally of component parts held for resale, are stated at the lower of cost or market, with cost determined by the first-in, first-out method.

     PROPERTY, EQUIPMENT, FURNITURE AND FIXTURES:

     Property, equipment, furniture and fixtures are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets as follows:

        Equipment.........................................................   5 years
        Furniture and fixtures............................................   5 years
        Demonstrator units................................................   2 years
        Leasehold improvements............................................   3 years

     Expenditures for maintenance and repairs are charged directly to the appropriate operating account at the time the expense is incurred. Expenditures determined to represent additions and betterments are capitalized.

     SOFTWARE DEVELOPMENT COSTS:


     The Company's policy is to capitalize software development costs when technological feasibility has been established, based on a detailed program design that is complete, has been confirmed and for which no high-risk development issues remain in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed."



     The establishment of technological feasibility and the ongoing assessment of the recovery of capitalized software costs requires considerable judgment by management with respect to certain external factors including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life and changes in software and hardware technologies. Capitalization of software costs will cease when the software is available for general release to customers, at which time amortization of the costs begins. These costs will be amortized using the greater of the straight-line method or the ratio of current gross revenues from a product to the total of current and anticipated future gross revenues from the product. Since the Company is currently in the planning phase and has not yet prepared a product design or detailed program design for software development tool kits, no costs have been capitalized to date.


     INTANGIBLE ASSETS:

     Patent costs consist of legal fees and other direct costs incurred in obtaining and maintaining patents and are amortized over a five-year period.

     IMPAIRMENT OF LONG-LIVED ASSETS:

     Management of the Company periodically reviews the carrying value of intangible assets for potential impairment by comparing the carrying value of these assets with their related, expected future net cash flows. Should the sum of the related, expected future net cash flows be less than the carrying value, management would determine whether an impairment loss should be recognized. An impairment loss would be measured by the amount by which the carrying value of the asset exceeds the future discounted cash flows.

                      XYBERNAUT CORPORATION AND AFFILIATE

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
     REVENUE RECOGNITION AND WARRANTIES:


     Product sales are recorded on shipment. For equipment shipped under equipment loan agreements, revenue is recognized when equipment evaluation is completed and accepted by the customer. Consulting revenue is recognized as the services are performed. The Company generally provides a 90 day warranty on parts and labor and a one year warranty on parts. The Company's suppliers for the computing unit and the head mounted display provide the Company with similar warranties and as a result warranty reserves are immaterial.


     RESEARCH AND DEVELOPMENT PROGRAMS:

     Research and development costs are charged to operations as incurred, including the cost of components purchased for testing and product development that are saleable but are intended for development work only.

     INCOME TAXES:

     Prior to March 31, 1995, the Company had elected to be taxed under Subchapter S of the Internal Revenue Code. As a result, any federal and state taxes are the responsibility of the shareholders. The Company has revoked its S corporation election and will be taxed as a C corporation. Accordingly, deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred income tax assets and liabilities.

     NET LOSS PER COMMON AND COMMON EQUIVALENT SHARES:


     The net loss per common and common equivalent share is based on the weighted average number of common and common equivalent shares outstanding during the period. All stock options, warrants and issuances within one year prior to the Company's initial public offering have been included in the calculation of common equivalent shares outstanding (using the treasury stock method assuming an initial public offering price of $5.00 per unit) as if they were outstanding for all periods presented.



     ESCROWED SHARES



     Escrowed shares, if any, are considered issued and outstanding and reported as such on the balance sheet. For purposes of computing the net loss per common and common equivalent share, they will not be considered outstanding until the conditions for their release are met.


     FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximated fair value as of December 31, 1995, March 31, 1994 and 1995 because of the relatively short maturity of these instruments. The carrying value of the notes and loans payable and the debentures approximated fair value as of December 31, 1995, based upon market prices for the same or similar debt issues.

                      XYBERNAUT CORPORATION AND AFFILIATE

3.  PROPERTY AND EQUIPMENT:

     PROPERTY AND EQUIPMENT CONSISTS OF THE FOLLOWING:

                                                                MARCH 31,
                                                            ------------------    DECEMBER 31,
                                                             1994       1995          1995
                                                            -------    -------    ------------
    Equipment............................................   $24,265    $46,197      $ 75,660
    Furniture and fixtures...............................               17,696        22,191
    Demonstrator units...................................               29,600        29,600
    Leasehold improvements...............................               36,859        36,859
                                                            -------    -------    ------------
                                                             24,265    130,352       164,310
    Less accumulated depreciation........................     5,680     38,281        75,508
                                                            -------    -------    ------------
                                                            $18,585    $92,071      $ 88,802
                                                            =======    =======    ===========

     Depreciation expense for the years ended March 31, 1994 and 1995 and for the nine months ended December 31, 1994 and 1995 was $5,005 $32,601, $22,421,
and $37,227, respectively.

4.  DEBT:


     Effective November 17, 1995, the Company sold $1,505,000 of 7% convertible debentures due in 1997 (the debenture offering). Under the terms of the debenture offering, the debentures will convert into common stock upon the Company's successful initial public offering ("IPO"). The rate of conversion will be one share of common stock and one warrant to purchase a share of common stock at $9.00 for every $1.75 of principal and accrued interest.


     Under the terms of these debentures, the Company has the right to redeem all debentures, at a price equal to 105% of principal, plus accrued interest, if the IPO has not occurred within one year after the closing date.

     Under the agreement with the placement agent, the Company paid a placement fee of 10% of the proceeds from the debenture offering. The fee is in the form of an interest-bearing promissory note due on the earlier of the effective date of the proposed IPO or May 17, 1996.

5.  STOCKHOLDERS' EQUITY:

     OUTSTANDING COMMON STOCK:

     The Company and its affiliate's outstanding common stock is summarized below:


                                                                            NUMBER OF SHARES ISSUED
                                                                                AND OUTSTANDING
                                                              NUMBER       -------------------------
                                              PAR VALUE      OF SHARES     MARCH 31,    DECEMBER 31,
                                              PER SHARE     AUTHORIZED       1995           1995
                                              ----------    -----------    ---------    ------------
    Computer Products & Services Inc.:
      Class A..............................     $ 0.01       15,000,000    9,826,080      9,867,326
      Class B..............................     $ 0.01        1,000,000     349,920         504,863
    Tech International of Virginia, Inc....     $ 0.01            1,500         300             300


     Class A and Class B shares are identical except that Class B shares are nonvoting.

     On August 18, 1994, the Company's Board of Directors authorized a 40-for-1 stock split. All references in the combined financial statements to number of shares, per share amounts and stockholders' equity have been restated to reflect the split.

                      XYBERNAUT CORPORATION AND AFFILIATE

5.  STOCKHOLDERS' EQUITY, CONTINUED:
     During fiscal year 1995, prior to the manufacture of any Mobile Assistant products, the Company issued the following shares of stock as an inducement or in exchange for services provided by either employees or members of the board, independent contractors or outside counsel.

                Class A shares...................................   1,040,400
                Class B shares...................................     349,920

     For financial reporting purposes, these shares were valued at $0.12 per share and operations were charged a total of $166,838 to account for the issuance of these shares.

     During fiscal year 1995, after the Company had successfully manufactured six Mobile Assistant products, the Company issued 166,000 shares of the Class A Common Stock in connection with private placements at $6.00 per share.

     During the nine months ended December 31, 1995, the Company issued 42,499 of Class A shares and 154,943 of Class B shares. The Class A shares issued were pursuant to private placement offerings at $6.00 per share and the Class B shares were issued as incentives to consultants, two of whom are also board members. For financial reporting purposes, the Class B shares were valued at $5.00 per share and operations were charged a total of $774,715 to account for the issuance of these shares.

6.  STOCK OPTIONS:

     During fiscal year 1995 and the nine months ended December 31, 1995, the Company's Board of Directors approved stock options which become exercisable, beginning one year after the date granted, in five equal annual installments.

     Information on options is as follows:

                                                                      SHARES
                                                                       UNDER
                                                                      OPTION        RANGE
                                                                      -------    -----------
    Outstanding at March 31, 1994..................................        --
    Granted........................................................   250,000    $       .01
                                                                      -------    -----------
    Outstanding at March 31, 1995..................................   250,000            .01
    Granted........................................................   243,530           6.00
                                                                      -------    -----------
    Outstanding at December 31, 1995...............................   493,530    $0.01-$6.00
                                                                      =======    ===========

     During the year ended March 31, 1995, 250,000 options were granted to employees for services and incentives. For financial reporting purposes, the value of the stock was $0.12 and operations were charged a total of $27,500 to account for the issuance of these shares.

                      XYBERNAUT CORPORATION AND AFFILIATE

7.  SIGNIFICANT CUSTOMERS:

     The percentages of total revenue from sales to customers in excess of 10% of the total for each period were as follows:

                                                         YEARS ENDED         NINE MONTHS ENDED
                                                          MARCH 31,            DECEMBER 31,
                                                        -------------      ---------------------
                                                        1994     1995          1994         1995
                                                        ----     ----      ------------     ----
                                                                           (UNAUDITED)
    Customer A.......................................    80%
    Customer B.......................................    20%
    Customer C.......................................             46%           46%          15%
    Customer D.......................................             35%           52%
    Customer E.......................................             17%
    Customer F.......................................                                        18%
    Customer G.......................................                                        19%

8.  INCOME TAXES:

     For the nine months ended December 31, 1995 no income tax benefit has been provided because the losses could not be carried back and realization of the benefit of the net operating losses carried forward was not assured. The pro forma effects of accounting for income taxes for the years ended March 31, 1994 and 1995 and the nine months ended December 31, 1994 would not be different from the financial statements presented herein because no income tax benefit would have been provided.

     At December 31, 1995, the Company has approximately $2.2 million of net operating loss carryforwards for federal income tax purposes. These losses expire in 2011. The use of these carryforwards may be limited in any one year under Internal Revenue Code Section 382 because of significant ownership changes.

     Net deferred tax assets are comprised of the following:

                                                                          DECEMBER 31,
                                                                              1995
                                                                          ------------
        Excess of book over tax depreciation...........................    $   (1,000)
        Net operating loss carryforwards...............................       830,000
        Adjustment to accrual basis of accounting......................        84,000
        Tax credit carryforwards.......................................        30,000
        Less valuation allowance.......................................      (943,000)
                                                                          ------------
          Net deferred tax asset of temporary differences..............            --
                                                                          ===========

                      XYBERNAUT CORPORATION AND AFFILIATE

9.  COMMITMENTS AND CONTINGENCIES:

     LEASE COMMITMENTS:


     During the year ended March 31, 1995, the Company began leasing its operating facilities and certain equipment under various operating leases expiring on various dates through 1998. Future minimum payments under noncancelable operating leases at December 31, 1995 are:



                   YEAR ENDING DECEMBER 31,
       ------------------------------------------------
                 1996..................................  $112,753
                 1997..................................     9,084
                 1998..................................     8,327


     Total rental expense charged to operations for the year ended March 31, 1995 and the nine months ended December 31, 1994 and 1995 was $89,747, $14,477 and $42,673, respectively.

     Prior to entering into the operating facility lease, the Company shared space with an affiliate.

     PURCHASE COMMITMENTS:

     The Company has agreements with Rockwell International Corp. and Kopin Corporation to purchase specialized components necessary to produce the Mobile Assistant(R). Failure of any of these parties to comply with the terms and conditions of existing agreements could adversely affect the Company's performance.

     PATENTS:


     The Company considers its patents, trade secrets, and other intellectual property and other proprietary information to be important to its business prospects. In September 1995, the Company received a notification from the Patent Office entitled "office action in re-examination" which indicated that the Company's claims under its existing patent for the Mobile Assistant(R) were subject to re-examination and had been preliminary rejected. Based upon the advice of its patent counsel, who also is a director of the Company, the Company believes that the re-examination will not result in any adverse action with respect to the patent. In October 1995, the Company filed a patent application covering additional embodiments and extensions of the technologies used in the Mobile Assistant(R).


10.  RELATED PARTY TRANSACTIONS:

     Since December 1992, the Company has had various business relationships with Tech International, Inc. ("Tech International"), and since 1994, with Tech Virginia.

     Tech International's principal stockholder is a stockholder and a director of the Company and a shareholder of Tech Virginia.

     Tech International operates a computer software and consulting business. Until December 30, 1994, Tech International's Virginia operations were conducted through its Virginia division. On December 30, 1994, Tech International spun-off the Virginia division (the "Spin-Off ") as Tech Virginia. Certain of the Company's stockholders are officers, directors and shareholders of Tech Virginia.

     From December 1992 until December 1994, the Company utilized, on a fee basis, a portion of the office facilities and certain personnel, office support and equipment of Tech International's Virginia division.

                      XYBERNAUT CORPORATION AND AFFILIATE

10.  RELATED PARTY TRANSACTIONS, CONTINUED:
     As part of the Spin-Off, Tech Virginia assumed approximately $45,000 of net receivables owed by the Company for office and personnel support which have been eliminated in combination. On December 31, 1994, Tech Virginia forgave those receivables and agreed to provide six months of free consulting services to the Company in exchange for serving as the Company's principal VAR and Small Business contracting agent for federal government contract accounts. The Company converted approximately $45,000 of the net payables balance to equity as of December 31, 1994.

     On December 30, 1994, the Company received an option to purchase Tech Virginia for $50,000. This option expires on July 1, 1998. The Company has notified Tech Virginia that it intends to exercise the option concurrent with the closing of the contemplated initial public offering.

     In April 1995 a shareholder exercised an option to purchase 510,000 shares of Class A Common Stock directly from the Company's President and majority stockholder under an agreement dated February 28, 1994. These shares were purchased at $0.05 per share.


     In 1993, three employees assigned to the Company all of their right, title and interest in and to a patent in consideration for 900,000 shares of Class A Common Stock and $22,500 in cash.


     The Company uses a director of the Company as its Patent Counsel. The Company paid or issued stock of the following amounts in connection with work performed by Patent Counsel:

    YEARS ENDED MARCH               NINE MONTHS ENDED
           31,                         DECEMBER 31,
    ------------------         ----------------------------
     1994       1995                               1995
    -------    -------             1994        ------------
                               ------------
                               (UNAUDITED)
    $28,865    $16,844           $ 15,710        $  135,904

     CONVERSION OF DEBT AND PAYABLES:

     On December 30, 1994, the Company agreed with three existing shareholders to contribute $103,994 of outstanding loan balances. For financial statement purposes, the amounts were assumed to be additional paid-in capital.

11.  CONCENTRATION OF CREDIT RISK ARISING FROM CASH DEPOSITS:

     The Company maintains cash balances at a financial institution located in Virginia. The accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000. As of March 31, 1995, the Company's exposure for uninsured cash balances was approximately $50,000.

12.  SUPPLEMENTAL CASH FLOW DISCLOSURES:

     During 1995, the Company incurred a note payable of $150,500 related to costs in issuing $1,505,000 of debentures.


     During 1995, the Company issued $194,341 in Class B common stock and stock options in exchange for services provided.


     During 1995, Tech International contributed approximately $13,000 of furniture, fixtures and equipment to Tech Virginia.

                      XYBERNAUT CORPORATION AND AFFILIATE

12.  SUPPLEMENTAL CASH FLOW DISCLOSURES, CONTINUED:

     During the nine months ended December 31, 1995, the Company issued $103,725 of Class B common stock for services provided in connection with patents and $670,990 of Class B common stock for other services and incentives.


13.  SUBSEQUENT EVENTS:

     SALES OF DEBENTURES:


     On April 16, 1996, the Company sold $1,000,000 principal amount of 7% Convertible Debentures due in 1997 (the "Debentures") and incurred fees and expenses of approximately $140,000 in a private placement. The Debentures will convert into common stock upon the Company's successful IPO. The rate of conversion will be one share of common stock and one warrant to purchase a share of common stock at $9.00 for every $1.75 of principal and accrued interest.



     The accompanying unaudited combined December 31, 1995 pro forma balance sheet was prepared assuming the private placement had been completed as of December 31, 1995; it does not assume the debentures had been converted to common stock since the conversion will not occur unless the public offering closes. The summarized effect of all pro forma adjustments are as follows:



                                                  DEBENTURE                       DEBENTURE
                                                   ISSUANCE       PRO FORMA       CONVERSION      PRO FORMA
                                                  PRO FORMA      DECEMBER 31,     PRO FORMA      DECEMBER 31,
                                 DECEMBER 31,    ADJUSTMENTS         1995        ADJUSTMENTS         1995
                                     1995        (UNAUDITED)     (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
                                 ------------    ------------    ------------    ------------    ------------
Assets........................    $1,393,538      $ 1,140,000     $2,533,538      $  (336,542)    $2,196,996
Liabilities...................     2,486,491        1,140,000      3,626,491       (2,505,000)     1,121,491
Stockholders' equity
  (deficit)...................    (1,092,953)                     (1,092,953)       2,168,458      1,075,505


     RECAPITALIZATION:


     On January 25, 1996, the shareholders of Computer Products & Services, Inc. approved the exchange of their common stock for shares of Xybernaut Corporation, a Delaware Corporation, on a one for one basis to change the Company name and reincorporate in the State of Delaware. All references in the combined financial statements, including the number of shares and per share amounts, have been retroactively adjusted. Additionally, 30,000,000 shares of common stock and 5,000,000 shares of preferred stock of Xybernaut Corporation have been authorized. No such shares were issued or outstanding at December 31, 1995. The Company expects to complete this exchange prior to the completion of the contemplated initial public offering.


     PROPOSED PUBLIC OFFERING (UNAUDITED):


     The Company has entered into a Letter of Intent with an underwriter for a public offering of up to 2,300,000 units which consists of one share of common stock and one warrant to purchase one share of the Company's common stock.



     At the completion of the offering, the underwriter will receive an option to purchase 200,000 units at a price equal to 120% of the unit offering price per unit during a period of four years commencing one year from the date of the Prospectus.


     In connection with this offering, the Company's stockholders have been required to deposit an aggregate of 1,800,000 shares of Common Stock of the Company in an escrow account (escrowed shares). The

                      XYBERNAUT CORPORATION AND AFFILIATE

13.  SUBSEQUENT EVENTS, CONTINUED:

Common Stock in the escrow account will be subject to release to such stockholders in increments over a three year period only in the event the Company's gross revenues and earnings (loss) per share for the twelve month periods ending September 30, 1997, 1998 and 1999 equal or exceed performance targets. If the performance targets are not met in any of the twelve month periods ending September 30, 1997, 1998, or 1999, the escrowed shares will be returned to the Company. In addition to the foregoing, all escrowed shares will be released to the shareholders if certain stock price targets are met.


     STOCK OPTION PLAN:

     On April 18, 1996, the Board of Directors approved, effective January 1, 1996, the Company's 1996 Omnibus Stock Incentive Plan (the "Plan"). Under the Plan, the Company has reserved 650,000 shares of common stock for issuance of both incentive and non-qualified options.

                      XYBERNAUT CORPORATION AND AFFILIATE



                            COMBINED BALANCE SHEETS


                                  (UNAUDITED)



                                                                                      PRO FORMA
                                                                                    MARCH 31, 1996
                            ASSETS                                MARCH 31, 1996    --------------
                                                                  --------------       (NOTE 4)
Current Assets:
  Cash.........................................................    $    191,031      $  1,191,031
  Accounts Receivable..........................................         128,621           128,621
  Inventories..................................................         195,663           195,663
  Prepaid and other current assets.............................          21,140            21,140
                                                                  --------------    --------------
          Total current assets.................................         536,455         1,536,455
                                                                  --------------    --------------
Fixed Assets:
  Property and equipment.......................................         168,995           168,995
  Less accumulated depreciation................................          87,716            87,716
                                                                  --------------    --------------
                                                                         81,279            81,279
                                                                  --------------    --------------
Debenture issuance costs, net of accumulated amortization of
  $70,900......................................................         151,138           291,138
Patent costs, net of accumulated amortization of $42,404.......         186,623           186,623
Other..........................................................         137,760           137,760
                                                                  --------------    --------------
                                                                         39,987           574,778
                                                                  --------------    --------------
          Total Assets.........................................    $  1,093,255      $  2,233,255
                                                                   ============      ============
        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
  Current portion of deferred licensing revenue................    $     60,000      $     60,000
  Notes payable................................................         266,094           386,094
  Accounts payable.............................................         406,305           426,305
  Accrued expenses.............................................         339,230           339,230
                                                                  --------------    --------------
          Total current liabilities............................       1,071,629         1,211,629
                                                                  --------------    --------------
Long-term liabilities:
  Deferred licensing revenue...................................         235,000           235,000
  Notes and loans payable......................................          70,965            70,965
  Debentures...................................................       1,505,000         2,505,000
                                                                  --------------    --------------
          Total long-term liabilities..........................       1,810,965         2,810,965
                                                                  --------------    --------------
          Total liabilities....................................       2,882,594         4,022,594
                                                                  --------------    --------------
Commitments and contingencies
Stockholders' equity (deficit):
  Common stock.................................................         103,731           103,731
  Additional paid-in capital...................................       2,340,657         2,340,657
  Accumulated deficit..........................................      (4,233,727)       (4,233,727)
                                                                  --------------    --------------
                                                                     (1,789,339)       (1,789,339)
                                                                  --------------    --------------
          Total liabilities and stockholders' equity
            (deficit)..........................................    $  1,093,255      $  2,233,255
                                                                   ============      ============



                  The accompanying notes are an integral part


                     of the combined financial statements.

                      XYBERNAUT CORPORATION AND AFFILIATE



                       COMBINED STATEMENTS OF OPERATIONS


                                  (UNAUDITED)



                                                                      THREE MONTHS ENDED MARCH
                                                                                31,
                                                                     --------------------------
                                                                        1995            1996
                                                                     ----------      ----------
Revenue:
  Product sales and leases........................................   $   26,130      $  299,888
  Consulting......................................................          944          15,483
                                                                     ----------      ----------
Total revenues....................................................       27,074         315,371
Cost of sales.....................................................       25,757         228,289
                                                                     ----------      ----------
          Gross margin............................................        1,317          87,082
                                                                     ----------      ----------
Operating expenses:
  Sales and marketing.............................................       56,443         114,010
  General and administrative......................................      283,736         449,685
  Research and development........................................      112,064         205,886
                                                                     ----------      ----------
          Total operating expenses................................      452,243         769,580
                                                                     ----------      ----------
Interest income (expense).........................................          283         (16,888)
                                                                     ----------      ----------
          Net loss................................................   $  450,643      $  699,386
                                                                      =========       =========
Net loss per common and common equivalents share..................   $    (0.04)     $    (0.06)
                                                                      =========       =========
Weighted average number of common and common equivalent shares
  outstanding.....................................................   11,715,505      11,803,618
                                                                      =========       =========



                  The accompanying notes are an integral part


                     of the combined financial statements.

                      XYBERNAUT CORPORATION AND AFFILIATE



                 COMBINED STATEMENT OF STOCKHOLDERS' (DEFICIT)


                   FOR THE THREE MONTHS ENDED MARCH 31, 1996


                                  (UNAUDITED)



                           COMMON STOCK         COMMON STOCK          COMMON STOCK
                          TECH VIRGINIA        CLASS A SHARES        CLASS B SHARES
                        ------------------   -------------------   ------------------   ADDITIONAL
                        NUMBER OF            NUMBER OF             NUMBER OF              PAID-IN     ACCUMULATED
                         SHARES     AMOUNT    SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL       DEFICIT         TOTAL
                        ---------   ------   ---------   -------   ---------   ------   -----------   ------------   ------------
Balance, December 31,
  1995................     300        $3     9,867,326   $98,673    504,863    $5,049   $ 2,337,663   $(3,534,341)   $ (1,092,953)
                                      --
                           ---               ---------   -------   ---------   ------   -----------   ------------   ------------
Shares issued for
  services and
  incentives..........                                                  600        6          2,994                         3,000
Net loss..............                                                                                   (699,386)       (699,386)
                                      --
                           ---               ---------   -------   ---------   ------   -----------   ------------   ------------
Balance, March 31,
  1996................     300        $3     9,867,326   $98,673    505,463    $5,055   $ 2,340,657   $(4,233,727)   $ (1,789,339)
                        ==========  =======  ==========  ========  ==========  =======   ==========   ============   ============



                  The accompanying notes are an integral part


                     of the combined financial statements.

                      XYBERNAUT CORPORATION AND AFFILIATE



                       COMBINED STATEMENTS OF CASH FLOWS


                                  (UNAUDITED)



                                                                      THREE MONTHS ENDED MARCH
                                                                                31,
                                                                      ------------------------
                                                                        1995           1996
                                                                      ---------      ---------
Cash flows from operating activities:
  Net loss.........................................................   $(450,643)     $(699,386)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization.................................      12,423         71,406
     Noncash charges for stock and options issued for services.....      67,221          3,000
     (Increase) decrease in assets:
       Inventories.................................................       2,711         54,287
       Accounts receivable.........................................      (5,796)       (37,896)
       Other current assets........................................      (2,873)          (523)
       Other assets................................................                     (7,554)
     Increase in liabilities:
       Accounts payable and accrued expenses.......................      47,870        100,468
       Deferred licensing revenue..................................                    295,000
                                                                      ---------      ---------
          Net cash used in operating activities....................    (329,087)      (221,198)
                                                                      ---------      ---------
Cash flows from investing activities:
  Acquisition of property and equipment............................        (300)        (4,685)
  Acquisition of patents and related costs.........................                    (13,444)
                                                                      ---------      ---------
          Net cash used in investing activities....................        (300)       (18,129)
                                                                      ---------      ---------
Cash flows from financing activities:
  Proceeds from:
     Issuance of stock.............................................     396,000
     Notes payable.................................................                     50,635
  Payment of notes payable.........................................                    (50,000)
  Common stock issuance costs......................................     (41,758)
  Deferred offering costs..........................................                    (78,943)
                                                                      ---------      ---------
          Net cash provided by (used in) financing activities......     354,242        (78,308)
                                                                      ---------      ---------
Net increase (decrease) in cash....................................      24,855       (317,635)
Cash, beginning of period..........................................     124,205        508,666
                                                                      ---------      ---------
Cash, end of period................................................   $ 149,060      $ 191,031
                                                                      =========      =========



                  The accompanying notes are an integral part


                     of the combined financial statements.

                      XYBERNAUT CORPORATION AND AFFILIATE



                     NOTES TO COMBINED FINANCIAL STATEMENTS



1.  ORGANIZATION AND BUSINESS ACTIVITY:



     THE COMPANY:



     Since the commencement of operations in November 1992 Xybernaut Corporation (the "Company") has engaged in the research development and commercialization of products intended to bridge the widening gap between people and knowledge. The first product to be commercialized by the Company is the proprietary portable computer technology and related software applications embodied in its Mobile Assistant(R) product. Additional software products are planned for use on the Mobile Assistant(R) and other personal computers.



     During the year ended March 31, 1995, the Company obtained $996,000 of equity financing through private placements of common stock. Additional financing of $1,505,000 and $1,000,000 was received in November 1995 and April 1996 from the issuance of 7% convertible debentures, due 1997. The Company is attempting to sell shares of its common stock through an initial public offering. However, there can be no assurance that the Company's business will develop as anticipated by management or that additional financing will be available. The combined financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern.



     The Company was a development stage enterprise through March 31, 1995. Subsequently, the Company has commenced principal operations and, accordingly, these financial statements are not presented in compliance with Statement of Financial Accounting Standard No. 7 which describes the financial presentation for development stage enterprises.



2.  BASIS OF PRESENTATION:



     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been reflected herein. For further information, refer to the financial statements and footnotes thereto for the year ended March 31, 1995 and 1994 and for the nine months ended December 31, 1995 included elsewhere herein. Results of operations for the three months ended March 31, 1996 are not necessarily indicative of results of operations expected for the full year.



3.  STOCKHOLDERS' EQUITY:



     OUTSTANDING COMMON STOCK:



     The Company and its affiliate's outstanding common stock is summarized below:



                                                                                   NUMBER OF SHARES
                                                                     NUMBER OF        ISSUED AND
                                                      PAR VALUE       SHARES          OUTSTANDING
                                                      PER SHARE     AUTHORIZED      MARCH 31, 1996
                                                      ----------    -----------    -----------------
    Xybernaut
      Common Stock.................................    $   0.01      30,000,000        10,372,789
      Preferred Stock..............................    $ no par       5,000,000                --
    Tech International of Virginia, Inc............    $   0.01           1,500               300

                      XYBERNAUT CORPORATION AND AFFILIATE



               NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED



3.  STOCKHOLDERS' EQUITY, CONTINUED:


     RECAPITALIZATION:



     On January 25, 1996, the shareholders of Computer Products & Services, Inc. approved an exchange of their common stock for shares of Xybernaut Corporation, a Delaware Corporation, on a one-for-one basis to change the Company name and reincorporate in the State of Delaware.



4.  LICENSING AGREEMENT



     In March 1996, the Company entered into a non-exclusive five-year licensing agreement with Rockwell International. Pursuant to this agreement, the Company received an initial payment of $300,000 which has been recorded as deferred licensing revenue and is being recognized as revenue on a straight-line basis over the five year term.



5.  SUBSEQUENT EVENTS:



     SALES OF DEBENTURES:



     On April 16, 1996, the Company sold $1,000,000 principal amount of 7% Convertible Debentures due in 1997 (the "Debentures") and incurred fees and expenses of approximately $140,000 in a private placement. The Debentures will convert into common stock upon the Company's successful IPO. The rate of conversion will be one share of common stock and one warrant to purchase a share of common stock at $9.00 for every $1.75 of principal and accrued interest.



     The accompanying unaudited combined March 31, 1996 pro forma balance sheet was prepared assuming the private placement had been completed as of March 31, 1996; it does not assume the debentures had been converted to common stock since the conversion will not occur unless the public offering closes. The summarized effect of all pro forma adjustments are as follows:



                                                   DEBENTURE                      DEBENTURE
                                                    ISSUANCE       PRO FORMA      CONVERSION     PRO FORMA
                                    MARCH 31,      PRO FORMA       MARCH 31,      PRO FORMA      MARCH 31,
                                      1996        ADJUSTMENTS        1996        ADJUSTMENTS        1996
                                   -----------    ------------    -----------    ------------    ----------
Assets..........................   $ 1,093,255     $ 1,140,000    $ 2,233,255    $   (291,138)   $1,942,117
Liabilities.....................     2,882,594       1,140,000      4,022,594      (2,505,000)    1,517,594
Stockholders' equity
  (deficit).....................    (1,789,339)                    (1,789,339)      2,213,862       424,523

Back: Comparison pictures of technical tasks being performed in a traditional manner (i.e. without the Mobil Assistant) and with the Mobil Assistant by fewer personnel. Additional pictures of a military technician performing maintenance on a helicopter using the Mobil Assistant.

- ------------------------------------------------------
- ------------------------------------------------------
- ------------------------------------------------------
- ------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
Prospectus Summary....................     3
Risk Factors..........................     6
Use of Proceeds.......................    13
Dilution..............................    15
Capitalization........................    16
Selected Financial Data...............    17
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    18
Business..............................    23
Management............................    36
Principal Stockholders................    42
Certain Transactions..................    44
Description of Securities.............    46
Shares Eligible for Future Sale.......    49
Underwriting..........................    50
Legal Matters.........................    51
Experts...............................    52
Additional Information................    52
Index to Financial Statements.........


     UNTIL             , 1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                2,000,000 UNITS


                                   XYBERNAUT
                                  CORPORATION

                                 CONSISTING OF

                                2,000,000 SHARES

                                OF COMMON STOCK
                                      AND

                              2,000,000 REDEEMABLE

                                    WARRANTS

                            ------------------------

                                   PROSPECTUS

                            ------------------------
                                ROYCE INVESTMENT
                                  GROUP, INC.


                         KENSINGTON WELLS INCORPORATED

                                            , 1996

- ------------------------------------------------------
- ------------------------------------------------------
- ------------------------------------------------------
- ------------------------------------------------------

                                    PART II

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to the Certificate of Incorporation of the Company, as amended from time to time (the "Certificate of Incorporation") (Exhibit 3.1) and the Indemnification Agreement to be entered into with the Registrant's directors and officers (Exhibit. 10.2).

     Pursuant to the provisions of the Delaware General Corporation Law, the Company has adopted provisions in its Certificate of Incorporation which provide that directors of the Company shall not be personally liable for monetary damages to the Company or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of (i) a breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) an act related to the unlawful stock repurchase or payment of a dividend under Section 174 of Delaware General Corporation Law, and (iv) transactions from which the director derived an improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.


     The Company's Certificate of Incorporation also authorizes the Company to indemnify its officers, directors and other agents, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law. The Company intends to enter into separate indemnification agreements with its directors and officers which may, in some cases, be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.


     At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened or proceeding which may result in a claim for such indemnification.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. See Item 28, "Undertakings."

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the approximate expenses (other than the underwriting discount and commission) expected to be incurred in connection with the issuance and distribution of the securities being registered.


        SEC Registration Fee...........................................   $ 17,456.16
        NASD Fee.......................................................      4,872.78
        NASDAQ Fee.....................................................     10,000.00
        Representative's Non-Accountable Expense Allowance.............    300,000.00
        Representative's Consulting Fee................................    100,000.00
        Printing and Engraving Expenses................................     60,000.00
        Legal Fees and Expenses........................................    200,000.00
        Accounting Fees and Expenses...................................    120,000.00
        Blue Sky Fees and Expenses.....................................     30,000.00
        Miscellaneous..................................................      7,671.00
                                                                          -----------
                  TOTAL................................................   $849,999.94
                                                                           ==========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     (a) The Company has made the following sales of its Common Stock within the past three years to the following persons for the cash or other consideration indicated, which sales were not registered under the Securities Act.


                                                                   CONSIDERATION
                                                  DATE OF     -----------------------
                       NAME                       ISSUANCE      TOTAL       PER SHARE    # SHARES
    -------------------------------------------   --------    ----------    ---------    ---------
    Keith P. Hicks, Esq.(1)....................    7-10-94    $   39,360      $0.12        328,000
    Michael Jenkins(2).........................    8-19-94        17,395       0.12        144,960
    Steven A. Newman, M.D.(1)(2)...............    8-19-94        98,626       0.12        821,880
    Grace Murphy(2)............................    8-19-94         1,500       0.12         12,500
    Charles McCarthy(2)........................    8-19-94         1,500       0.12         12,500
    James J. Ralabate, Esq.(1)(2)..............    8-19-94         3,000       0.12         25,000
    Martin Cohen(2)............................    8-19-94        49,488       0.12        412,400
    Gil Christian(2)...........................    8-19-94        17,395       0.12        144,960
    Eugene J. Amobi(1)(2)......................    8-19-94        36,000       0.12        300,000
    John F. Moynahan(1)(2).....................    10-3-94         1,200       0.12         10,000
    Nidus Enterprises..........................    2-24-95       600,000       6.00        100,000
    Luethi IRA.................................    2-24-95        36,000       6.00          6,000
    Kleingartner...............................    2-24-95         6,000       6.00          1,000
    Duessel Trust..............................    2-24-95        24,000       6.00          4,000
    Behan IRA..................................    2-24-95        12,000       6.00          2,000
    Behan......................................    2-24-95        12,000       6.00          2,000
    Henderson Trust............................    2-24-95        12,000       6.00          2,000
    Luethi.....................................    3-14-95        24,000       6.00          4,000
    Gerald J. Olivet...........................     5-1-95        60,000       6.00         10,000
    Summa Inc..................................     5-1-95       150,000       6.00         25,000
    Salyer Trust...............................     5-1-95        60,000       6.00         10,000
    Veritas Offshore...........................     5-1-95       150,000       6.00         25,000
    Gerald J. Olivet...........................     8-8-95        12,504       6.00          2,084
    Andrew Heller(2)...........................     8-8-95       500,000       5.00        100,000
    John W. Saunders(2)........................     8-8-95         6,265       5.00          1,253
    James J. Ralabate, Esq.(1)(2)..............     8-8-95       125,000       5.00         25,000
    Lt. Gen. Harry E. Soyster (Ret.)(1)(2).....     8-8-95       125,000       5.00         25,000
    Nathaniel T. Harris, Jr....................     8-8-95        24,972       6.00          4,162
    Georgia A. Ross............................     8-8-95        60,000       6.00         10,000
    Kevin Friel(2).............................   12-31-95         4,165       5.00            833
    John W. Saunders(2)........................   12-31-95         6,785       5.00          1,357
    Chris Chinnock(2)..........................   12-31-95         6,000       5.00          1,200
    Chris Chinnock(2)..........................    3-31-96         3,000       5.00            600
    John W. Williams(2)........................    4-29-96        50,000       5.00         10,000
    Jen Que Louis(2)...........................     6-6-96        25,000       5.00          5,000
                                                              ----------                 ---------
              TOTAL............................               $2,360,155                 2,589,689
                                                              ==========                 =========


- ---------------
(1) Director or officer.

(2) Received as compensation for services.

     (b) The Company has made the following sales of the Debentures within the past three years to the following persons for the cash or other consideration indicated, which sales were not registered under the Securities Act.


                                                                   CONSIDERATION
                                                              -----------------------
                                                  DATE OF                      PER       NUMBER OF
                       NAME                       ISSUANCE      TOTAL       DEBENTURE    DEBENTURES
    -------------------------------------------   --------    ----------    ---------    ---------
    Jacqueline L. Towell.......................   11-16-95    $   50,000     $50,000           1
    Noord Holdings, Ltd. ......................   11-16-95       300,000      50,000           6
    Keith J. Burns.............................   11-16-95       150,000      50,000           3
    Ashdown Holdings Limited...................   11-16-95       330,000      50,000         6.6
    Medway Investments, Ltd. ..................   11-16-95       325,000      50,000         6.5
    Northwest Holdings, Ltd. ..................   11-16-95       300,000      50,000           6
    Victor J. Lombardi.........................   11-16-95        50,000      50,000           1
    Victor J. Lombardi.........................    4-16-96        50,000      50,000           1
    Elono Portfolio S.A. ......................    4-16-96       500,000      50,000          10
    Planate Generale S.A. .....................    4-16-96       450,000      50,000           9
                                                              ----------                 --------
              TOTAL............................               $2,505,000                    50.1
                                                              ==========                 ========


     All the foregoing sales were made to individuals who, or entities which, had access to information enabling them to evaluate the merits and risks of the investment by virtue of their relationship to the Company or their economic bargaining power.

     The Company relied on Rule 505 and Section 4(2) of the Securities Act for the exemption from the registration requirements of such Act and made sales solely to accredited investors. Each investor was furnished with information concerning the operations of the Company and each had the opportunity to verify the information supplied. Additionally, the Company obtained a signed representation from each of the foregoing persons of his or her intent to acquire the Common Stock of the Company for the purpose of investment only, and not with a view toward the subsequent distribution thereof; each of the certificates representing the Common Stock issued to the foregoing persons has been stamped with a legend restricting transfer of the Common Stock represented thereby, and the Company will issue stop transfer instructions to Continental Stock Transfer & Trust Company, the Transfer Agent for the Common Stock of the Company, concerning all the certificates representing the Common Stock of the Company issued and outstanding as represented by the foregoing table.

ITEM 27.  EXHIBITS.


                                                                                             PAGE
                                                                                            -----
   1.1      Form of Underwriting Agreement.**
   1.2      Form of Financial Consulting Agreement between the Company and the
            Representative.**
   1.3      Form of Selected Dealers Agreement.**
   3.1      Certificate of Incorporation of the Company.**
   3.2      Bylaws of the Company.**
   4.1      Warrant Exercise Fee Agreement.**
   4.2      Form of Forfeiture Escrow.*
   4.3      Form of Unit Purchase Option between the Company and the Representative.**
   4.4      Form of specimen certificate for Units.***
   4.5      Form of specimen certificate for Common Stock.***
   4.6      Form of specimen certificate for Warrants.***
   4.7      Form of Warrant Agreement among the Company, the Representative, and the
            Warrant Agent.**
   4.8      Form of Debenture.**
   5.1      Opinion of Baker & Hostetler re legality.***

                                                                                             PAGE
                                                                                             -----
  10.1      December 31, 1994 Acquisition Agreement between the Company and Tech
            Virginia.**
  10.2      Form of Indemnification Agreement to be entered into between the Company and each officer and director of the Company.*
  10.3      Form of Employment Agreement between the Company and Edward G. Newman.*
  10.4      Form of Employment Agreement between the Company and John F. Moynahan.*
  10.5      November 30, 1994 Lease Agreement between Hyatt Plaza Limited Partnership and the Company.**
  10.6      March 22, 1996 Month-to-Month Tenancy Agreement between the Company and The
            Original Tollhouse Historical Preservation Company.**
  10.7      October 27, 1994 Residential Deed of Lease between the Company and Frank E.
            and Heather H. Moxley.**
  10.8      June 10, 1994 Rockwell International Corporation contract.**
  10.9      January 5, 1995 Kopin Corporation contract.**
  10.10     June 19, 1995 License Agreement for Mobile Inspector(TM) software.**
  10.11     1996 Omnibus Stock Incentive Plan.**
  10.12     May 5, 1995 Consulting Agreement with Andrew Heller.**
  10.13     November 20, 1995 Consulting Agreement with CMC Services.**
  10.14     Form of Consulting Agreement with Victor J. Lombardi.*
  10.15     March 29, 1996 License Agreement with Rockwell International Corporation
            (supersedes redacted version filed previously).*
  10.16     Interim 90-Day Agreement with Kopin Corporation.*
  10.17     December 7, 1995 Multicosm Ltd. software licensing agreement.*
  10.18     April 4, 1996 Electronic Surveillance Technologies Corporation VAR agreement.*
  10.19     January 22, 1996 FC Imaging, Inc. VAR agreement.*
  10.20     Form of Consulting Agreement with Steven A. Newman.*
  10.21     June 18, 1996 NeuroSystems Europe Limited VAR agreement.*
  23.1      Consent of Baker & Hostetler (included in Exhibit 5.1).***
  23.2      Consent of Coopers & Lybrand L.L.P.*
  24.1      Power of Attorney (included in signature page hereto).**


- ---------------

  * Filed herewith.


 ** Filed previously.


*** To be filed by Amendment.


ITEM 28.  UNDERTAKINGS.

     (1) The undersigned registrant hereby undertakes that it will:

          (a) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

             (iii) Include any additional or changed material information on the plan of distribution.

          (b) For determining liability under the Securities Act, that each post-effective amendment as a new registration statement of the securities offered, and this Offering of the securities at that time to be the initial bona fide Offering.

          (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of this Offering.

     (2) The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (4) The undersigned registrant hereby undertakes that it will:

          (a) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

          (b) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and this Offering of such securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to the Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax,
Commonwealth of Virginia, on June        , 1996.


                                          XYBERNAUT CORPORATION

                                          By:      /s/ EDWARD G. NEWMAN
                                            ------------------------------------
                                            Edward G. Newman
                                            Chairman, Chief Executive Officer
                                              and President

                                            (Principal Executive Officer)



                                          By:      /s/ JOHN F. MOYNAHAN


                                            ------------------------------------

                                            John F. Moynahan


                                            Vice President, Chief Financial
                                              Officer and Treasurer


                                            (Principal Accounting Officer)



     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following
persons in the capacities indicated as of June        , 1996.



               SIGNATURE                                TITLE
- ----------------------------------------   --------------------------------

                   *                       President, Chief Executive
- ----------------------------------------     Officer, Chairman of the Board
            EDWARD G. NEWMAN                 of Directors and a Director
                                             (Principal Executive Officer)

                   *                       Vice President, Chief Financial
- ----------------------------------------     Officer, Treasurer and a
            JOHN F. MOYNAHAN                 Director
                                             (Principal Accounting Officer)

                   *                       Director
- ----------------------------------------
    LT. GEN. HARRY E. SOYSTER (RET.)

                   *                       Secretary and a Director
- ----------------------------------------
        JAMES J. RALABATE, ESQ.

                   *                       Director
- ----------------------------------------
           KEITH HICKS, ESQ.

                   *                       Director
- ----------------------------------------
         STEVEN A. NEWMAN, M.D.

               SIGNATURE                                TITLE
- ----------------------------------------   --------------------------------

                   *                       Director
- ----------------------------------------
           PHILLIP E. PEARCE

                   *                       Director
- ----------------------------------------
             JACQUES REBIBO

                   *                       Director
- ----------------------------------------
              EUGENE AMOBI

     BY:  EDWARD G. NEWMAN
- ----------------------------------------
            Edward G. Newman
            Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT NO.                                  DESCRIPTION                                  PAGE NO.
- -----------    ------------------------------------------------------------------------   ---------
    1.1        Form of Underwriting Agreement.**.......................................
    1.2        Form of Financial Consulting Agreement between the Company and the
               Representative.**.......................................................
    1.3        Form of Selected Dealers Agreement.**...................................
    3.1        Certificate of Incorporation of the Company.**..........................
    3.2        Bylaws of the Company.**................................................
    4.1        Warrant Exercise Fee Agreement.**.......................................
    4.2        Form of Forfeiture Escrow.*.............................................
    4.3        Form of Unit Purchase Option between the Company and the
               Representative.**.......................................................
    4.4        Form of specimen certificate for Units.***..............................
    4.5        Form of specimen certificate for Common Stock.***.......................
    4.6        Form of specimen certificate for Warrants.***...........................
    4.7        Form of Warrant Agreement among the Company, the Representative, and the
               Warrant Agent.**........................................................
    4.8        Form of Debenture.**....................................................
    5.1        Opinion of Baker & Hostetler re legality.***............................
   10.1        December 31, 1994 Acquisition Agreement between the Company and Tech
               Virginia.**.............................................................
   10.2        Form of Indemnification Agreement to be entered into between the Company and each officer and director of the Company.*..........................
   10.3        Form of Employment Agreement between the Company and Edward G.
               Newman.*................................................................
   10.4        Form of Employment Agreement between the Company and John F.
               Moynahan.*..............................................................
   10.5        November 30, 1994 Lease Agreement between Hyatt Plaza Limited
               Partnership and the Company.**..........................................
   10.6        March 22, 1996 Month-to-Month Tenancy Agreement between the Company and
               The Original Tollhouse Historical Preservation Company.**...............
   10.7        October 27, 1994 Residential Deed of Lease between the Company and Frank
               E. and Heather H. Moxley.**.............................................
   10.8        June 10, 1994 Rockwell International Corporation contract.**............
   10.9        January 5, 1995 Kopin Corporation contract.**...........................
   10.10       June 19, 1995 License Agreement for Mobile Inspector(TM)software.**.....
   10.11       1996 Omnibus Stock Incentive Plan.**....................................
   10.12       May 5, 1995 Consulting Agreement with Andrew Heller.**..................
   10.13       November 20, 1995 Consulting Agreement with CMC Services.**.............
   10.14       Form of Consulting Agreement with Victor J. Lombardi.*..................
   10.15       March 29, 1996 License Agreement with Rockwell International Corporation
               (supersedes redacted version filed previously).*........................
   10.16       Interim 90-Day Agreement with Kopin Corporation.*.......................
   10.17       December 7, 1995 Multicosm Ltd. software licensing agreement.*..........
   10.18       April 4, 1996 Electronic Surveillance Technologies Corporation VAR
               agreement.*.............................................................
   10.19       January 22, 1996 FC Imaging, Inc. VAR agreement.*.......................
   10.20       Form of Consulting Agreement with Steven A. Newman.*....................
   10.21       June 18, 1996 NeuroSystems Europe Limited VAR agreement.*...............
   23.1        Consent of Baker & Hostetler (included in Exhibit 5.1).***..............
   23.2        Consent of Coopers & Lybrand L.L.P.*....................................
   24.1        Power of Attorney (included in signature page hereto).**................


- ---------------

  * Filed herewith.


 ** Filed previously.


*** To be filed by Amendment.